     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2001


                                                      REGISTRATION NO. 333-54772
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                        FINANCIAL INDUSTRIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                             ---------------------

             TEXAS                             6719                          74-2126975
(State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)          Identification No.)

                             ---------------------

                                                                  JAMES M. GRACE
                                                           VICE PRESIDENT AND TREASURER
      6500 RIVER PLACE BLVD., BUILDING ONE             6500 RIVER PLACE BLVD., BUILDING ONE
              AUSTIN, TEXAS 78730                              AUSTIN, TEXAS 78730
                 (512) 404-5000                                   (512) 404-5000
  (Address, Including Zip Code, and Telephone        (Name, Address, Including Zip Code, and
                     Number,                                        Telephone
 Including Area Code, of Registrant's Principal     Number, Including Area Code, of Agent for
                Executive Offices)                                   Service)

                             ---------------------

                                   Copies To:

              GLENN D. WEST, ESQ.                               THEODORE A. FLERON
           WEIL, GOTSHAL & MANGES LLP                 VICE PRESIDENT AND ASSISTANT SECRETARY
         100 CRESCENT COURT, SUITE 1300                6500 RIVER PLACE BLVD., BUILDING ONE
              DALLAS, TEXAS 75201                              AUSTIN, TEXAS 78730
                 (214) 746-7700                                   (512) 404-5000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon the effective time of the merger described in this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
           TO BE REGISTERED              REGISTERED(1)        PER SHARE(2)            PRICE(3)        REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.20 per
  share...............................     5,894,914            $10.281             $60,605,613            $15,152(4)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Financial Industries Corporation common stock to be issued in the merger described in this Registration Statement based upon (i) 5,209,013 shares of ILCO common stock issued as of January 30, 2001 (and not cancelled or retired or held directly by Financial Industries Corporation or InterContinental Life Corporation, which will be cancelled in connection with the merger described in this Registration Statement) and (ii) 150,000 shares of ILCO common stock issuable upon the exercise of options that are expected to be exercisable prior to the effective time of the merger, each exchanged at an exchange ratio of 1.1.
(2) Represents the quotient obtained by dividing the proposed maximum aggregate offering price by the number of shares of Financial Industries Corporation common stock registered hereby.
(3) Estimated in accordance with Rule 457(c) and (f), solely for the purpose of determining the registration fee.
(4) Of such registration fee, $15,152 was previously paid to the Securities and Exchange Commission.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.


THIS JOINT PROXY STATEMENT/PROSPECTUS, DATED APRIL 3, 2001, IS SUBJECT TO COMPLETION AND AMENDMENT


                        JOINT PROXY STATEMENT/PROSPECTUS

                    [FINANCIAL INDUSTRIAL CORPORATION LOGO]

                   MERGER PROPOSED -- YOUR VOTE IS IMPORTANT

                                                                          , 2001

Dear Financial Industries Corporation shareholder,

    The boards of directors of Financial Industries Corporation and InterContinental Life Corporation have approved, and the parties have entered into, a merger agreement that, subject to each company's shareholder approval, will result in ILCO Acquisition Company, a wholly-owned subsidiary of Financial Industries Corporation, being merged with and into InterContinental Life Corporation.

    In connection with the proposed merger, (1) Financial Industries Corporation will amend its articles of incorporation immediately prior to the effective time of the merger to increase the number of its authorized shares of common stock, and (2) shareholders of InterContinental Life Corporation (other than Financial Industries Corporation) will receive 1.1 shares of common stock of Financial Industries Corporation for each share of InterContinental Life Corporation common stock that they own at the time of the merger. All shares of InterContinental Life Corporation held by Financial Industries Corporation will be cancelled as a result of the merger. Financial Industries Corporation shareholders will continue to hold their shares of Financial Industries Corporation common stock after the merger. If the merger is completed, InterContinental Life Corporation shareholders (other than subsidiaries of InterContinental Life Corporation or Financial Industries Corporation) will
collectively own or be entitled to receive an aggregate of approximately   % of
the outstanding shares of Financial Industries Corporation following the merger.

    This joint proxy statement/prospectus is being sent to shareholders of each of Financial Industries Corporation and InterContinental Life Corporation in connection with the solicitation of proxies by their respective boards of directors for use at the special meetings of Financial Industries Corporation and InterContinental Life Corporation shareholders, each to be held on
           , 2001, to consider and to vote upon the merger-related proposals described in this joint proxy statement/prospectus. This joint proxy statement/prospectus also constitutes a prospectus with respect to the shares of Financial Industries Corporation common stock to be issued to InterContinental Life Corporation shareholders in the merger, including shares that may be issued in connection with the exercise of outstanding InterContinental Life Corporation stock options prior to the merger.

    AFTER CAREFUL CONSIDERATION, AND UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS CONSISTING OF DISINTERESTED DIRECTORS, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER ON SUBSTANTIALLY THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT AMONG FINANCIAL INDUSTRIES CORPORATION, INTERCONTINENTAL LIFE CORPORATION AND ILCO ACQUISITION COMPANY IS ADVISABLE AND IS FAIR TO, AND IN THE BEST INTERESTS OF, FINANCIAL INDUSTRIES CORPORATION AND ITS SHAREHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK IN THE MERGER AND THE RELATED AMENDMENT TO FINANCIAL INDUSTRIES CORPORATION'S ARTICLES OF INCORPORATION.

    The merger cannot be completed unless the holders of at least a majority of the outstanding shares of common stock of Financial Industries Corporation vote to approve the amendment to our articles of incorporation and a majority of the votes cast on the issuance of shares of common stock in the merger approve such issuance. We have scheduled a special meeting for you to vote on the merger-related proposals. YOUR VOTE IS VERY IMPORTANT.

    The meeting will be held on       ,       , 2001 at 10:00 a.m., local time,
at the principal offices of Financial Industries Corporation, 6500 River Place Blvd., Building One, Austin, Texas 78730.

    Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the issuance of shares of common stock in the merger and the amendment to the articles of incorporation. Your failure to return your proxy card will be considered a vote against the issuance of shares of common stock in the merger and the related amendment to Financial Industries Corporation's articles of incorporation. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person.

    Financial Industries Corporation common stock is currently quoted on the Nasdaq Stock Market's SmallCap Market under the symbol "FNIN." Financial Industries Corporation intends to have the shares of its common stock offered to InterContinental Life Corporation shareholders in connection with the merger approved for quotation on the Nasdaq Stock Market's National Market System.


    The enclosed joint proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. IN PARTICULAR, YOU SHOULD CONSIDER CAREFULLY THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 16 OF THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS. You may also obtain information about Financial Industries Corporation and InterContinental Life Corporation from documents that they have filed with the Securities and Exchange Commission. Some of these documents are incorporated by reference into the enclosed joint proxy statement/prospectus.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enclosed joint proxy statement/prospectus is dated            , 2001, and
was first mailed to the shareholders of Financial Industries Corporation and
InterContinental Life Corporation on or about            , 2001.

    Thank you for your cooperation.

                                        Sincerely,

                                        Roy F. Mitte
                                        Chairman, President and Chief Executive
                                        Officer

                                  [ILCO LOGO]

                   MERGER PROPOSED -- YOUR VOTE IS IMPORTANT

                                                                          , 2001

Dear InterContinental Life Corporation shareholder,

     The boards of directors of Financial Industries Corporation and InterContinental Life Corporation have approved, and the parties have entered into, a merger agreement that, subject to each company's shareholder approval, will result in ILCO Acquisition Company, a wholly-owned subsidiary of Financial Industries Corporation, being merged with and into InterContinental Life Corporation. The merger agreement provides that InterContinental Life Corporation shareholders will receive 1.1 shares of Financial Industries Corporation common stock for each share of InterContinental Life Corporation common stock that they own immediately before the merger.

     This joint proxy statement/prospectus is being sent to shareholders of each of Financial Industries Corporation and InterContinental Life Corporation in connection with the solicitation of proxies by their respective boards of directors for use at the special meetings of Financial Industries Corporation and InterContinental Life Corporation shareholders, each to be held on
            , 2001, to consider and to vote upon the merger-related proposals described in this joint proxy statement/prospectus. This joint proxy statement/prospectus also constitutes a prospectus with respect to the shares of Financial Industries Corporation common stock to be issued to InterContinental Life Corporation shareholders in the merger, including shares that may be issued in connection with the exercise of outstanding InterContinental Life Corporation stock options prior to the merger.

     AFTER CAREFUL CONSIDERATION, AND UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS CONSISTING OF DISINTERESTED DIRECTORS, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER ON SUBSTANTIALLY THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT AMONG FINANCIAL INDUSTRIES CORPORATION, INTERCONTINENTAL LIFE CORPORATION AND ILCO ACQUISITION COMPANY IS ADVISABLE AND IS FAIR TO, AND IN THE BEST INTERESTS OF, INTERCONTINENTAL LIFE CORPORATION AND ITS SHAREHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF MERGER CONTAINED IN THE MERGER AGREEMENT.

     The merger cannot be completed unless the holders of at least two-thirds of the outstanding shares of InterContinental Life Corporation common stock entitled to vote on such plan of merger approve it. We have scheduled a special meeting for you to vote on the plan of merger. YOUR VOTE IS VERY IMPORTANT.

     The meeting will be held on        ,        , 2001 at 11:00 a.m., local
time, at the principal offices of InterContinental Life Corporation, 6500 River Place Blvd., Building One, Austin, Texas 78730.

     Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of approval of the plan of merger. Your failure to return your proxy card will be considered a vote against approval of the plan of merger. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person.


     The enclosed joint proxy statement/prospectus provides you with detailed information about the proposed merger and about Financial Industries Corporation. We encourage you to read this entire document carefully. IN PARTICULAR, YOU SHOULD CONSIDER CAREFULLY THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 16 OF THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS. You may also obtain information about Financial Industries Corporation and InterContinental Life Corporation from documents that they have filed with the Securities and Exchange Commission. Some of these documents are incorporated by reference into the enclosed joint proxy statement/prospectus.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enclosed joint proxy statement/prospectus is dated             , 2001, and
was first mailed to the shareholders of Financial Industries Corporation and
InterContinental Life Corporation on or about             , 2001.

     Thank you for your cooperation.

                                            Sincerely,

                                            Roy F. Mitte
                                            Chairman, President and Chief
                                            Executive Officer

                        FINANCIAL INDUSTRIES CORPORATION
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------

                       TO BE HELD        ,        , 2001

To the Shareholders of Financial Industries Corporation:

     A Special Meeting of Shareholders of Financial Industries Corporation, a
Texas corporation, will be held on        ,        , 2001 at 10:00 a.m., local
time, at the principal offices of Financial Industries Corporation, 6500 River Place Blvd., Building One, Austin, Texas 78730, to consider and to vote upon the following proposals:

          1. To consider and to vote on a proposal to approve the issuance of shares of Financial Industries Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of January 17, 2001, by and among Financial Industries Corporation, a Texas corporation, InterContinental Life Corporation, a Texas corporation, and ILCO Acquisition Company, a Texas corporation and a wholly-owned subsidiary of Financial Industries Corporation, pursuant to which, among other things, (i) ILCO Acquisition Company will be merged with and into InterContinental Life Corporation, with InterContinental Life Corporation surviving the merger as a wholly-owned subsidiary of Financial Industries Corporation, (ii) each share of InterContinental Life Corporation's common stock, $0.22 par value per share, issued (and not cancelled or retired) immediately prior to the effective time of the merger will be converted into the right to receive
     1.1 shares of the common stock, $0.20 par value per share, of Financial Industries Corporation, other than (a) fractional shares which will be paid in cash and (b) shares held directly by Financial Industries Corporation and InterContinental Life Corporation, which will be cancelled without additional consideration, and (iii) each option to purchase shares of the common stock of InterContinental Life Corporation outstanding immediately prior to the merger will be assumed by Financial Industries Corporation and thereafter be deemed to be an option to purchase shares of Financial Industries Corporation common stock in such amount and at such exercise price as is set forth in the merger agreement.

          2. To consider and to vote on a proposal to approve an amendment to Financial Industries Corporation's articles of incorporation, as amended, to increase its number of authorized shares of common stock from 10,000,000 to 25,000,000.

          3. Such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

     These items of business are described in the enclosed joint proxy statement/prospectus. The Board of Directors has fixed the close of business on
       , 2001 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE U.S.

                                            By order of the Board of Directors,

                                            Steven P. Schmitt
                                            Vice President and Secretary

6500 River Place Blvd., Building One
Austin, Texas 78730
          , 2001

                       INTERCONTINENTAL LIFE CORPORATION
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             ---------------------

                       TO BE HELD        ,        , 2001

To the Shareholders of InterContinental Life Corporation:

     A Special Meeting of Shareholders of InterContinental Life Corporation, a
Texas corporation, will be held on        ,        , 2001 at 11:00 a.m., local
time, at the principal offices of InterContinental Life Corporation, 6500 River Place Blvd., Building One, Austin, Texas 78730, to consider and to vote upon the following proposals:

          1. To consider and to vote on a proposal to approve the plan of merger set forth in the Agreement and Plan of Merger, dated as of January 17, 2001, by and among Financial Industries Corporation, a Texas corporation, InterContinental Life Corporation, a Texas corporation, and ILCO Acquisition Company, a Texas corporation and a wholly-owned subsidiary of Financial Industries Corporation, pursuant to which, among other things,
     (i) ILCO Acquisition Company will be merged with and into InterContinental Life Corporation, with InterContinental Life Corporation surviving the merger as a wholly-owned subsidiary of Financial Industries Corporation,
     (ii) each share of InterContinental Life Corporation's common stock, $0.22 par value per share, issued (and not cancelled or retired) immediately prior to the effective time of the merger will be converted into the right to receive 1.1 shares of the common stock, $0.20 par value per share, of Financial Industries Corporation, other than (a) fractional shares which will be paid in cash and (b) shares held directly by Financial Industries Corporation and InterContinental Life Corporation, which will be cancelled without additional consideration, and (iii) each option to purchase shares of the common stock of InterContinental Life Corporation outstanding immediately prior to the merger will be assumed by Financial Industries Corporation and thereafter be deemed to be an option to purchase shares of Financial Industries Corporation common stock in such amount and at such exercise price as is set forth in the merger agreement.

          2. Such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

     These items of business are described in the enclosed joint proxy statement/prospectus. The Board of Directors has fixed the close of business on
       , 2001 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE U.S.

                                            By order of the Board of Directors,

                                            Steven P. Schmitt
                                            Vice President and Secretary

6500 River Place Blvd., Building One
Austin, Texas 78730
       , 2001

                       SOURCES OF ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about FIC and ILCO from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus, other than some of the exhibits to those documents, by requesting them in writing or by telephone at the following addresses or telephone numbers:

Financial Industries Corporation         InterContinental Life Corporation
Attention: Investor Relations            Attention: Investor Relations
6500 River Place Blvd., Building         6500 River Place Blvd., Building
  One                                    One
Austin, Texas 78730                      Austin, Texas 78730
(512) 404-5000                           (512) 404-5000

     If you would like to request documents, please do so by             , 2001
in order to receive them before the special meetings of FIC and ILCO shareholders.


     Also see the sections entitled "Incorporation by Reference to Other Documents" on pages 76 and 77, "Where You Can Find More Information About Financial Industries Corporation" on page 76 and "Where You Can Find More Information About InterContinental Life Corporation" on page 77 of this joint proxy statement/prospectus.


     FIC HAS SUPPLIED ALL OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO FIC AND MERGER SUB AND ILCO HAS SUPPLIED ALL OF THE INFORMATION RELATING TO ILCO.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE. NEITHER FIC NOR ILCO HAS AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT EITHER THE MERGER OR THE OTHER TRANSACTIONS THAT ARE DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE. IF YOU ARE GIVEN ANY INFORMATION ABOUT THESE MATTERS THAT IS NOT DISCUSSED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, YOU MUST NOT RELY ON THAT INFORMATION.

     THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY LOCATION WHERE OR TO ANY PERSON TO WHOM FIC IS NOT PERMITTED TO OFFER OR TO SELL SECURITIES UNDER APPLICABLE LAW.

     THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE COMMON STOCK OF FIC OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT, UNDER ANY CIRCUMSTANCE, MEAN THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF FIC OR ILCO SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS CORRECT AFTER THIS DATE OR THAT THE INFORMATION IN THE DOCUMENTS INCORPORATED BY REFERENCE IS CORRECT AFTER THE RESPECTIVE DATES OF THOSE DOCUMENTS.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ANSWERS TO FREQUENTLY ASKED QUESTIONS ABOUT THE MERGER......    1
SUMMARY.....................................................    2
SELECTED HISTORICAL FINANCIAL DATA OF FINANCIAL INDUSTRIES
  CORPORATION...............................................    9
SELECTED HISTORICAL FINANCIAL DATA OF INTERCONTINENTAL LIFE
  CORPORATION...............................................   10
COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION...........   11
SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA..................   13
COMPARATIVE PER SHARE DATA..................................   15
RISK FACTORS................................................   16
  FIC and ILCO officers and directors have conflicts of
     interest that may influence them to support or
     recommend the approval of the merger-related proposals
     described in this joint proxy statement/prospectus.....   16
  The exchange ratio is fixed and does not give effect to
     possible fluctuations in FIC's stock price before the
     closing of the merger..................................   16
  The ILCO board of directors did not seek third party
     offers before agreeing to enter into the merger
     agreement with FIC.....................................   17
  We may not be able to compete with larger, more
     established insurance companies........................   17
  The passage of the Financial Services Modernization Act
     may adversely affect FIC's insurance subsidiaries'
     current sales methods..................................   18
  In certain circumstances, regulatory authorities may place the insurance subsidiaries of FIC and ILCO under
     regulatory control.....................................   18
  The insurance subsidiaries of FIC and ILCO may be required to pay assessments to fund policyholder losses or
     liabilities; this may have a material adverse effect on
     the results of operations of FIC and ILCO..............   19
  FIC's and ILCO's insurance subsidiaries are subject to
     regulation by state insurance departments..............   20
  The federal government may seek to regulate the insurance
     industry...............................................   20
  Proposed changes to the Internal Revenue Code could have a material adverse effect on the results of operations of
     FIC and ILCO...........................................   21
  FIC and ILCO are holding companies and rely on dividends
     from their insurance subsidiaries; state insurance laws
     may restrict the ability of these subsidiaries to pay
     dividends..............................................   21
  Interest rate volatility may adversely affect our
     profitability..........................................   22
  FIC and ILCO shareholders should not place undue reliance
     on forward-looking information.........................   23
FINANCIAL INDUSTRIES CORPORATION UNAUDITED PRO FORMA
  FINANCIAL INFORMATION.....................................   24
THE SPECIAL MEETINGS........................................   31
  The FIC Special Meeting...................................   31
     General................................................   31
     Matters to Be Considered at the FIC Special Meeting....   31
     Date, Time and Place...................................   32
     Record Date; Quorum....................................   32
     Votes Required.........................................   32
     Voting by FIC's Executive Officers and Directors.......   33
     Voting of Proxies; Revocability of Proxies.............   33
     Solicitation of Proxies................................   33
  The ILCO Special Meeting..................................   34
     General................................................   34
     Matters to Be Considered at the ILCO Special Meeting...   34
     Date, Time and Place...................................   34
     Record Date; Quorum....................................   34
     Votes Required.........................................   35

                                                              PAGE
                                                              ----
     Voting by ILCO's Executive Officers and Directors......   35
     Voting by FIC..........................................   35
     Voting of Proxies; Revocability of Proxies.............   35
     Solicitation of Proxies................................   36
THE MERGER..................................................   37
  Background................................................   37
  FIC's Reasons for the Merger..............................   42
  Recommendation of the Board of Directors of FIC...........   43
  Opinion of the Financial Advisor to the FIC Special
     Committee..............................................   43
  ILCO's Reasons for the Merger.............................   47
  Recommendation of the Board of Directors of ILCO..........   48
  Opinion of the Financial Advisor to the ILCO Special
     Committee..............................................   48
  Summary of Wise & Associates Actuarial Analysis...........   52
  Potential Conflicts of Interest with Respect to the
     Merger.................................................   53
  No Dissenters' Appraisal Rights...........................   54
  Accounting Treatment......................................   54
  Federal Securities Laws Consequences......................   54
  Comparison of Rights of Shareholders of FIC and ILCO......   54
  Material U.S. Federal Income Tax Consequences of the
     Merger.................................................   57
  Regulatory Matters........................................   59
  Litigation Relating to the Merger.........................   60
  Potential Post-Merger Sale of FIC.........................   61
THE MERGER AGREEMENT........................................   62
  General...................................................   62
  Completion and Effectiveness of the Merger................   62
  Conversion of Shares of ILCO Common Stock.................   62
  Treatment of ILCO Stock Options...........................   63
  Exchange Procedures.......................................   63
  Directors and Officers....................................   64
  Articles of Incorporation and Bylaws......................   64
  Representations and Warranties............................   64
  Conduct of Business before Completion of the Merger.......   66
  Conditions to the Completion of the Merger................   70
  Additional Covenants of FIC and ILCO......................   72
  Termination of the Merger Agreement.......................   74
  Indemnification of ILCO's Directors and Officers..........   75
  Amendment of the Merger Agreement.........................   75
  Extension and Waiver......................................   75
BUSINESS OF FIC.............................................   76
  General...................................................   76
  Incorporation by Reference to Other Documents.............   76
  Where You Can Find More Information About FIC.............   76
BUSINESS OF ILCO............................................   77
  General...................................................   77
  Incorporation by Reference to Other Documents.............   77
  Where You Can Find More Information About ILCO............   77
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF ILCO........................................   78
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF FIC PRIOR TO THE MERGER.....................   80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF FIC AFTER THE MERGER........................   82

                                                              PAGE
                                                              ----
DESCRIPTION OF CAPITAL STOCK OF FIC.........................   84
  General...................................................   84
  The Common Stock..........................................   84
LEGAL MATTERS...............................................   84
EXPERTS.....................................................   84
SHAREHOLDER PROPOSALS FOR FIC'S 2001 ANNUAL MEETING OF
  SHAREHOLDERS..............................................   85
SHAREHOLDER PROPOSALS FOR ILCO'S 2001 ANNUAL MEETING OF
  SHAREHOLDERS IF THE MERGER IS NOT CONSUMMATED.............   85
ANNEX A -- Agreement and Plan of Merger.....................  A-1
ANNEX B -- Opinion of Philo Smith Capital Corporation.......  B-1
ANNEX C -- Opinion of P.W. Mattingly & Co. Inc. ............  C-1

             ANSWERS TO FREQUENTLY ASKED QUESTIONS ABOUT THE MERGER

Q:     When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. For the merger to be completed, the FIC and ILCO shareholders must each approve their respective merger-related proposals at the special meetings of FIC and ILCO shareholders, respectively. We expect to complete the merger promptly following the FIC and ILCO special meetings.

Q:     When will ILCO shareholders receive shares of FIC common stock?

A: Shortly following the merger you will receive a letter of transmittal to complete and return along with your ILCO stock certificates. Once you have done so, FIC will issue you shares of FIC common stock.

Q: Following the merger, will there be a difference between the number of shares issued and outstanding and the number of shares which are entitled to receive dividend distributions from FIC?

A:     Yes. Following the merger, the life insurance subsidiaries of FIC and
       ILCO will collectively own      shares (approximately   % of the common
       stock of FIC). For accounting and financial reporting purposes, these shares will be treated as issued, but not outstanding. However, the shares owned by the life insurance subsidiaries of FIC will be entitled to all other rights of shareholders, including the right to receive dividend distributions declared by FIC, on the same basis as other shareholders of FIC.

Q:     What should FIC and ILCO shareholders do now?

A: After you have carefully read this joint proxy statement/prospectus, indicate how you want to vote by completing and signing the enclosed proxy card. After completing the proxy card, sign and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible so that your shares may be represented and voted at the respective special meeting. ILCO shareholders should NOT send ILCO stock certificates with their proxy card. After the merger is completed, ILCO shareholders will receive written instructions for exchanging their stock certificates. Since shares of FIC common stock will remain outstanding and will be unaffected by the merger, FIC shareholders will not need to do anything with their shares of FIC common stock following the merger.

                                    SUMMARY


     This brief summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you in deciding how to vote. We urge you to read carefully the entire joint proxy statement/prospectus and the other documents to which this joint proxy statement/prospectus refers for further information about the merger. To learn how to obtain more information about FIC, see page 76 of this joint proxy statement/prospectus. To learn how to obtain more information about ILCO, see page 77 of this joint proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.


THE COMPANIES


FINANCIAL INDUSTRIES CORPORATION (See page 76)

6500 RIVER PLACE BLVD., BUILDING ONE
AUSTIN, TEXAS 78730
(512) 404-5000

     Financial Industries Corporation, referred to herein as FIC, is a holding company primarily engaged in the life insurance business through its ownership of 100% of Family Life Insurance Company and its approximate 48% beneficial interest in InterContinental Life Corporation, or ILCO. Through 1984, FIC's principal business was the sale and underwriting of life and health insurance, mainly in the Midwestern and Southwestern United States. During the period of 1985 to 1987, FIC acquired its equity interest in ILCO. The acquisition of Family Life in 1991 has provided FIC with direct participation in the marketing and underwriting of life insurance. Family Life sells life insurance to customers who are primarily mortgage borrowers from financial institutions where Family Life has marketing relationships. FIC was organized as an Ohio corporation in 1968 and was reincorporated in Texas in 1980.


INTERCONTINENTAL LIFE CORPORATION (See page 77)

6500 RIVER PLACE BLVD., BUILDING ONE
AUSTIN, TEXAS 78730
(512) 404-5000

     InterContinental Life Corporation, referred to herein as ILCO, is a holding company principally engaged, through its subsidiaries, in administering existing portfolios of life insurance policies and annuity products. ILCO's insurance subsidiaries are also engaged in the business of marketing and underwriting individual life insurance and annuity products in 49 states and the District of Columbia. FIC beneficially owns approximately 48% of ILCO's common stock. ILCO was originally incorporated in 1969 under the laws of the State of New Jersey and subsequently transferred its domicile in 1997 from New Jersey to Texas.


THE FIC SPECIAL MEETING (See page 31)


     FIC will hold a special meeting of its shareholders at its principal offices at 6500 River Place Blvd., Building One, Austin, Texas 78730, at 10:00
a.m., local time, on             , 2001. At the special meeting, FIC is asking
the holders of its common stock to:

     - approve the issuance of shares of FIC common stock in the merger; and

     - approve an amendment to FIC's articles of incorporation, increasing the number of authorized shares of FIC common stock.


THE ILCO SPECIAL MEETING (See page 34)


     ILCO will hold a special meeting of its shareholders at its principal offices at 6500 River Place Blvd., Building One, Austin, Texas 78730, at 11:00
a.m., local time, on             , 2001. At the special meeting, ILCO is asking
the holders of its common stock to approve the plan of merger contained in the merger agreement.


RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIC (See page 43)


     After careful consideration, and acting on the recommendation of a special committee of disinterested directors, the FIC board of directors has determined that the merger on substantially the terms and conditions set forth in the merger agreement is advisable and is fair to, and in the best interests of, FIC and its shareholders. The FIC board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that FIC shareholders vote "for" approval of the issuance of shares of FIC common stock in the merger and the amendment to FIC's articles of incorporation.

OPINION OF THE FINANCIAL ADVISOR TO THE FIC SPECIAL COMMITTEE (See page 43)


     Philo Smith Capital Corporation, independent financial advisor, delivered an opinion to the special committee of FIC's board of directors that, subject to the considerations described in the opinion, the exchange ratio in the plan of merger is fair, from a financial point of view, to FIC's shareholders. The complete opinion of Philo Smith Capital is attached as Appendix B to this joint proxy statement/prospectus. We urge you to read the opinion in its entirety.


FIC SHAREHOLDER APPROVAL (See page 32)


     The approval of the issuance of shares of FIC common stock in the merger requires the affirmative vote of at least a majority of the shares of FIC common stock voted either in person or by proxy at the special meeting. The approval of the amendment to FIC's articles of incorporation requires the affirmative vote of at least a majority of the shares of FIC common stock outstanding on
               , 2001, the record date for the FIC special meeting. The approval of the amendment to the FIC articles of incorporation is a condition of FIC's obligation to complete the merger. You are entitled to cast one vote per share of FIC common stock you owned as of the record date.

     As of the record date for the FIC special meeting, directors and executive officers of FIC beneficially owned and were entitled to vote shares of FIC common stock representing approximately % of the total voting power of all outstanding shares of FIC common stock. The directors and executive officers of FIC have indicated that they intend to vote the FIC common stock owned by them "for" approval of the issuance of shares of FIC common stock in the merger and the amendment to FIC's articles of incorporation.


RECOMMENDATION OF THE BOARD OF DIRECTORS OF ILCO(See page 48)


     After careful consideration, and acting on the recommendation of a special committee of disinterested directors, the ILCO board of directors has determined that the merger on substantially the terms and conditions set forth in the merger agreement is advisable and is fair to, and in the best interests of, ILCO and its shareholders. The ILCO board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that ILCO shareholders vote "for" approval of the plan of merger contained in the merger agreement.


OPINION OF THE FINANCIAL ADVISOR TO THE ILCO SPECIAL COMMITTEE (See page 48)


     P.W. Mattingly & Co. Inc., independent financial advisor, delivered an opinion to the special committee of ILCO's board of directors that, subject to the considerations described in the opinion, the merger is fair, from a financial point of view, to ILCO's shareholders. The complete opinion of Mattingly & Co. is attached as Appendix C to this joint proxy statement/prospectus. We urge you to read the opinion in its entirety.


ILCO SHAREHOLDER APPROVAL (See page 35)


     The approval of the plan of merger contained in the merger agreement requires the affirmative vote of at least two-thirds of the shares of ILCO
common stock outstanding on                , 2001, the record date for the ILCO
special meeting, and entitled to vote thereon. You are entitled to cast one vote per share of ILCO common stock you owned as of the record date.

     As of the record date for the ILCO special meeting, directors and executive officers of ILCO beneficially owned and were entitled to vote shares of ILCO
common stock representing approximately      % of the total voting power of all
outstanding shares of ILCO common stock (not including shares held by FIC and deemed beneficially owned by them). In addition, FIC beneficially owned and was entitled to vote shares of ILCO common stock representing an additional approximate 48% of the total voting power of all outstanding shares of ILCO common stock. The directors and executive officers of ILCO have each indicated that they intend to vote the ILCO common stock owned by them "for" approval of the plan of merger. FIC has agreed to vote all shares of ILCO common stock owned by FIC or its subsidiaries either "for" or "against" the plan of merger in the same manner as the prevailing majority of the shares of ILCO common stock (other than shares held of record by FIC and its subsidiaries) voted in person or by proxy.

MATERIAL ADVANTAGES AND DISADVANTAGES OF THE MERGER TO FIC SHAREHOLDERS (See page 42)


     The FIC Special Committee considered the following to be material advantages of the merger to the shareholders of FIC:

     - a simplified ownership structure would be easier for some investors to understand;

     - a significant portion of FIC's earnings would no longer be generated by an equity interest in another entity;

     - the expected increased financial strength of the combined companies would enhance the ability of FIC to pursue new acquisitions;

     - the double reporting requirements and associated costs would be eliminated; and

     - FIC's earnings per share are projected to increase as a result of the merger.

     The FIC Special Committee also considered the potential dilution to FIC's book value to be a material disadvantage of the merger to the shareholders of FIC.


MATERIAL ADVANTAGES AND DISADVANTAGES OF THE MERGER TO ILCO SHAREHOLDERS (See page 47)


     The ILCO Special Committee considered the following to be material advantages of the merger to the shareholders of ILCO:

     - a simplified ownership structure would be easier for some investors to understand;

     - the double reporting requirements and associated costs would be eliminated;

     - shareholders of ILCO will exchange stock of a company that is approximately 48% owned by one entity for stock of another company whose major shareholder will own approximately 17% of that entity;

     - shareholders of ILCO will become shareholders of a company with more shares outstanding and with a greater public float; and

     - the shareholders of ILCO will participate in the growth of the combined entity resulting in the merger and will share in the benefits of the projected increase in FIC's earnings per share.

     The ILCO Special Committee also considered the following material disadvantages of the merger to the shareholders of ILCO:

     - the exchange ratio does not immediately realize the appraised value of ILCO;


     - ILCO did not solicit third-party offers prior to entering into the merger agreement;


     - the risk of an unfriendly takeover is increased as a result of the proposed merger;

     - the tax rate of Family Life Insurance Company will increase as a result of the merger; and

     - ILCO will not be able to solicit additional proposals pursuant to the merger agreement.


PROCEDURE FOR CASTING YOUR VOTE (See pages 33 and 35)


     Please mail your signed proxy card in the enclosed return envelope as described on the proxy card enclosed with this joint proxy statement/ prospectus, as soon as possible so that your shares of FIC and/or ILCO common stock, as applicable, may be represented and voted at the special meeting. If you do not include instructions on how to vote your proxy, your shares will be voted "for" approval of the respective merger-related proposals.


PROCEDURE FOR CASTING YOUR VOTE IF YOUR SHARES ARE HELD BY YOUR BROKER IN "STREET NAME" (See pages 33 and 35)


     Your broker will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker. If you do not provide your broker with voting instructions, your shares will not be voted at the FIC or ILCO special meeting, as applicable, and it will have the same effect as if you voted against approval of the respective merger-related proposals.

PROCEDURE FOR CHANGING YOUR VOTE (See pages 33 and 35)


     If you want to change your vote you may do any of the following:

     - send a later-dated, signed proxy card;

     - attend the applicable special meeting and vote your shares in person; or

     - revoke your proxy by sending written notice to the Secretary of FIC or ILCO, as applicable, before the special meeting.


PROCEDURE FOR ILCO SHAREHOLDERS EXCHANGING STOCK CERTIFICATES (See page 34)


     After the merger is completed, ILCO shareholders will receive written instructions for exchanging ILCO stock certificates for FIC stock certificates. ILCO shareholders should NOT send their ILCO stock certificates now.

THE MERGER AGREEMENT

     The merger agreement is attached to this joint proxy statement/prospectus as Annex A. Please read the merger agreement in its entirety. It is the document that governs the terms of the merger.


CONDITIONS TO COMPLETION OF THE MERGER (See page 70)


     FIC's and ILCO's obligations to complete the merger are subject to a number of conditions, including the following:

     - approval of the plan of merger by the ILCO shareholders and approval of the issuance of shares of common stock in the merger and the amendment to FIC's articles of incorporation by FIC's shareholders;

     - the expiration or early termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - the receipt of all authorizations, consents or other approvals of any governmental entity required in connection with the merger; and

     - no injunction or restraining order being entered by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect.

     ILCO's obligation to complete the merger is also subject to the following additional conditions:

     - the representations and warranties made by FIC and Merger Sub in the merger agreement are accurate in all material respects;

     - FIC and Merger Sub have performed or complied with all conditions to the consummation of the merger contained in the merger agreement;

     - ILCO has received an opinion of its tax counsel, Fulbright & Jaworski L.L.P., to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - no material adverse change shall have occurred in the business of FIC and its subsidiaries.

     FIC's and Merger Sub's obligations to complete the merger are also subject to the following additional conditions:

     - the representations and warranties made by ILCO in the merger agreement are accurate in all material respects;

     - ILCO has performed or complied with all conditions to the consummation of the merger contained in the merger agreement;

     - FIC has received an opinion of its tax counsel, Weil, Gotshal & Manges LLP, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - no material adverse change shall have occurred in the business of ILCO and its subsidiaries.

     In the event FIC or ILCO determines to waive compliance with any of these conditions, they will seek the advice of counsel with respect to whether this joint proxy statement/prospectus should be revised and recirculated to their shareholders to reflect the waiver.


TERMINATION OF THE MERGER AGREEMENT (See page 74)


     As summarized below, the merger agreement may be terminated under certain circumstances at any time before the completion of the merger.

     The merger agreement may be terminated by mutual consent of FIC and ILCO, whether before or after the vote by FIC and ILCO shareholders.

     The merger agreement may also be terminated under any of the following circumstances:

     - by FIC or ILCO, if the ILCO shareholder approval shall not have been obtained;

     - by FIC or ILCO, if the FIC shareholder approval shall not have been obtained;

     - by FIC or ILCO, if the merger is not completed by June 1, 2001;

     - by FIC or ILCO, if any final and non-appealable order, decree or ruling prohibits the completion of the merger;

     - by ILCO, if, pursuant to the terms and conditions of the merger agreement, the ILCO board of directors authorizes ILCO to enter into a binding agreement relating to an unsolicited proposal by a third party to acquire ILCO on terms determined by the ILCO board of directors to be more favorable than the terms of the merger with FIC and ILCO shall have concurrently executed a binding agreement with such third party;

     - by FIC, if ILCO has breached any representation, warranty, covenant or agreement in the merger agreement that cannot be cured within the time period specified in the merger agreement and such breach meets the other conditions set forth therein; or

     - by ILCO, if FIC has breached any representation, warranty, covenant or agreement in the merger agreement that cannot be cured within the time period specified in the merger agreement and such breach meets the other conditions set forth therein.


NO DISSENTERS' APPRAISAL RIGHTS (See page 54)


     Because FIC's common stock will be held by more than 2,000 record holders and/or traded on the Nasdaq Stock Market's National Market System after the merger and ILCO's common stock is currently traded on the Nasdaq Stock Market, holders of ILCO common stock who do not vote in favor of approval and adoption of the plan of merger will not be entitled under the Business Corporation Act of the State of Texas to dissenting shareholders' appraisal rights with respect to their shares of ILCO common stock.


ACCOUNTING TREATMENT (See page 54)


     The merger is intended to be accounted for as a purchase by FIC for accounting and financial reporting purposes.


MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (See page 57)


     The merger is intended to qualify as a nontaxable transaction and we expect that the exchange of your shares of ILCO common stock for shares of FIC common stock will generally not cause you to recognize any gain or loss for U.S. federal income tax purposes. You will, however, have to recognize income or gain in connection with any cash you receive in lieu of fractional shares of FIC common stock.

     Because the shares of FIC common stock will remain outstanding and will be unchanged by virtue of the merger, FIC shareholders should not experience any tax consequences as a result of the merger.

     TAX MATTERS ARE VERY COMPLICATED. AS THE TAX PRINCIPLES MAY VARY DEPENDING UPON THE FACTS OF YOUR PARTICULAR SITUATION, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.


REGULATORY MATTERS (See page 59)


     The merger is subject to antitrust laws in the U.S. FIC and ILCO have made the required filings with the U.S. Department of Justice and the Federal Trade Commission. FIC and ILCO expect the termination of the applicable waiting period under such U.S. antitrust laws to expire on February 20, 2001. Even in the event of termination of the applicable waiting periods under U.S. antitrust laws, however, we cannot assure you that the U.S. Department of Justice or the Federal Trade Commission, appropriate state regulatory agencies or others will not challenge the merger at any time before or after its completion.

     The insurance laws of the domiciliary states of ILCO's life insurance subsidiaries provide that a transaction which would result in a change in control of a domestic insurance company is subject to the prior approval by the commissioner of insurance. If a change in control is deemed to exist, these laws provide that the person intending to acquire control of a domestic insurer is required to file an application for approval of the transaction and the commissioner of insurance may require a public hearing on the proposal. Investors Life Insurance Company of North America is domiciled in the State of Washington and Investors Life Insurance Company of Indiana is domiciled in the State of Indiana. FIC and ILCO have submitted a memorandum to the departments of insurance in Washington and Indiana, which requested a ruling that the proposed merger does not constitute a change in control within the meaning of the applicable insurance law and regulation. The Washington Department of Insurance has confirmed that the proposed merger would not result in a change in control and that it will not require any filings or other approvals in connection with the merger transaction. The Indiana Department of Insurance is currently reviewing the ruling request that was submitted. If the Indiana Department of Insurance should issue a ruling similar to that provided by the Washington Department of Insurance, no insurance regulatory approvals would be required. However, if the Indiana Department of Insurance does not issue the requested ruling, FIC would be required to submit such applications for approval of the merger transaction as are required by the Department. The approval of any such required application is a condition to the closing of the merger.


POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MERGER (See page 53)


     In considering the recommendation of each of the FIC and ILCO board of directors with respect to the merger and the transactions contemplated by the merger agreement, shareholders of FIC and ILCO should be aware that some members of management and the board of directors of each of FIC and ILCO have particular interests in the merger that are different from, or in addition to, the interests of FIC and ILCO shareholders generally. Certain directors and executive officers of ILCO are holders of options to purchase ILCO common stock. Pursuant to the merger agreement, all stock options of ILCO will be assumed by FIC and will be deemed to constitute options to acquire shares of FIC common stock, with appropriate adjustments in share amounts and exercise price to reflect the exchange ratio in the merger. In addition, FIC has agreed to indemnify the officers and directors of ILCO for their acts and omissions as officers and directors of ILCO prior to the merger to the maximum extent permitted by Texas law.


     As of the date of this joint proxy statement/ prospectus, FIC beneficially owns approximately 48% of the outstanding shares of ILCO common stock. In addition, Roy F. Mitte is the Chairman, President and Chief Executive Officer of each of FIC and ILCO, and FIC and ILCO have substantially identical senior management and a majority of the directors of each company serve on the board of directors of both FIC and ILCO. Finally, Mr. Mitte beneficially owns approximately 30.7% of the outstanding common stock of FIC and controls, directly and through his beneficial ownership interest in FIC and its subsidiaries, approximately 49.1% of the outstanding common stock of ILCO. As a result of these ownership interests and potential conflicts of interest, each of FIC and ILCO established a special committee of its disinterested directors to consider the merger and make a recommendation to the full board of directors of each company. Each of the members of the FIC Special Committee owns shares of FIC common stock, and each of the members of the ILCO Special Committee owns shares of ILCO common stock. One of the members of the ILCO Special Committee owns shares of FIC common stock and two of the members of the FIC Special Committee own shares of ILCO common stock. Each of these ownership interests is less than one percent of the outstanding capital stock of the respective companies.

     As a result of these ownership interests and potential conflicts of interest, these officers and directors could be more likely to support or recommend to ILCO shareholders the approval of the plan of merger than if they did not have these interests.

     SELECTED HISTORICAL FINANCIAL DATA OF FINANCIAL INDUSTRIES CORPORATION


     Set forth below is selected financial data for Financial Industries Corporation for and as of the periods indicated. This selected historical financial data is only a summary and we urge you to read this summary in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes to those financial statements contained in FIC's annual report on Form 10-K for the year ended December 31, 2000.



                                                         YEAR ENDED DECEMBER 31
                                          ----------------------------------------------------
                                            1996       1997       1998       1999       2000
                                          --------   --------   --------   --------   --------
                                                  IN THOUSANDS, EXCEPT PER-SHARE DATA
INCOME STATEMENT DATA:
Operating Revenues......................  $ 59,928   $ 63,343   $ 52,293   $ 46,244   $ 44,418
                                          --------   --------   --------   --------   --------
Income before Federal Income Tax and
  Equity in Net Earnings of Affiliate...  $  9,791   $ 13,411   $  8,973   $  7,013   $  6,482
                                          --------   --------   --------   --------   --------
Income Before Equity in Net Earnings of
  Affiliate.............................  $  7,145   $  9,870   $  6,605   $  5,839   $  5,198
Equity in Net Earnings of Affiliate.....  $  9,012   $  6,458   $  2,613   $  3,310   $  3,581
                                          --------   --------   --------   --------   --------
          Net Income....................  $ 16,157   $ 16,328   $  9,218   $  9,149   $  8,779
                                          ========   ========   ========   ========   ========
Common Stock and Common Stock
  Equivalents...........................     5,568      5,589      5,557      5,200      5,163
                                          --------   --------   --------   --------   --------
Net Income Per Share:
  Basic.................................  $   2.98   $   3.01   $   1.71   $   1.81   $   1.74
                                          ========   ========   ========   ========   ========
  Diluted...............................  $   2.90   $   2.92   $   1.66   $   1.76   $   1.70
                                          ========   ========   ========   ========   ========
BALANCE SHEET DATA(AT PERIOD END):
          Total Assets..................  $287,730   $304,324   $301,738   $294,054   $300,766
                                          ========   ========   ========   ========   ========
          Long Term Obligations.........  $ 59,940   $ 53,792   $ 47,645   $ 41,497   $ 35,349
                                          ========   ========   ========   ========   ========

    SELECTED HISTORICAL FINANCIAL DATA OF INTERCONTINENTAL LIFE CORPORATION


     Set forth below is selected financial data for InterContinental Life Corporation for and as of the periods indicated. This selected historical financial data is only a summary and we urge you to read this summary in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes to those financial statements contained in ILCO's annual report on Form 10-K for the year ended December 31, 2000.



                                                       YEAR ENDED DECEMBER 31
                                   --------------------------------------------------------------
                                      1996         1997         1998         1999         2000
                                   ----------   ----------   ----------   ----------   ----------
                                                IN THOUSANDS, EXCEPT PER-SHARE DATA
INCOME STATEMENT DATA:
Revenues.........................  $  138,244   $  127,683   $  109,462   $  104,205   $  103,756
Benefits and Expenses............      96,801       96,081       91,876       85,466       84,669
                                   ----------   ----------   ----------   ----------   ----------
Income from Operations...........      41,443       31,602       17,586       18,739       19,087
                                   ----------   ----------   ----------   ----------   ----------
Provision for Federal Income
  Taxes..........................      14,505       11,062        6,467        5,974        7,021
                                   ----------   ----------   ----------   ----------   ----------
          Net Income.............  $   26,938   $   20,540   $   11,119   $   12,765   $   12,066
                                   ==========   ==========   ==========   ==========   ==========
Common Stock and Common Stock
  Equivalents....................       8,882        8,738        8,924        8,800        8,343
                                   ----------   ----------   ----------   ----------   ----------
Net Income Per Share:
  Basic..........................  $     3.18   $     2.37   $     1.27   $     1.45   $     1.45
                                   ==========   ==========   ==========   ==========   ==========
  Diluted........................  $     3.04   $     2.35   $     1.25   $     1.45   $     1.45
                                   ==========   ==========   ==========   ==========   ==========
BALANCE SHEET DATA (AT PERIOD
  END):
          Total Assets...........  $1,263,942   $1,321,653   $1,350,248   $1,321,199   $1,307,615
                                   ==========   ==========   ==========   ==========   ==========
          Long Term Debt.........  $   24,944   $   10,964   $        0   $        0   $        0
                                   ==========   ==========   ==========   ==========   ==========

               COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

COMPARATIVE MARKET PRICE DATA


     The following table presents trading information for FIC common stock and ILCO common stock on the Nasdaq Stock Market's SmallCap Market on January 17, 2001 and April 2, 2001. January 17, 2001 was the last full trading day prior to our announcement of the signing of the merger agreement. April 2, 2001 was the last trading day for which it was practicable to include information in this joint proxy statement/prospectus. YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE FIC COMMON STOCK AND THE ILCO COMMON STOCK.



                                   FIC COMMON STOCK                ILCO COMMON STOCK
                            -------------------------------   ----------------------------
                              HIGH         LOW       CLOSE      HIGH       LOW      CLOSE
                            ---------   ---------   -------   --------   --------   ------
January 17, 2001..........  $   10.25   $  9.9375   $ 10.25   $ 10.875   $  10.75   $10.75
April 2, 2001.............    13.0625       12.25     12.25      13.50      11.75    11.75
Equivalent Share Price
  Based on Exchange Ratio
  January 17, 2001.........................................     11.275   10.93125   11.275
  April 2, 2001............................................   14.36875     13.475   13.475


     On             , 2001 there were approximately           holders of record
of FIC common stock and           holders of record of ILCO common stock.

HISTORICAL MARKET PRICE DATA FOR FIC

     FIC common stock is currently traded on the Nasdaq Stock Market's SmallCap Market under the symbol "FNIN." The table below sets forth for each of the calendar quarters indicated, the high and low closing prices per share of FIC common stock as reported by Nasdaq and the dividends per share paid on FIC common stock.


                                                                  CALENDAR QUARTER
                                                      ----------------------------------------
                                                        1ST          2ND       3RD       4TH
                                                      --------     -------   -------   -------
Stock prices:
2001 High...........................................  $ 14.750(1)
      Low...........................................     9.125(1)
2000 High...........................................  $ 10.500     $10.500   $ 9.500   $10.000
      Low...........................................     7.250       8.000     7.875     8.500
1999 High...........................................    16.250      12.250    15.500    10.750
      Low...........................................    12.000       9.000     9.750     9.375
1998 High...........................................    20.625      20.000    19.875    19.375
      Low...........................................    16.375      17.750    13.000    13.625
Dividends:
  2001(1)...........................................       -0-          --        --        --
  2000..............................................       -0-        0.18       -0-       -0-
  1999..............................................       -0-         -0-       -0-       -0-
  1998..............................................       -0-         -0-       -0-       -0-


---------------


(1) Through April 2, 2001.

HISTORICAL MARKET PRICE DATA FOR ILCO

     ILCO common stock is currently traded on the Nasdaq Stock Market's SmallCap Market under the symbol "ILCO." The table below sets forth for each of the calendar quarters indicated, the high and low closing prices per share of ILCO common stock as reported by Nasdaq and the dividends per share paid on ILCO common stock.


                                                                  CALENDAR QUARTER
                                                       ---------------------------------------
                                                         1ST         2ND       3RD       4TH
                                                       -------     -------   -------   -------
Stock prices:
2001 High............................................  $14.563(1)
      Low............................................   9.3125(1)
2000 High............................................   10.250     $10.000   $ 9.750   $10.625
      Low............................................    8.688       7.938     8.875     9.000
1999 High............................................   10.000       9.750    11.375    10.500
      Low............................................    8.250       7.500     9.375     9.250
1998 High............................................   11.063      13.906    13.500    10.500
      Low............................................    9.500      11.125     9.750     8.820
Dividends:
  2001(1)............................................      -0-          --        --        --
  2000...............................................      -0-         -0-       -0-       -0-
  1999...............................................       (2)        -0-       -0-       -0-
  1998...............................................      -0-         -0-       -0-       -0-


---------------


(1) Through April 2, 2001.


(2) A 1 for 1 stock dividend was paid on March 17, 1999.

                        FINANCIAL INDUSTRIES CORPORATION

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

     The following unaudited pro forma financial information gives effect to the merger and the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined financial information should be read in conjunction with the audited historical consolidated financial statements and related notes of FIC and ILCO, which are incorporated by reference into this joint proxy statement/ prospectus.

     The unaudited pro forma balance sheet gives effect to the merger as if it had occurred on the balance sheet date. The unaudited pro forma consolidated statements of income give effect to the merger as if it had occurred at the beginning of the earliest period presented. The transaction is being accounted for on a purchase basis.

     The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available as of the date of this joint proxy statement/prospectus. The unaudited pro forma financial statements do not give effect to any cost savings or synergies which may result from the integration of FIC's and ILCO's operations.

                        FINANCIAL INDUSTRIES CORPORATION

                                 (IN THOUSANDS)


                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                1999         2000
                                                              ---------   -----------
INCOME STATEMENT DATA:(1)
REVENUES:
  Premium...................................................  $ 45,090    $   44,022
  Net Investment Income.....................................    53,258        54,179
  Earned Insurance Charges..................................    45,199        42,823
  Other.....................................................     2,578         3,496
                                                              --------    ----------
          Total Revenues....................................   146,125       144,520
BENEFITS AND EXPENSES:
  Policyholder Benefits.....................................    44,586        45,913
  Interest Expense on Contract Holder Deposit Funds.........    32,418        31,005
  Operating Expenses........................................    28,769        28,478
  Other Expenses............................................    12,192        10,914
                                                              --------    ----------
          Total Benefits and Expenses.......................   117,965       116,310
                                                              --------    ----------
          Income before Federal Income Taxes................    28,160        28,210
          Provision for Federal Income Taxes................     8,354         9,530
                                                              --------    ----------
          Net Income........................................  $ 19,806    $   18,680
                                                              ========    ==========
BALANCE SHEET DATA (AT PERIOD END):(1)
ASSETS:
  Total Invested Assets.....................................              $  757,382
  Separate Account Assets...................................                 444,898
  Other Assets..............................................                 247,700
                                                                          ----------
                                                                          $1,449,980
                                                                          ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Policyholder Liabilities..................................              $  777,890
  Separate Account Liabilities..............................                 437,091
  Other Liabilities.........................................                  58,171
                                                                          ----------
          Total Liabilities.................................               1,273,152
          Shareholders' Equity..............................                 176,828
                                                                          ----------
          Total Liabilities and Shareholders' Equity........              $1,449,980
                                                                          ==========


---------------

(1) See notes to unaudited pro forma financial statements contained elsewhere in this joint proxy statement/prospectus.

                           COMPARATIVE PER SHARE DATA


     We have summarized below the per share information of FIC and ILCO on a historical, pro forma combined and pro forma equivalent basis. The information should be read in conjunction with the historical financial statements and related notes to those financial statements of FIC and ILCO that are incorporated by reference in this joint proxy statement/prospectus. For information on where you can find more information about FIC and ILCO, see pages 76 and 77 of this joint proxy statement/prospectus.


     You should be aware that this pro forma information may not be indicative of what actual results will be in the future or what the results would have been for the periods presented.


                                                                YEAR ENDED DECEMBER 31,
                                                              ----------------------------
                                                                  1999           2000
                                                              ------------   -------------
FIC Historical
  Income Per Common Share, Basic............................     $ 1.81         $ 1.74
  Income Per Common Share, Diluted..........................     $ 1.76         $ 1.70
  Cash Dividends Declared Per Share.........................     $    0         $  .18
  Book Value Per Share(1)...................................     $22.97         $25.43
ILCO Historical
  Income Per Common Share, Basic............................     $ 1.45         $ 1.45
  Income Per Common, Diluted................................     $ 1.45         $ 1.45
  Cash Dividends Declared Per Share.........................     $    0         $    0
  Book Value Per Share(1)...................................     $17.18         $19.70
FIC Pro Forma Combined
  Income Per Common Share, Basic............................     $ 1.93         $ 1.97
  Income Per Common Share, Diluted..........................     $ 1.93         $ 1.97
  Cash Dividends Declared Per Share.........................     $    0         $ 0.18
  Book Value Per Share......................................     $16.14         $18.64
ILCO Per Share Equivalent(2)
  Income Per Common Share, Basic............................     $ 2.12         $ 2.17
  Income Per Common Share, Diluted..........................     $ 2.12         $ 2.17
  Cash Dividends Declared Per Share.........................     $    0         $ 0.20
  Book Value Per Share......................................     $17.75         $20.50


---------------

(1) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period.

(2) ILCO Per Share Equivalent is computed by multiplying the FIC Pro Forma Combined information by the exchange ratio of 1.1.

                                  RISK FACTORS

     We urge you to carefully consider the risk factors set forth below, as well as the other information set forth in this joint proxy statement/prospectus, before voting in favor of approval of the merger-related proposals described in this joint proxy statement/prospectus. In addition, you are strongly urged to consider the risk factors set forth elsewhere in this joint proxy statement/prospectus. This joint proxy statement/prospectus contains forward-looking statements which involve risks and uncertainties. FIC's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause these differences include, but are not limited to, the risk factors set forth below.

RISKS RELATING TO THE MERGER

  FIC AND ILCO OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR RECOMMEND THE APPROVAL OF THE MERGER-RELATED PROPOSALS DESCRIBED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS.

     Certain directors and executive officers of ILCO are holders of options to purchase ILCO common stock. Pursuant to the merger agreement, all stock options of ILCO will be assumed by FIC and will be deemed to constitute options to acquire shares of FIC common stock, with appropriate adjustments in share amounts and exercise price to reflect the exchange ratio in the merger. In addition, FIC has agreed to indemnify the officers and directors of ILCO for their acts and omissions as officers and directors of ILCO prior to the merger to the maximum extent permitted by Texas law.


     As of the date of this joint proxy statement/prospectus, FIC beneficially owns approximately 48% of the outstanding shares of ILCO common stock. In addition, Roy F. Mitte is the Chairman, President and Chief Executive Officer of each of FIC and ILCO and beneficially owns approximately 30.7% of the outstanding shares of FIC common stock and controls, directly or through his beneficial ownership interest in FIC and its subsidiaries, approximately 49.1% of the outstanding shares of ILCO common stock. The other members of senior management of FIC also serve in the same or similar positions with ILCO. A majority of the members of FIC's board of directors also serve as a majority of the members of ILCO's board of directors. Each of the members of the FIC Special Committee owns shares of FIC common stock, and each of the members of the ILCO Special Committee owns shares of ILCO common stock. One of the members of the ILCO Special Committee owns shares of FIC common stock and two of the members of the FIC Special Committee own shares of ILCO common stock. Each of these ownership interests is less than one percent of the outstanding capital stock of the respective companies. Finally, FIC and the surviving corporation have agreed to indemnify the officers and directors of ILCO, Merger Sub and FIC for their acts and omissions as officers and directors of ILCO, Merger Sub and FIC, respectively, to the maximum extent permitted by Texas law. See the section entitled "The Merger -- Potential Conflicts of Interest with Respect to the Merger" on page 53 for more information.


     As a result of these ownership interests and potential conflicts of interest, these officers and directors could be more likely to support or recommend the approval of the merger-related proposals described in this joint proxy statement/prospectus than if they did not have these interests. FIC and ILCO shareholders should consider whether these interests may have influenced these officers and directors to support or recommend the approval of the merger-related proposals described in this joint proxy statement/prospectus.

  THE EXCHANGE RATIO IS FIXED AND DOES NOT GIVE EFFECT TO POSSIBLE FLUCTUATIONS IN FIC'S STOCK PRICE BEFORE THE CLOSING OF THE MERGER. AS A RESULT, SHAREHOLDERS OF ILCO WILL NOT KNOW THE VALUE OF THEIR FIC COMMON STOCK UNTIL THE MERGER IS COMPLETED.

     The ratio of the number of shares of FIC common stock to be received in exchange for shares of ILCO common stock is expressed as a fixed ratio in the merger agreement. Accordingly, the ratio will not be adjusted in the event of any increase or decrease in the price of FIC common stock, and the specific dollar value of FIC common stock to be received upon completion of the merger will depend on the market value of FIC common stock at the time the merger is completed. As an example, on the date the merger agreement was signed, the closing sales price of FIC's common stock was $10.25 per share, making each share of ILCO common stock worth approximately $11.275 in the merger. As of April 2, 2001, the closing sales price of FIC common stock was $12.25 per share, which would make each share of ILCO common stock worth approximately $13.475 at current market prices. In addition, the price of FIC common stock at the time the merger is completed may vary from its price at the date of this joint proxy statement/prospectus and the date of the FIC and ILCO special meetings, possibly by a large amount. Any variation may be the result of one or more of the following factors:


     - changes in the business, operations or prospects of FIC;

     - market assessments of the likelihood that the merger will be consummated;

     - regulatory considerations; and

     - general market and economic conditions, many of which may be beyond the control of FIC and ILCO.

  THE ILCO BOARD OF DIRECTORS DID NOT SEEK THIRD PARTY OFFERS BEFORE AGREEING TO ENTER INTO THE MERGER AGREEMENT WITH FIC.


     The ILCO board of directors did not seek third party offers before agreeing to enter into the merger agreement with FIC. As a result, ILCO shareholders will not be able to determine whether an unrelated third party would be willing to pay more for their ILCO shares than the value of FIC shares that ILCO shareholders will receive in the merger. The value of the shares of FIC common stock that ILCO shareholders will receive in the merger of $13.475 per share (based on the closing price of FIC common stock on April 2, 2001) is less than the book value per share of ILCO as of December 31, 2000 of $19.70 and the appraised value per share of ILCO as reported by Wise & Associates as of June 30, 2000 of $25.44. After adjustments to the Wise & Associates financial model by Mattingly & Co., the appraised value per share of ILCO was calculated to be $25.71. The per share post-merger pro forma equivalent book value per share (based upon December 31, 2000 financial results) and the actuarial value per share are $20.50 and $27.90, respectively.



RISKS RELATING TO FIC (INCLUDING ILCO AFTER COMPLETION OF THE MERGER)


  WE MAY NOT BE ABLE TO COMPETE WITH LARGER, MORE ESTABLISHED INSURANCE
  COMPANIES.

     There are many life and health insurance companies in the U.S. Agents placing insurance business with FIC's and ILCO's insurance subsidiaries are compensated on a commission basis. However, some companies may pay higher commissions and charge lower premium rates and many companies have more substantial resources than we do. In addition, consolidations of insurance and banking institutions, which are permitted under recently-enacted federal legislation, may adversely affect the ability of FIC's insurance subsidiaries to expand their customer referral relationships with mortgage lending and servicing institutions. The principal cost and competitive factors that affect the ability of FIC's and ILCO's insurance subsidiaries to sell their insurance products on a profitable basis are:

     - the general level of premium rates for comparable products;

     - the extent of individual policyholders services required to service each product category;

     - general interest rate levels;

     - competitive commission rates and related marketing costs;

     - legislative and regulatory requirements and restrictions;

     - the impact of competing insurance and other financial products; and

     - the condition of the regional and national economies.

     Over the past few years, the life insurance subsidiaries off both FIC and ILCO have expanded their focus on the mortgage protection homeowner market. This niche market allows for sustainable competitive advantage through relationships with the nation's leading mortgage lenders, experienced distribution and a profitable product portfolio. Market penetration opportunities have been enhanced through additional customer lead generating systems and products. The latter has come primarily through marketing alliances with other insurance companies. Marketing agreements with third-party life insurance companies provide a range of competitive term life insurance products with features designed for the mortgage protection homeowner market. Under these arrangements, licensed agents of the life insurance subsidiaries sell products of such third-party insurers, while continuing to market products in-house products. These alliances have improved recruiting efforts and agent retention.

     The implementation of this strategy is affected by changes in the mortgage lending industry and federal privacy legislation. Recently, mortgage lenders have indicated a greater interest in direct control of the solicitation of their customers for insurance products. In addition, federal privacy legislation has curtailed the amount of information that can be provided to non-affiliated parties and caused a number of lenders to suspend insurance-related programs.

     In addition, the use of third-party insurers to provide products such as term life insurance limits our income potential to the fees generated by the distribution arrangements with such third-party insurers. However, it should be noted that our decision to make product lines such as term life insurance available to our agents through third-party insurers was based upon an analysis that our income from direct writing of such products was not expected to meet our target profit margins.

  THE PASSAGE OF THE FINANCIAL SERVICES MODERNIZATION ACT MAY ADVERSELY AFFECT FIC'S INSURANCE SUBSIDIARIES' CURRENT SALES METHODS.

     On November 12, 1999, the Financial Services Modernization Act was signed into law, effective March 12, 2000. In general, the act provides that financial institutions have certain obligations with respect to the maintenance of the privacy of customer information, so as to insure the security and confidentiality of customer records and information, to protect against any anticipated threats or hazards to the security or integrity of these records and to protect against unauthorized access or use of these records or information which could result in substantial harm or inconvenience to any customer. In addition, the act places new restrictions on disclosure of nonpublic personal information to third party institutions seeking to utilize such information in connection with the sale of products or services. A financial institution may disseminate certain types of customer information to nonaffiliated third parties if the institution provides clear and conspicuous disclosure of the institution's privacy policy and the customer authorizes the release of certain information to third parties. Where the customer permits the release of the information, the act restricts disclosure of information that is non-public in nature but does not prohibit the release of information which can be obtained from public sources such as the Internet. Since FIC's insurance subsidiaries have traditionally used leads from financial institutions to find new customers, the passage of the act may adversely affect these subsidiaries' ability to use such sales method. In addition, regulations are expected to be adopted that implement the purposes of the act. Because these regulations have not been finalized, FIC is unable to determine whether the final regulations will impact the ability of financial institutions to supply FIC's insurance subsidiaries with lead information.

  IN CERTAIN CIRCUMSTANCES, REGULATORY AUTHORITIES MAY PLACE THE INSURANCE SUBSIDIARIES OF FIC AND ILCO UNDER REGULATORY CONTROL.

     FIC's and ILCO's insurance subsidiaries are subject to risk-based capital requirements imposed by the National Association of Insurance Commissioners. These requirements were imposed to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks associated with:

     - asset quality;

     - mortality and morbidity;

     - asset and liability matching; and

     - other business factors.

     The requirements are used by states as an early warning tool to discover potential weakly capitalized companies for the purpose of initiating regulatory action. Generally, if an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the magnitude of the deficiency. Possible regulatory actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

     Specifically, there are four different levels of regulatory attention, depending upon the ratio of the company's total adjusted capital to its authorized control level risk based capital.

     - A "company action level event" is generally triggered if a company's total adjusted capital is less than 200% but greater than or equal to 150% of its authorized control level risk based capital. When this occurs, the company must submit a comprehensive plan to the regulatory authority which discusses proposed corrective actions to improve its capital position.

     - A "regulatory action level event" is triggered if a company's total adjusted capital is less than 150% but greater than or equal to 100% of its authorized control level risk based capital. When this occurs, the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed.

     - An "authorized control level event" is triggered if a company's total adjusted capital is less than 100% but greater than or equal to 70% of its authorized control level risk based capital. When this occurs, the regulatory authority may take any action it deems necessary, including placing the company under regulatory control.

     - A "mandatory control level event" is triggered if a company's total adjusted capital is less than 70% of its authorized control level risk based capital. When this occurs, the regulatory authority is mandated to place the company under its control.

     As of December 31, 1999, the total adjusted capital of each of FIC's and ILCO's insurance subsidiaries was above 630% of their respective authorized control level risk based capital. If this percentage were to decrease to one of the four levels provided above, regulatory action could have a material adverse effect on the results of operations of FIC and ILCO.

  THE INSURANCE SUBSIDIARIES OF FIC AND ILCO MAY BE REQUIRED TO PAY ASSESSMENTS TO FUND POLICYHOLDER LOSSES OR LIABILITIES; THIS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE RESULTS OF OPERATIONS OF FIC AND ILCO.

     The solvency or guaranty laws of most states in which an insurance company does business may require that company to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insurance companies that become insolvent. Recent insolvencies of insurance companies increase the possibility that these assessments may be required. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. The likelihood and amount of future assessments cannot be estimated by FIC or ILCO. Any future assessments may have a material adverse effect on the results of operations of FIC and ILCO.

  FIC'S AND ILCO'S INSURANCE SUBSIDIARIES ARE SUBJECT TO REGULATION BY STATE INSURANCE DEPARTMENTS.

     FIC's and ILCO's insurance subsidiaries are subject to regulation and supervision by the states in which they are licensed to do business. This regulation is designed primarily to protect policy owners. Although the extent of regulation varies by state, the respective state insurance departments have broad administrative powers relating to the granting and revocation of licenses to transact business, licensing of agents, the regulation of trade practices and premium rates, the approval of form and content of financial statements and the type and character of investments.

     These laws and regulations require FIC's and ILCO's insurance subsidiaries to maintain certain minimum surplus levels and to file detailed periodic reports with the supervisory agencies in each of the states in which they do business, and their business and accounts are subject to examination by these agencies at any time. The insurance laws and regulations of the domiciliary states of FIC's and ILCO's insurance subsidiaries require that these subsidiaries be examined at specified intervals. Family Life Insurance Company is domiciled in the State of Washington. Investors Life Insurance Company of North America and Investors Life Insurance Company of Indiana are domiciled in the states of Washington and Indiana, respectively.

     A number of states regulate the manner and extent to which insurance companies may test for Acquired Immune Deficiency Syndrome (AIDS) antibodies in connection with the underwriting of life insurance policies. To the extent permitted by law, FIC's and ILCO's insurance subsidiaries consider AIDS information in underwriting coverages and establishing premium rates. An evaluation of the financial impact of future AIDS claims is extremely difficult, due in part to insufficient and conflicting data regarding the incidence of the disease in the general population and the prognosis for the probable future course of the disease.

  THE FEDERAL GOVERNMENT MAY SEEK TO REGULATE THE INSURANCE INDUSTRY.

     Although the federal government generally does not directly regulate the insurance industry, federal initiatives often have a direct impact on the insurance business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity and minimum solvency requirements.

     On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act of 1999, implementing fundamental changes in the regulation of the financial services industry in the U.S. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

     Until passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

     Moreover, the U.S. Supreme Court held in 1995 in NationsBank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these recent developments on us and our competitors is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

  PROPOSED CHANGES TO THE INTERNAL REVENUE CODE COULD HAVE A MATERIAL ADVERSE EFFECT ON THE RESULTS OF OPERATIONS OF FIC AND ILCO.

     Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid.

     In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our life insurance and annuity products. For example, in 1992, the Bush Administration proposed legislation that, had it been enacted, would have limited otherwise deductible interest payments for businesses that own life insurance policies on the lives of their employees. Similarly, in 1998, the Clinton Administration proposed legislation that, had it been enacted, would have caused transfers between separate accounts underlying tax-deferred annuity products to be taxable. The proposed legislation also contained other provisions unfavorable to our tax favored annuity products. None of these proposals was enacted, and no such proposals or similar proposals are currently under active consideration by Congress. The Clinton Administration proposed tax law changes that would, if enacted, adversely affect our corporate owned and bank owned life insurance product offerings. If these or similar proposals directed at limiting the tax-favored treatment of life insurance policies or annuity contracts were enacted, market demand for such products would be adversely affected. In addition, there are a number of proposals currently being considered by Congress which would either eliminate or significantly reduce Federal estate taxes. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates. Thus, the enactment of any legislation that eliminates or significantly reduces Federal estate taxation would likely result in a significant reduction in sales of our currently tax-favored products.

  FIC AND ILCO ARE HOLDING COMPANIES AND RELY ON DIVIDENDS FROM THEIR INSURANCE SUBSIDIARIES; STATE INSURANCE LAWS MAY RESTRICT THE ABILITY OF THESE SUBSIDIARIES TO PAY DIVIDENDS.

     FIC and ILCO are insurance holding companies whose assets consist primarily of the outstanding capital stock of their respective insurance subsidiaries. FIC and ILCO depend primarily on dividends from their insurance subsidiaries to satisfy their financial obligations, pay operating expenses and pay dividends to their shareholders. In addition, the principal source of cash for Family Life Corporation, a subsidiary of FIC, to make payments of principal and interest on the loan obligations of Family Life Corporation are payments under the surplus debenture of Family Life Insurance Company, a subsidiary of Family Life Corporation. The surplus debenture was issued by Family Life Insurance Company in connection with the 1991 acquisition of Family Life by FIC. The insurance subsidiaries of FIC and ILCO are subject to regulation under the insurance and insurance company holding laws and regulations of the states of Indiana and Washington. These statutes require prior regulatory agency approval or prior notice of certain material intercompany transactions, including the payment of dividends.

     Under current Washington law applicable to Family Life Insurance Company and Investors Life Insurance Company of North America, any proposed payment of a dividend or distribution which, together with dividends or distributions paid during the preceding 12 months, exceeds the greater of:

    -  10% of statutory surplus as of the preceding December 31 or

    -  statutory net gain from operations for the preceding calendar year,

is an "extraordinary dividend" and may not be paid until either it has been approved, or a 60-day waiting period has passed during which it has not been disapproved, by the Washington Insurance Commissioner. In addition, prior notification of a proposed dividend must be given to the Washington Insurance Commissioner and any cash dividends may be paid only from earned surplus. Family Life Insurance Company does not presently have earned surplus as defined by the regulations and, therefore, is not presently permitted to pay cash dividends. However, since this law applies only to the payment of dividends, the ability of Family Life Insurance Company to make principal and interest payments under the surplus debenture is not affected. Investors Life Insurance Company of North America, a subsidiary of ILCO, had earned surplus of $52.9 million as of September 30, 2000.

     Under the Indiana insurance code applicable to Investors Life Insurance Company of Indiana, a domestic insurer may make dividend distributions upon proper notice to the Department of Insurance, as long as the distribution is reasonable in relation to adequate levels of policyholder surplus and quality of earnings. In addition, the dividend may only be paid from earned surplus. Extraordinary dividend approval would be required where a dividend exceeds the greater of 10% of surplus or the net gain from operations for the prior fiscal year. Investors Life Insurance Company of Indiana, a subsidiary of ILCO, had earned surplus of $20.86 million at September 30, 2000.

  INTEREST RATE VOLATILITY MAY ADVERSELY AFFECT OUR PROFITABILITY.

     Changes in interest rates affect many aspects of our business and can significantly affect our profitability. In periods of increasing interest rates, withdrawals of life insurance policies and fixed annuity contracts, including policy loans and surrenders, and transfers to separate account variable options may increase as policyholders choose to forego insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed income investment assets at a time when the market prices for those assets are depressed because interest rates have increased. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and a decrease in net income. Premature withdrawals may cause us to accelerate amortization of policy acquisition costs, which would also reduce our net income.

     Conversely, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increases in persistency, or a higher percentage of insurance policies remaining in force from year to year. During such a period, our investment earnings will be lower because the interest earnings on our fixed income investments likely will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates, and we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates credited to policyholders and returns on our investment portfolio.

     The profitability of our spread-based business depends in large part upon our ability to manage interest rate spreads, and the credit and other risks inherent in our investment portfolio. We cannot guarantee, however, that we will manage successfully our interest rate spreads or the potential negative impact of those risks.

  FIC AND ILCO SHAREHOLDERS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING INFORMATION.

     Information contained in this joint proxy statement/prospectus may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which can be identified by the use of forward-looking terminology like "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue" or "pro forma" or the negative or other variations of those words or comparable terminology.


     All forward-looking statements contained in this joint proxy statement/prospectus are expressly qualified in their entirety by the cautionary statements set forth in this joint proxy statement/prospectus and the documents incorporated by reference. Shareholders of FIC and ILCO are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this joint proxy statement/prospectus and the date of the documents incorporated herein by reference. Except as required by law, neither FIC nor ILCO undertakes any responsibility to update you on the occurrence of any anticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this joint proxy statement/prospectus or in documents incorporated by reference to this joint proxy statement/prospectus.



     We urge you to carefully consider the important factors set forth under "Risk Factors" and elsewhere in this joint proxy statement/prospectus that could cause actual results to differ materially from the expectations of FIC or its management. These factors include, among other things:



     - general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may adversely effect FIC's and ILCO's ability to sell their products, the market value of FIC's and ILCO's investments and the lapse rate and profitability of policies;



     - FIC's and ILCO's ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives;



     - customer response to new products, distribution channels and marketing initiatives;



     - mortality, morbidity and other factors which may adversely effect the profitability of FIC's and ILCO's insurance products;



     - changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of FIC's and ILCO's insurance products;



     - increasing competition in the sale of insurance and annuities;



     - regulatory changes or actions, including those relating to regulation of insurance products and insurance companies;



     - ratings assigned to FIC's and ILCO's insurance subsidiaries by independent rating organizations such as A.M. Best Company; and



     - unanticipated litigation.

                        FINANCIAL INDUSTRIES CORPORATION

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information gives effect to the merger and the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined financial information should be read in conjunction with the audited historical consolidated financial statements and related notes of FIC and ILCO, which are incorporated by reference into this joint proxy statement/ prospectus.

     The unaudited pro forma balance sheet gives effect to the merger as if it had occurred on the balance sheet date. The unaudited pro forma consolidated statements of income give effect to the merger as if it had occurred at the beginning of the earliest period presented. The transaction is being accounted for on a purchase basis.

     The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available as of the date of this joint proxy statement/prospectus. The unaudited pro forma financial statements do not give effect to any cost savings or synergies which may result from the integration of FIC's and ILCO's operations.

                      FINANCIAL INDUSTRIES CORPORATION AND
                       INTERCONTINENTAL LIFE CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000

              (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                     HISTORICAL
                                                 ------------------    PRO FORMA     PRO FORMA
                                                   FIC       ILCO     ADJUSTMENTS    COMBINED
                                                 -------   --------   -----------    ---------
REVENUES:
Premium........................................  $33,149   $ 10,873                  $ 44,022
Net Investment Income..........................    6,940     50,893      (3,654)(a)    54,179
Earned Insurance Charges.......................    4,323     38,500                    42,823
Other..........................................        6      3,490                     3,496
                                                 -------   --------     -------      --------
          Total Revenues.......................   44,418    103,756      (3,654)      144,520
BENEFITS AND EXPENSES:
Policyholder Benefits..........................   13,453     32,460                    45,913
Interest Expense on Contractholder Deposit
  Funds........................................    2,211     28,794                    31,005
Operating Expenses.............................   11,375     17,103                    28,478
Interest Expense...............................    1,899         --      (1,899)(a)       -0-
Other Operating Expenses.......................    8,998      6,312      (4,396)(d)    10,914
                                                 -------   --------     -------      --------
          Total Benefits and Expenses..........   37,936     84,669      (6,295)      116,310
                                                 -------   --------     -------      --------
Income before Federal Income Taxes and Equity
  in Net Earnings of Affiliates................    6,482     19,087       2,641        28,210
Provision for Federal Income Taxes.............    1,284      7,021       1,225(d)      9,530
                                                 -------   --------     -------      --------
Income before Equity in Net Earnings of
  Affiliates...................................    5,198     12,066       1,416        18,680
Equity in Net Earnings of Affiliates...........    3,581         --      (3,581)(a)        --
                                                 -------   --------     -------      --------
          Net Income...........................  $ 8,779   $ 12,066     $(2,165)     $ 18,680
                                                 =======   ========     =======      ========
Weighted Average Shares Outstanding:
  Basic........................................    5,055      8,333       4,616         9,481(e)
                                                 -------   --------     -------      --------
  Diluted......................................    5,163      8,343       4,616         9,488(e)
                                                 -------   --------     -------      --------
Net Income Per Share:
  Basic........................................  $  1.74   $   1.45                  $   1.97
                                                 =======   ========                  ========
  Diluted......................................  $  1.70   $   1.45                  $   1.97
                                                 =======   ========                  ========

                      FINANCIAL INDUSTRIES CORPORATION AND
                       INTERCONTINENTAL LIFE CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
              (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               HISTORICAL           PRO          PRO
                                                           ------------------      FORMA        FORMA
                                                             FIC       ILCO     ADJUSTMENTS    COMBINED
                                                           -------   --------   -----------    --------
REVENUES:
Premium..................................................  $33,958   $ 11,132                  $ 45,090
Net Investment Income....................................    7,557     50,025      (4,324)(a)    53,258
Earned Insurance Charges.................................    4,752     40,447                    45,199
Other....................................................      (23)     2,601                     2,578
                                                           -------   --------     -------      --------
         Total Revenues..................................   46,244    104,205      (4,324)      146,125
BENEFITS AND EXPENSES:
Policyholder Benefits....................................   12,585     32,001                    44,586
Interest Expense on Contractholder Deposit Funds.........    2,189     30,229                    32,418
Operating Expenses.......................................   11,740     17,029                    28,769
Interest Expense.........................................    2,374         --      (2,392)(a)       (18)
Other Operating Expenses.................................   10,343      6,207      (4,340)(d)    12,210
                                                           -------   --------     -------      --------
         Total Benefits and Expenses.....................   39,231     85,466      (6,732)      117,965
                                                           -------   --------     -------      --------
Income before Federal Income Taxes and Equity in Net
  Earnings
  of Affiliates..........................................    7,013     18,739       2,408        28,160
Provision for Federal Income Taxes.......................    1,174      5,974       1,206(d)      8,354
                                                           -------   --------     -------      --------
Income before Equity in Net Earnings of Affiliates.......    5,839     12,765       1,202        19,806
Equity in Net Earnings of Affiliates.....................    3,310         --      (3,310)(a)        --
                                                           -------   --------     -------      --------
         Net Income......................................  $ 9,149   $ 12,765     $(2,108)     $ 19,806
                                                           =======   ========     =======      ========
Weighted Average Shares Outstanding:
  Basic..................................................    5,055      8,796       5,384        10,249(e)
                                                           -------   --------     -------      --------
  Diluted................................................    5,200      8,800       5,384        10,252(e)
                                                           -------   --------     -------      --------
Net Income Per Share:
  Basic..................................................  $  1.81   $   1.45                  $   1.93
                                                           =======   ========                  ========
  Diluted................................................  $  1.76   $   1.45                  $   1.93
                                                           =======   ========                  ========

                      FINANCIAL INDUSTRIES CORPORATION AND
                       INTERCONTINENTAL LIFE CORPORATION

                  PRO FORMA COMBINED CONDENSED BALANCED SHEET

                               DECEMBER 31, 2000

                           (UNAUDITED) (IN THOUSANDS)


                                                  HISTORICAL               PRO            PRO
                                             ---------------------        FORMA          FORMA
                                               FIC         ILCO        ADJUSTMENTS      COMBINED
                                             --------   ----------     -----------     ----------
ASSETS

Total Invested Assets......................  $ 99,114   $  659,982         (1,708)(a)  $  757,382
                                                                               (7)(c)
Investment in Affiliate....................    79,105           --        (79,105)(a)           0
Notes Receivable from Affiliates...........         0       35,349        (35,349)(a)           0
Intangible Assets..........................    75,601       75,419        (38,934)(c)     111,862
                                                                             (224)(a)
Separate Account Assets....................        --      444,898              0         444,898
Other Assets...............................    46,946       91,967         (3,075)(c)     135,838
                                             --------   ----------      ---------      ----------
          Total Assets.....................  $300,766   $1,307,615      $(158,401)     $1,449,980
                                             ========   ==========      =========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Policyholder Liabilities...................  $108,694   $  666,079          3,117(c)   $  777,890
Subordinated Notes Payable to Affiliate....    35,349            0        (35,349)(a)          --
Deferred Federal Income Taxes..............    24,437       27,188        (18,854)(c)      32,771
Other Liabilities..........................     3,734       10,045              0          13,779
Excess of Net Assets Acquired Over Cost....         0            0         11,621(c)       11,621
Separate Account Liabilities...............         0      440,127         (3,036)(c)     437,091
                                             --------   ----------      ---------      ----------
          Total Liabilities................   172,214    1,143,439        (42,501)      1,273,152
Minority Interest..........................         0            0         88,559(a)            0
                                                                          (88,559)(a)
Shareholders' Equity:
Common Stock...............................     1,169        2,389         (2,389)(a)       2,313
                                                                            1,144(b)
Additional Paid in Capital.................     7,225        4,561         (4,561)(a)      67,199
                                                                           59,974(b)
Accumulated Other Comprehensive Income.....     2,107        3,365         (3,365)(a)       2,107
Retained Earnings..........................   125,426      163,998       (163,998)(a)     125,426
Treasury Stock.............................    (7,375)     (10,137)         8,429(a)      (20,217)
                                                                          (11,134)(b)
                                             --------   ----------      ---------      ----------
          Total Shareholders' Equity.......   128,552      164,176       (115,900)        176,828
                                             --------   ----------      ---------      ----------
          Total Liabilities and
            Shareholders' Equity...........  $300,766   $1,307,615      $(158,401)     $1,449,980
                                             ========   ==========      =========      ==========

                        FINANCIAL INDUSTRIES CORPORATION

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On January 17, 2001, FIC and ILCO entered into a merger agreement that will result in a wholly-owned subsidiary of FIC being merged with and into ILCO. The merger agreement provides that ILCO shareholders will receive 1.1 shares of FIC common stock for each share of ILCO common stock that they owned immediately before the merger.


     The pro forma combined condensed balance sheet assumes that the merger took place December 31, 2000 and combines FIC's consolidated balance sheet and ILCO's consolidated balance sheet as of December 31, 2000.



     The pro forma combined condensed statement of operations assumes the merger took place as of the beginning of the period presented and combines FIC's consolidated statement of operations for the years ended December 31, 1999 and 2000 and ILCO's consolidated statement of operations for the years ended December 31, 1999 and 2000.


     (a) Adjustment reflects the consolidation of FIC and ILCO in connection with the merger resulting in the elimination of the following items (in thousands):


                                                              12/31/00   12/31/99
                                                              --------   --------
Summary of Operations:
  Interest income from affiliates...........................  $  3,654    $4,324
  Interest expense to affiliate.............................     1,899     2,392
  Equity in net earnings of affiliate.......................     3,581     3,310
Balance Sheet:
  Investment in FIC common stock by ILCO....................  $  1,708
  Investment in ILCO by FIC.................................    79,105
  Notes receivable from affiliate...........................    35,349
  Intangible assets.........................................       307
  Notes payable to affiliate................................    35,349
  Common stock of ILCO......................................     2,389
  Paid in capital of ILCO...................................     4,561
  Accumulated other comprehensive income of ILCO............     3,365
  Retained earnings of ILCO.................................   163,998
  Treasury stock of ILCO....................................    (8,429)



     For consolidation purposes minority interest of $88,559,000 was generated in the consolidation entry and eliminated in the acquisition entry.



     The $8,429,000 pro forma adjustment to treasury stock contains both the elimination of the historical ILCO treasury stock in the amount of $10,137,000 as well as the recording of the additional $1,708,000 of treasury stock created as a result of the transaction.



     (b) Adjustment reflects the components of the consideration paid in the form of 1.1 shares of FIC stock for each share of ILCO stock. FIC will issue approximately 5,729,000 shares of which 4,616,000 are to outside shareholders and 1,113,000 are to insurance subsidiaries of FIC and ILCO and will be treated as treasury stock after the transaction. The market price of FIC common stock used in the pro forma statements is $10.00 a share which calculates a net purchase price before stock options granted of $46,160,000. The components of the purchase price are as follows (in thousands):



Common stock..............................................  $  1,144
Additional paid in capital................................    56,150
Estimated fair value of stock options granted.............     3,824
Treasury stock............................................   (11,134)
                                                            --------
                                                            $ 49,984
                                                            ========



     To the extent that the ILCO stock options were unvested, unearned compensation of $269,000 and $440,000 for the years ended December 31, 2000 and 1999 was calculated and will be recognized over the remaining service life associated with the options.



     (c) Adjustment reflects the allocation of the purchase price to 51.62% of ILCO's assets and liabilities which represents those assets and liabilities acquired and assumed, as follows (in thousands):



                                                   ALLOCATION OF    CARRYING
                                                   PURCHASE PRICE    VALUE     ADJUSTMENTS
                                                   --------------   --------   -----------
Invested Assets..................................     $340,676      $340,683    $     (7)
Intangible Assets................................           --        38,934     (38,934)
Notes Receivable from Affiliates.................       18,247        18,247          --
Separate Account Assets..........................      229,656       229,656          --
Other Assets.....................................       44,398        47,473      (3,075)
Policyholder Liabilities.........................      346,947       343,830       3,117
Deferred Income Taxes............................       (4,918)       13,936     (18,854)
Excess of Net Assets Acquired Over Cost..........       11,621             0      11,621
Other Liabilities................................        5,185         5,185          --
Separate Account Liabilities.....................      224,158       227,194      (3,036)
                                                      --------
                                                      $ 49,984
                                                      ========
Note that the above table reflects the net effect of an entry to offset gross negative goodwill calculated in the amount of $56,578,000 against the Present Value of Future
Profits of $41,622,000 (net of tax) and other non-current assets in the amount of $3,335.
Also note that the remaining 48.38% of ILCO's net assets already owned by FIC will continue to be carried at cost.


     (d) Adjustment reflects reduction in amortization and depreciation expense resulting from the elimination of Deferred Acquisition Costs, Present Value of Future Profits and property, plant and equipment to the extent these assets were acquired and the increase in income due to the amortization of the excess of net assets acquired over cost as follows (in thousands):


                                                              12/31/00   12/31/99
                                                              --------   --------
Deferred Acquisition Costs..................................   $1,293     $1,224
Present Value of Future Profits.............................    1,965      1,977
Property, Plant & Equipment.................................      243        244
Excess of Net Assets Acquired Over Cost.....................      895        895
                                                               ------     ------
                                                               $4,396     $4,340
                                                               ------     ------
Federal Income Tax..........................................   $1,225     $1,206
                                                               ------     ------

     The excess of net assets acquired over cost recorded in connection with this transaction is being amortized over the life of the related block of business, approximately 13 years.

     (e) Pro forma weighted average common shares outstanding for all periods presented are based on FIC and ILCO's combined historical weighted average shares, after adjustment of ILCO's historical number of shares by the exchange ratio of 1.1. The calculation of weighted average common shares is presented in the table below (in thousands):


                                                              12/31/00   12/31/99
                                                              --------   --------
New FIC weighted average shares issued as a result of the
  acquisition...............................................    4,616      5,384
FIC weighted average shares outstanding prior to the
  acquisition...............................................    5,055      5,055
                                                               ------     ------
Gross weighted average shares of the combined company.......    9,671     10,439
FIC treasury stock created as a result of the acquisition...     (190)      (190)
                                                               ------     ------
Net weighted average shares of the combined company.........    9,481     10,249

                              THE SPECIAL MEETINGS

THE FIC SPECIAL MEETING

  GENERAL

     We are furnishing this joint proxy statement/prospectus to FIC shareholders in connection with the solicitation of proxies by the FIC board of directors for use at the FIC special meeting of shareholders. This joint proxy statement/prospectus, the attached notice of special meeting of shareholders and the enclosed proxy card are first being mailed to the shareholders of FIC on or
about                , 2001.

  MATTERS TO BE CONSIDERED AT THE FIC SPECIAL MEETING

     At the FIC special meeting, FIC shareholders will consider and vote on the following proposals:

          FIC Proposal No. 1: to approve the issuance of shares of FIC common stock pursuant to the merger agreement; and

          FIC Proposal No. 2: to approve an amendment to the FIC articles of incorporation, as amended, to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000.

  FIC Proposal No. 1 -- Issuance of Shares

     Based upon the number of shares of ILCO common stock outstanding on the date of this joint proxy statement/prospectus, as well as outstanding options to purchase shares of ILCO common stock, FIC expects to issue up to shares of FIC common stock in the merger. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. We urge you to read carefully the merger agreement, as it is the document that governs the terms of the merger.

     Under the rules of The Nasdaq National Market, FIC is required to seek shareholder approval for any issuance of shares of its common stock in connection with the acquisition of another company if its common stock to be issued in the transaction exceeds 20% of the issued and outstanding shares of its common stock and of its outstanding voting power. The shares of FIC common stock to be issued to ILCO shareholders in the merger are equal to, in the
aggregate, approximately   % of the currently issued and outstanding shares of
FIC common stock and of its outstanding voting power as of             , 2001.
Therefore, FIC is seeking shareholder approval of the issuance of shares of its common stock in the merger.

  FIC Proposal No. 2 -- Amendment of Articles of Incorporation

     Additionally, FIC is seeking shareholder approval to the amendment of its articles of incorporation to increase the number of authorized shares of its
common stock from 10,000,000 to 25,000,000. As of             , 2001:

     -      shares of FIC common stock issued and outstanding;

     - shares of FIC common stock reserved for issuance under outstanding options;

     - shares of FIC common stock which are authorized but not issued or reserved for issuance;

     - shares of FIC common stock are expected to be issued in the merger (based upon the number of shares of ILCO common stock outstanding on the date of this joint proxy statement/prospectus, as well as outstanding options to purchase ILCO common stock;

     - shares of FIC common stock are expected to be issued and outstanding after the merger;

     - shares of FIC common stock are expected to be reserved for issuance after the merger; and

     - shares of FIC common stock are expected to be authorized but unissued and unreserved for issuance after the merger.

     Accordingly, FIC needs to authorize additional shares of common stock under its articles of incorporation in order to have sufficient authorized shares to issue to the holders of ILCO common stock in the merger and upon the exercise of ILCO stock options assumed in the merger. The approval of the FIC Proposal No. 2 to amend its articles of incorporation is a condition to the consummation of the merger. In addition, the increase in the number of authorized shares of FIC common stock under the amended articles of incorporation will provide future flexibility should the board of directors of FIC determine that a stock dividend, primary equity offering(s), or acquisition or other transactions involving the use of FIC common stock are in the best interests of FIC and its shareholders. Shares of FIC common stock may be issued for cash, property, services rendered or cancellation of indebtedness, or in any combination thereof, and at such price or prices and on such terms as the board of directors of FIC determines to be reasonable in its business judgment consistent with Texas law. Shares of FIC common stock may generally be issued by the board of directors of FIC without authorization from its shareholders, although requirements of The Nasdaq Stock Market or any national securities exchange on which FIC's common stock is then listed may require shareholder approval of the issuance of FIC common stock in certain circumstances. FIC has no present plan or intention to issue any shares of common stock after the merger other than to holders of shares of ILCO common stock and upon the exercise of ILCO stock options assumed in the merger.

     AFTER CAREFUL CONSIDERATION, AND UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE OF THE FIC BOARD OF DIRECTORS CONSISTING OF DISINTERESTED DIRECTORS, THE FIC BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER ON SUBSTANTIALLY THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT IS ADVISABLE AND IS FAIR TO, AND IN THE BEST INTERESTS OF, FIC AND ITS SHAREHOLDERS. THE FIC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FIC COMMON STOCK VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF SHARES OF FIC COMMON STOCK IN THE MERGER, AND "FOR" THE APPROVAL OF THE AMENDMENT TO FIC'S ARTICLES OF INCORPORATION.

  DATE, TIME AND PLACE

     The FIC special meeting is scheduled to be held at 10:00 a.m., local time,
on           ,             , 2001, at the principal offices of Financial
Industries Corporation, 6500 River Place Blvd., Building One, Austin, Texas
78730.

     PLEASE COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED PREPAID RETURN ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

  RECORD DATE; QUORUM

     The FIC board of directors has fixed the close of business on
               , 2001 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the FIC special meeting. On
that date, FIC had      shares of common stock outstanding. The holders of these
shares will be entitled to one vote per share on the issuance of shares of FIC common stock in the merger and the amendment to FIC's articles of incorporation.

     A quorum is present at a special meeting if a majority of the shares of FIC common stock issued and outstanding and entitled to vote at the meeting is represented in person or by proxy. Shares of FIC common stock represented at the special meeting, but for which the holders have abstained from voting, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

  VOTES REQUIRED

     The issuance of shares of FIC common stock in the merger will be approved if at least a majority of the shares voted either in person or by proxy at the FIC special meeting vote in favor of approval of such issuance. The proposal to amend the FIC articles of incorporation will be approved if the holders of shares representing at least a majority of the votes that may be cast by the holders of all of the outstanding shares of FIC common stock vote in favor thereof. The merger may not be completed unless the FIC shareholders also approve the amendment to FIC's articles of incorporation.

  VOTING BY FIC'S EXECUTIVE OFFICERS AND DIRECTORS

     As of the record date, FIC's executive officers and directors owned and
held the power to vote      shares of FIC common stock, representing
approximately   % of the voting power of FIC common stock outstanding, and have each indicated their present intention to vote, or cause to be voted, such shares in favor of approval of the issuance of shares of FIC common stock in the merger and the amendment to the FIC articles of incorporation.

  VOTING OF PROXIES; REVOCABILITY OF PROXIES

     Shares of FIC common stock represented by properly executed proxies received in advance of the special meeting will, unless these proxies have been properly revoked, be voted in accordance with the instructions indicated on such proxies or, if no instructions have been indicated, will be voted in favor of approval of the issuance of shares of FIC common stock in the merger and the amendment to the FIC articles of incorporation, and, in the discretion of the individuals named in the accompanying proxy card, on any other matters which may properly come before the FIC special meeting. Abstentions may be specified with respect to the approval of the issuance of shares of FIC common stock in the merger and/or the amendment to the FIC articles of incorporation by properly marking the "ABSTAIN" box on the proxy card for the appropriate proposal for which abstention is sought.

     Any proxy may be revoked by the shareholder giving it, at any time prior to its being exercised, by filing a notice of revocation with the Secretary of FIC at the address given on the notice of shareholders' meeting accompanying this joint proxy statement/prospectus or by submitting a duly executed proxy card bearing a later date than an earlier submitted proxy. Any proxy may also be revoked by the shareholder's attendance at the FIC special meeting and voting in person. A notice of revocation need not be on any specific form, but must be in writing.

     Only shares affirmatively voted for the approval of the issuance of shares of FIC common stock in the merger and/or the amendment to the FIC articles of incorporation, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If an FIC shareholder abstains from voting or does not vote on a proposal, either in person or by proxy, it will have the same effect as if that FIC shareholder had voted against that proposal. Brokers who hold shares of FIC common stock in street name for customers who are the beneficial owners of such shares may not authorize a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as "broker non-votes" and have the effect of votes against the applicable proposals.

     The persons named as proxies by a shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to issue shares of FIC common stock in the merger and/or the amendment to FIC's articles of incorporation will be voted in favor of any such adjournment or postponement.

     FIC does not expect that any matter other than the proposals to approve the issuance of shares of FIC common stock in the merger and to amend the FIC articles of incorporation will be brought before the special meeting. If, however, the FIC board of directors properly presents other matters, the persons named as proxies will vote in accordance with their discretion.

  SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the FIC board of directors. FIC will bear the costs relating to the solicitation of proxies. In addition to solicitation by mail, FIC's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews, and FIC reserves the right to retain outside agencies for the purpose of soliciting proxies, which may be paid customary fees for performing those services.

THE ILCO SPECIAL MEETING

  GENERAL

     We are furnishing this joint proxy statement/prospectus to ILCO shareholders in connection with the solicitation of proxies by the ILCO board of directors for use at the ILCO special meeting of shareholders. This joint proxy statement/prospectus, the attached notice of special meeting of shareholders and the enclosed proxy card are first being mailed to the shareholders of ILCO on or
about             , 2001.

  MATTERS TO BE CONSIDERED AT THE ILCO SPECIAL MEETING

     At the ILCO special meeting, ILCO shareholders will consider and vote on the proposal to approve the plan of merger upon the terms and conditions set forth in the merger agreement.

     A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. We urge you to read carefully the merger agreement, as it is the document that governs the terms of the merger.

     AFTER CAREFUL CONSIDERATION, AND UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE OF THE ILCO BOARD OF DIRECTORS CONSISTING OF DISINTERESTED DIRECTORS, THE ILCO BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER ON SUBSTANTIALLY THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT IS ADVISABLE AND IS FAIR TO, AND IN THE BEST INTERESTS OF, ILCO AND ITS SHAREHOLDERS. THE ILCO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF ILCO COMMON STOCK VOTE "FOR" THE APPROVAL OF THE PLAN OF MERGER CONTAINED IN THE MERGER AGREEMENT.

  DATE, TIME AND PLACE

     The ILCO special meeting is scheduled to be held at 11:00 a.m., local time,
on           ,   , 2001, at the principal offices of InterContinental Life
Corporation, 6500 River Place Blvd., Building One, Austin, Texas 78730.

     PLEASE COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED PREPAID RETURN ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

     You should NOT send your ILCO stock certificates with your proxy. A transmittal form with instructions for the surrender of your ILCO common stock certificates will be mailed to you as soon as practicable after completion of the merger.

  RECORD DATE; QUORUM

     The ILCO board of directors has fixed the close of business on
               , 2001 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the ILCO special meeting. On
that date, ILCO had           shares of common stock outstanding. The holders of
these shares will be entitled to one vote per share on the plan of merger contained in the merger agreement.

     A quorum is present at a special meeting if a majority of the shares of ILCO common stock entitled to vote at the meeting is represented in person or by proxy. Shares of ILCO common stock represented at the special meeting, but for which the holders have abstained from voting, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

  VOTES REQUIRED

     The plan of merger will be approved if the holders of shares representing at least two-thirds of the votes that may be cast by the holders of all of the outstanding shares of ILCO common stock vote in favor of approval of the plan of merger contained in the merger agreement.

  VOTING BY ILCO'S EXECUTIVE OFFICERS AND DIRECTORS

     As of the record date, ILCO's executive officers and directors owned and
held the power to vote      shares of ILCO common stock, representing
approximately   % of the voting power of ILCO common stock outstanding, and have each indicated their present intention to vote, or cause to be voted, such shares in favor of approval of the plan of merger.

  VOTING BY FIC

     As of the record date, FIC beneficially owned and held the power to vote 3,932,692 shares of ILCO common stock, representing approximately 48% of the voting power of ILCO common stock outstanding. FIC has agreed to vote all shares of ILCO common stock owned by FIC and its subsidiaries either "for" or "against" the plan of merger in the same manner as the prevailing majority of the shares of ILCO common stock (other than shares held of record by FIC and its subsidiaries) voted in person or by proxy (it being understood that for such determination, only votes "for" and "against" the plan of merger will be counted).

  VOTING OF PROXIES; REVOCABILITY OF PROXIES

     Shares of ILCO common stock represented by properly executed proxies received in advance of the special meeting will, unless these proxies have been properly revoked, be voted in accordance with the instructions indicated on such proxies or, if no instructions have been indicated, will be voted in favor of approval of the plan of merger, and, in the discretion of the individuals named in the accompanying proxy card, on any other matters which may properly come before the ILCO special meeting. Abstentions may be specified with respect to the approval of the plan of merger by properly marking the "ABSTAIN" box on the proxy card for such proposal.

     Any proxy may be revoked by the shareholder giving it, at any time prior to its being exercised, by filing a notice of revocation with the Secretary of ILCO at the address given on the notice of shareholders' meeting accompanying this joint proxy statement/prospectus or by submitting a duly executed proxy card bearing a later date than an earlier submitted proxy. Any proxy may also be revoked by the shareholder's attendance at the ILCO special meeting and voting in person. A notice of revocation need not be on any specific form, but must be in writing.

     Only shares affirmatively voted for the approval of the plan of merger, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If an ILCO shareholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as if that ILCO shareholder had voted against the approval of the plan of merger. Brokers who hold shares of ILCO common stock in street name for customers who are the beneficial owners of such shares may not authorize a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as "broker non-votes" and have the effect of votes against the approval of the plan of merger.

     The persons named as proxies by a shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the plan of merger will be voted in favor of any such adjournment or postponement.

     ILCO does not expect that any matter other than the proposal to approve and adopt the plan of merger will be brought before the special meeting. If, however, the ILCO board of directors properly presents other matters, the persons named as proxies will vote in accordance with their discretion.

  SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the ILCO board of directors. ILCO will bear the costs relating to the solicitation of proxies. In addition to solicitation by mail, ILCO's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews, and ILCO reserves the right to retain outside agencies for the purpose of soliciting proxies, which may be paid customary fees for performing those services.

                                   THE MERGER

BACKGROUND

     In late summer 2000, management of FIC and ILCO began discussing the mutual benefits of a possible combination of the two companies. Wise & Associates, Inc., an actuarial consulting firm that FIC had previously hired to perform other actuarial services, was hired by FIC to perform an actuarial appraisal of Family Life Insurance Company, an indirect subsidiary of FIC, and Investors Life Insurance Company of North America and Investors Life Insurance Company of Indiana, direct and indirect subsidiaries of ILCO, respectively.


     On October 13, 2000, at a regularly scheduled meeting of the FIC board of directors, the FIC board discussed the actuarial appraisal prepared by Wise & Associates and the possibility of a merger between FIC and ILCO. FIC did not consider other strategic alternatives. Based upon the relative equal values of FIC, ILCO and an assumed merged FIC/ILCO entity set forth in the actuarial appraisal, the FIC board determined that it would be advisable to establish a special committee of independent directors, referred to as the FIC Special Committee, comprised of John D. Barnett, Joseph F. Crowe, Jerome H. Supple and Frank Parker, to advise the FIC board on the fairness of a potential merger of FIC and ILCO. FIC then filed a press release announcing the formation of the FIC Special Committee to explore a potential merger with ILCO.



     On October 13, 2000, at a regularly scheduled meeting of the ILCO board of directors, the ILCO board discussed the actuarial appraisal prepared by Wise & Associates and the possibility of a merger between FIC and ILCO. The ILCO board was aware that because of FIC's approximate 48% beneficial ownership of ILCO, ILCO could not be sold without the vote of FIC, and the FIC board had previously informed the ILCO board that it had no present intention of selling its interest in ILCO. As a result, ILCO did not solicit any third-party offer for a business combination, and therefore, no strategic alternative was ever considered. Based upon the relative equal values of FIC, ILCO and an assumed merged FIC/ILCO entity set forth in the actuarial appraisal, the ILCO board determined that it would be advisable to establish a special committee of independent directors, referred to as the ILCO Special Committee, comprised of W. Lewis Gilcrease, and Richard A. Kosson, and Elizabeth T. Nash, to advise the ILCO board on the fairness of a potential merger of FIC and ILCO. ILCO then filed a press release announcing the formation of the ILCO Special Committee to explore a potential merger with FIC.


     On the day of the public announcement of the formation of the special committees, two class action lawsuits were filed against FIC, ILCO and the officers and directors of ILCO (some of whom are also officers and directors of FIC). The actions allege that a cash consideration in the proposed merger is unfair to the shareholders of ILCO, that it would prevent the ILCO shareholders from realizing the true value of ILCO, and that FIC and the named officers and directors had material conflicts of interest in approving the transaction. At the time the lawsuits were filed, no merger terms or consideration, either cash or stock, had been proposed or discussed by either of the special committees. For more information, see the section entitled Litigation Relating to the Merger.


     On October 25, 2000, the ILCO Special Committee met with a representative from Wise & Associates to discuss the actuarial appraisal previously prepared by Wise & Associates. At the request of the ILCO Special Committee, the meeting was also attended by James M. Grace, Vice President and Treasurer of ILCO and FIC, and Eugene E. Payne, a director of ILCO and a retired Vice President of ILCO and FIC. Mr. Grace and Dr. Payne were available to answer questions. At the meeting the ILCO Special Committee discussed the methodology used by Wise & Associates in the appraisal and the results of the appraisal as discussed on page 52 of this joint proxy statement/prospectus.


     On October 27, 2000, the members of the FIC Special Committee, other than Mr. Crowe, met with a representative from Wise & Associates to discuss the actuarial appraisal previously prepared by Wise & Associates. At the request of the FIC Special Committee, the meeting was also attended by Mr. Grace. Mr. Grace was available to answer questions. At the meeting, the FIC Special Committee discussed the methodology used by Wise & Associates in the appraisal and the results of the appraisal as discussed on page 52 of this joint proxy statement/prospectus.


     On November 13, 2000, the ILCO Special Committee met to discuss how to proceed with their analysis of a proposed merger with FIC. At the meeting the ILCO Special Committee appointed Fulbright & Jaworski L.L.P. as its independent legal counsel.

     On November 21, 2000, the FIC Special Committee held a meeting at which it appointed Mr. Crowe to act as chairman and interviewed and engaged Weil, Gotshal & Manges LLP as its legal counsel.

     On November 21, 2000, the ILCO Special Committee met to consider the recommendation from ILCO management that it retain P.W. Mattingly & Co. Inc. as its independent financial advisor. After a discussion of the role of the financial advisor and of the ILCO Special Committee, it was determined that proposals from additional financial advisors should be considered before a decision was made. In addition, Dr. Gilcrease was appointed chairman of the ILCO Special Committee at the meeting.

     On November 27, 2000, the FIC Special Committee held a meeting at which it hired Philo Smith Capital Corporation as its financial advisor after full discussion and review of written materials presented to the FIC Special Committee by several investment banking firms. Subsequent to the meeting, a formal engagement letter was executed by FIC.

     On November 29, 2000, the ILCO Special Committee met to consider written proposals containing firm resumes and fee proposals from three potential financial advisors. After a thorough discussion, Mattingly & Co. was appointed independent financial advisor to the ILCO Special Committee, subject to the acceptance by Mattingly & Co. of certain modifications to its proposed form of engagement letter. Subsequent to the meeting, the engagement letter was modified, and Mattingly & Co. was engaged as independent financial advisor to the ILCO Special Committee.

     On November 29, 2000 or thereafter, Mr. Grace provided to Mattingly & Co. the following information and materials which had been requested by Mattingly & Co. in order to assist in its work for the ILCO Special Committee:

     - a copy of the Wise & Associates actuarial valuation;


     - certain publicly available GAAP financial statements of FIC and ILCO and certain publicly available statutory financial statements of the insurance subsidiaries of FIC and ILCO and;



     - drafts of unaudited pro forma combined condensed financial statements as of September 30, 2000 and December 31, 1999.


     On November 30, 2000, a representative of Philo Smith Capital met with Mr. Crowe, Mr. Grace, Theodore A. Fleron, Vice President and Assistant Secretary of FIC and ILCO, and a representative of Weil Gotshal to obtain information and material pertaining to FIC and ILCO to assist Philo Smith Capital in its work for the FIC Special Committee. Philo Smith Capital was provided with copies of the following:

     - a copy of the Wise & Associates actuarial valuation;

     - certain publicly available GAAP and statutory financial statements of FIC and ILCO;


     - drafts of unaudited pro forma combined condensed financial statements as of September 30, 2000 and December 31, 1999;


     - projected annual expense savings from the elimination of the double reporting requirements; and


     - certain financial projections prepared by the managements of FIC and ILCO. Where material to the analysis performed by Philo Smith Capital, these projections are disclosed in the section entitled Opinion of the Financial Advisor to the FIC Special Committee beginning on page 43 of this joint proxy statement/prospectus.

     On December 5, 2000, a representative of Mattingly & Co. met with Roy F. Mitte, Chairman, President and Chief Executive Officer of FIC and ILCO, Mr. Grace, Mr. Fleron, Steven P. Schmitt, a Vice President of ILCO and FIC, and a representative of Fulbright & Jaworski to review and discuss information received and, among other things, each of FIC's and ILCO's business, operations, assets, financial condition and future prospects and requested additional material needed by Mattingly & Co. in order for it to perform its work for the ILCO Special Committee. Following these meetings, ILCO provided Mattingly & Co. with certain financial projections prepared by the managements of FIC and ILCO in accordance with the request.


     On December 14, 2000, the ILCO board of directors signed a unanimous written consent that, among other things, authorized the ILCO Special Committee to negotiate with FIC with respect to a merger proposal. The FIC board of directors signed a similar unanimous written consent with respect to the FIC Special Committee that same day.

     On December 15, 2000, the FIC Special Committee met with representatives of Philo Smith Capital and Weil Gotshal where a representative from Philo Smith Capital presented a detailed analysis of Philo Smith Capital's valuation of FIC and ILCO to the FIC Special Committee. After a full and lengthy discussion between the members of the FIC Special Committee and representatives of Philo Smith Capital and Weil Gotshal, the FIC Special Committee approved a motion to orally propose an exchange ratio of 0.9 of a share of FIC common stock for each share of ILCO common stock to the ILCO Special Committee. After consultation with the Chairman of the FIC Special Committee, Weil Gotshal then sent a draft of a summary term sheet to the ILCO Special Committee, which reflected the proposed exchange ratio of 0.9 to 1 and the other material terms of the proposed merger.

     On December 15, 2000, the ILCO Special Committee met with a representative of Mattingly & Co. to receive its preliminary analysis of the value of FIC and ILCO. At this meeting, as a result of further analysis of the ILCO Special Committee's independence, Dr. Gilcrease informed the ILCO Special Committee that although he does not have a personal financial interest in FIC, he is a director of The Roy F. Mitte and Joann Cole Mitte Foundation, which as a result of a donation in the summer of 2000 is now the largest shareholder of FIC. Dr. Gilcrease stated that he had decided to resign so that there would not be any question that the ILCO Special Committee was independent. Mr. Kosson was then elected chairman. During the meeting, the ILCO Special Committee was made aware of the verbal offer from the FIC Special Committee of an exchange ratio of 0.9 to 1. After a thorough discussion, the ILCO Special Committee directed its legal counsel to request a written offer from the FIC Special Committee in order that the proposed exchange ratio could be evaluated in the context of a specific transaction. The ILCO Special Committee also authorized its financial advisor to explore with FIC's financial advisor the basis and rationale for the proposed exchange ratio.

     On December 18, 2000, the ILCO board of directors signed a unanimous written consent confirming that the ILCO Special Committee would consist only of Mr. Kosson and Ms. Nash and amending the ILCO bylaws to provide that only two members of the board of directors are required in order to constitute a committee of the board of directors.

     On December 19, 2000, the ILCO Special Committee met to receive Mattingly & Co.'s report concerning the term sheet presented by FIC's Special Committee. Although a thorough discussion occurred, Mattingly & Co. stated that additional information was needed in order to analyze the pro forma effect on the combined company of the proposed exchange ratio. The ILCO Special Committee requested that its financial advisor undertake additional analysis so that it could appropriately respond to the FIC Special Committee proposal. The ILCO Special Committee also considered a real estate appraisal prepared at its request concerning the value of the primary real estate development owned by ILCO; however, it did not indicate a significant increase in appraised value over book value so it was not material to the ILCO Special Committee's determination.

     On December 20, 2000, the ILCO Special Committee met in order to receive the report of its financial advisor. Mattingly & Co.'s report included quantitative analysis, valuation issues, qualitative issues, and other transactional issues. After a thorough discussion, the ILCO Special Committee decided to respond to the outstanding offer of the FIC Special Committee in a conference call with representatives of the FIC Special Committee in order to make a counter proposal of an exchange ratio of 1.25 to 1. Fulbright & Jaworski was directed to prepare comments to the proposed term sheet reflecting the ILCO Special Committee's position with respect to other issues for delivery after the conference call.

     On December 21, 2000, the FIC Special Committee and its advisors had a telephonic meeting with the ILCO Special Committee and its advisors where the Chairman of the ILCO Special Committee made an oral counter proposal of 1.25 shares of FIC common stock for every share of ILCO common stock to the FIC Special Committee. The FIC Special Committee members and its advisors questioned Mattingly & Co. at length about the methodologies used to reach such counter proposal. The ILCO Special Committee then sent a revised summary term sheet to the FIC Special Committee, which reflected their proposed exchange ratio of 1.25 to 1 and their comments to the other material terms of the proposed merger. The FIC Special Committee then discussed the counter offer at length and directed a representative of Philo Smith Capital to meet with Mattingly & Co. to further discuss the valuation methodologies used in determining the ILCO Special Committee's counter proposal.

     On January 2, 2001, the FIC Special Committee met with representatives of Philo Smith Capital and Weil Gotshal. The representative of Philo Smith Capital reported his conversation with Mattingly & Co. to the members of the FIC Special Committee. Based on such conversation, the FIC Special Committee discussed alternative forms of merger consideration in addition to a stock for stock exchange ratio. After a full and lengthy discussion, the FIC Special Committee approved a motion to propose a counter offer to the ILCO Special Committee of an exchange ratio of one share of FIC common stock for each share of ILCO common stock, together with a warrant to buy 1/10 of a share of FIC common stock at an exercise price of $10 per whole share and expiring in two years. The FIC Special Committee then further discussed the ILCO Special Committee's comments to the summary term sheet.

     On January 2, 2001, the ILCO Special Committee met to receive a report from Mattingly & Co. concerning its conversations with Philo Smith Capital. During the meeting, the ILCO Special Committee received the proposal from the FIC Special Committee of an exchange ratio of 1 to 1, plus a two-year warrant to purchase one share of FIC stock for each ten shares of ILCO's stock at $10.00 per share. The ILCO Special Committee decided that the new offer, while an improvement, was not equivalent to the 1.25 to 1 exchange ratio that it had requested. The ILCO Special Committee reported its conclusion to Philo Smith Capital.

     On January 3, 2001, the FIC Special Committee met with its advisors to further discuss the ILCO Special Committee's position and to discuss alternative structures to a stock for stock merger. The FIC Special Committee also authorized a representative of Philo Smith Capital to have another meeting with Mattingly & Co. Several informal discussions then took place between the Chairman of the FIC Special Committee and Mr. Mitte, and between representatives of Philo Smith Capital, Weil Gotshal and the Chairman of the FIC Special Committee. It was determined not to provide the ILCO Special Committee with a counter offer.

     On January 3, 2001, the ILCO Special Committee met to receive a report from its financial advisor concerning the recent developments in the negotiations. It was reported that the FIC Special Committee had not made a further counter offer and that, therefore, the negotiations had terminated.

     On the morning of January 4, 2001, Mr. Grace had a telephone conversation with Mattingly & Co. to better understand the basis for the difference between the proposals made by the FIC Special Committee and the ILCO Special Committee. In the course of that conversation, Mattingly & Co. stated that it could render a fairness opinion at an exchange ratio of 1.1 shares of FIC common stock for every share of ILCO common stock. Later that afternoon, Mr. Grace reported to the Chairman of the FIC Special Committee concerning Mattingly & Co.'s position. It was recommended that the ILCO Special Committee be provided with a revised summary term sheet reflecting this exchange ratio and the FIC Special Committee's comments to the summary term sheet proposed by the ILCO Special Committee on December 21, 2000.

     On the afternoon of January 4, 2001, the FIC Special Committee met with its advisors to discuss the proposal and questioned a representative of Philo Smith Capital at length regarding the fairness of the proposed exchange ratio to the FIC shareholders. Philo Smith Capital indicated that based on its analysis, the proposed exchange ratio was fair to the FIC shareholders and that Philo Smith Capital would render a fairness opinion to the FIC Special Committee at that exchange ratio. At the request of the FIC Special Committee, Weil Gotshal then sent a revised summary term sheet to the ILCO Special Committee which reflected an exchange ratio of 1.1 to 1.

     On the evening of January 4, 2001, the ILCO Special Committee met in order to respond to the revised term sheet from the FIC Special Committee. The ILCO Special Committee undertook, with its legal counsel and financial advisor, an analysis of the new term sheet. After a thorough discussion, and upon advice from its financial advisor, the ILCO Special Committee approved the term sheet, subject to acceptance by the FIC Special Committee of certain modifications of the term sheet. Legal counsel was directed to prepare comments to the term sheet reflecting the ILCO Special Committee's conditions.

     From January 5, 2001 to January 17, 2001, the FIC Special Committee and Weil Gotshal drafted and negotiated the terms of the merger agreement with the ILCO Special Committee and its legal advisors.

     On January 17, 2001, the FIC Special Committee met with its financial and legal advisors. At this meeting, a representative of Philo Smith Capital orally informed the FIC Special Committee of Philo Smith Capital's opinion that the proposed exchange ratio was fair, from a financial point of view, to the shareholders of FIC and responded to various questions raised by members of the FIC Special Committee regarding Philo Smith Capital's opinion. Weil Gotshal updated the FIC Special Committee on the result of recent negotiations and the final terms of the merger agreement. After considering the terms of the merger agreement and the opinion of Philo Smith Capital, the FIC Special Committee determined that the merger is advisable and in the best interests of FIC and its shareholders. The FIC Special Committee then unanimously approved the merger on substantially the terms and conditions contained in the merger agreement and unanimously voted to recommend that the FIC board approve and adopt the merger agreement. At a meeting of the FIC board of directors on the afternoon of January 17, 2001, the FIC Special Committee reported its conclusions and recommendations to the FIC board. The FIC board then approved and adopted the merger agreement and recommended approval of the issuance of shares pursuant to the merger agreement and related amendment to FIC's articles of incorporation to the shareholders of FIC.

     On January 17, 2001, the ILCO Special Committee met to consider a report from its legal counsel concerning the details of the merger agreement and to receive a final report from its financial advisor. Upon receipt of Mattingly & Co.'s opinion that, subject to the considerations set forth in the opinion, the proposed merger is fair to the ILCO shareholders from a financial point of view, the ILCO Special Committee unanimously adopted a resolution recommending to the ILCO board of directors the merger pursuant to the form of merger agreement presented to the ILCO Special Committee prior to the meeting.

     On January 17, 2001, the ILCO board of directors received a report from the ILCO Special Committee. The ILCO board approved the form, terms, and provisions of the merger agreement and unanimously recommended approval of the plan of merger contained in the merger agreement by the shareholders of ILCO.

     Following the approval of the merger by the FIC board and the ILCO board, FIC, ILCO and Merger Sub executed and delivered the merger agreement. Philo Smith Capital subsequently confirmed in writing its oral opinion delivered to the FIC Special Committee that the proposed exchange ratio in the plan of merger was fair, from a financial point of view, to the FIC shareholders.

     On January 18, 2001, FIC and ILCO issued a joint press release announcing the execution of the merger agreement.

FIC'S REASONS FOR THE MERGER

     In making its determination that the plan of merger on substantially the terms and conditions set forth in the merger agreement is advisable and to recommend approval of the issuance of shares of FIC common stock in the merger, the full FIC board of directors relied primarily on the recommendation of the FIC Special Committee, including the presentation of the financial advisor to the FIC Special Committee, that the exchange ratio contained in the merger agreement was fair, from a financial point of view, to FIC shareholders. Because of the ownership interest of FIC in ILCO and the fact that the senior officers of FIC are also senior officers of ILCO and a majority of the FIC directors also serve as members of the ILCO board of directors, the board of directors of FIC established the FIC Special Committee, consisting of disinterested directors, to consider and to evaluate a potential merger with ILCO. The FIC Special Committee consulted with FIC's management team, its financial advisor and outside legal counsel and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. The FIC Special Committee considered the following material advantages to the merger:

     - some analysts believe that a simplified ownership structure would be easier for some investors to understand;

     - a significant portion of FIC's earnings would no longer be generated by an equity interest in another entity;

     - the expected increased financial strength of the combined companies would enhance the ability of FIC to pursue new acquisitions;

     - elimination of the double regulatory reporting requirements and associated cost savings; and

     - FIC's earnings per share were projected to increase as a result of the merger.

     The FIC Special Committee also considered the following additional factors:

     - the terms and conditions of the merger agreement, including closing conditions and the exchange ratio;

     - information relating to the business, assets, management, competitive position, performance and prospects of each of FIC and ILCO, as well as current industry, market and economic conditions;

     - the complimentary nature of the business of the insurance subsidiaries of ILCO and FIC;

     - the expected qualification of the merger as a reorganization under
       Section 368(a) of the Internal Revenue Code; and

     - the opinion of FIC's financial advisor, Philo Smith Capital that, as of the date of the merger agreement and subject to the considerations set forth in Philo Smith Capital's opinion addressed to the FIC Special Committee, the exchange ratio set forth in the merger agreement is fair, from a financial point of view, to FIC shareholders.

     The FIC Special Committee also considered the projected dilution to FIC's book value to be a material disadvantage to the merger, as well as the risk that potential benefits of the merger might not be fully realized.

     The FIC Special Committee believed that FIC and ILCO could avoid or mitigate the disadvantages listed above, and that, overall, any risks were outweighed by the potential benefits of the merger.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the FIC Special Committee considered the factors as a whole and did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. In addition, individual members of the FIC Special Committee may have given different weight to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIC

     After careful consideration, and upon the recommendation of the FIC Special Committee, the FIC board of directors has unanimously determined that the terms of the merger agreement and the merger on substantially the terms and conditions set forth in the merger agreement are advisable and are fair to, and in the best interests of, FIC and its shareholders. The FIC board of directors has approved the merger agreement and the merger on substantially the terms and conditions set forth in the merger agreement and unanimously recommends that the shareholders of FIC vote "for" the approval of the issuance of shares of FIC common stock in the merger and "for" the approval of the amendment to FIC's articles of incorporation.

OPINION OF THE FINANCIAL ADVISOR TO THE FIC SPECIAL COMMITTEE

     Philo Smith Capital was engaged to assist the FIC Special Committee in connection with the examination and evaluation of a potential merger with ILCO. The FIC Special Committee selected Philo Smith Capital to act as financial advisor based on its reputation and experience in the insurance industry. Philo Smith Capital focuses on providing merger and acquisition advisory services to insurance companies. In this capacity, Philo Smith Capital is continually engaged in valuing these businesses and maintains an extensive database of insurance company mergers and acquisitions for comparative purposes. At the meeting of the FIC Special Committee on January 17, 2001, Philo Smith Capital rendered its oral opinion that, as of January 17, 2001, based upon and subject to the various factors and assumptions described in the Philo Smith Capital opinion, the exchange ratio provided in the merger agreement was fair, from a financial point of view, to FIC shareholders. On January 18, 2001, Philo Smith Capital confirmed its oral opinion in writing, delivered to the FIC Special Committee.

     PHILO SMITH CAPITAL'S OPINION, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY PHILO SMITH CAPITAL, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. FIC SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE PHILO SMITH CAPITAL OPINION CAREFULLY AND IN ITS ENTIRETY. THE PHILO SMITH CAPITAL OPINION IS DIRECTED TO THE FIC SPECIAL COMMITTEE AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF SHARES OF FIC COMMON STOCK AS OF THE DATE OF THE OPINION. THE PHILO SMITH CAPITAL OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF FIC COMMON STOCK AS TO HOW TO VOTE AT THE FIC SPECIAL MEETING. THE SUMMARY OF THE PHILO SMITH CAPITAL OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, ALTHOUGH MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     Philo Smith Capital has reviewed the fairness, from a financial point of view, of the exchange ratio in the proposed merger to the FIC Shareholders. Philo Smith Capital provided advice to the FIC Special Committee during the course of transaction negotiations. FIC did not provide specific instructions to, or place any limitations on, Philo Smith Capital with respect to the procedures to be followed or factors to be considered by it in performing or providing its opinion.

     In arriving at its opinion, Philo Smith Capital:

     - reviewed certain publicly available financial statements and other information of FIC and ILCO;

     - reviewed certain internal financial statements and other financial and operating data concerning ILCO and FIC prepared by the management of ILCO and FIC;

     - reviewed certain financial projections prepared by the management of FIC;

     - discussed the past and current operations and financial condition and the prospects of ILCO and FIC, including information relating to certain strategic, financial and operational benefits anticipated from the merger with senior executives of FIC;

     - reviewed with senior executives of FIC the pro forma impact of the merger on FIC's earnings per share, consolidated capitalization and financial ratios;

     - reviewed the reported prices and trading activity for FIC common stock and ILCO common stock;

     - compared the financial performance of FIC and the prices and trading activity of FIC common stock with the financial performance of ILCO and the prices and trading activity of ILCO common stock;

     - compared the financial performance of FIC and the prices and trading activity of FIC common stock and ILCO common stock with the S&P Life Index and the NASDAQ Insurance index over the last two and five year periods;

     - reviewed the results of a net present value analysis of FIC and ILCO prepared in conjunction with and based on projections provided by FIC and ILCO;

     - reviewed an actuarial report prepared by Wise & Associates, which included actuarial valuations of FIC and ILCO;

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of FIC and ILCO and their financial and legal advisors;

     - reviewed a draft of the merger agreement and certain related documents;
       and

     - performed such other analyses and considered such other factors as Philo Smith Capital deemed appropriate.

     In connection with the performance of its analysis, Philo Smith Capital requested from FIC and ILCO copies of financial and other information relating to FIC and ILCO's operations. Philo Smith Capital has reviewed financial and other information provided in response to the foregoing request. Philo Smith Capital has not interviewed representatives of FIC's legal counsel, actuarial consultants and auditors. Philo Smith Capital has not made an independent appraisal of the assets of ILCO or interviewed any customers of ILCO. Philo Smith Capital has relied, without independent verification, on the accuracy, completeness and fairness of all information provided to it.

     For the purposes of this valuation, Philo Smith Capital has assumed that ILCO will continue to operate as a going concern, without major changes in management, business practices, markets or scope. As such, Philo Smith Capital has made no assumptions to reflect potential acquisitions, divestitures, or restructurings, nor has it estimated the amount a potential buyer would pay due to real or perceived operating synergies or temporarily inflated currency values. Philo Smith Capital has not conducted an actuarial valuation of ILCO's reserves, nor has it commissioned such a study from any third party. Philo Smith Capital, in conducting its analysis, has made numerous assumptions regarding industry performance, general business, economic, market and financial conditions, which may be beyond the control of Philo Smith Capital, FIC and ILCO.

     In addition, Philo Smith Capital did not express any opinion as to the price that or range of prices at which FIC common stock may trade subsequent to the announcement or consummation of the merger. Philo Smith Capital's opinion was based on economic, market and other conditions, and the information made available to Philo Smith Capital, as of the date of the opinion. Philo Smith Capital assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after that date.

  EARNINGS AND BOOK VALUE ACCRETION/DILUTION BASED ON GAAP ACCOUNTING

     Using pro forma balance sheet and income statements prepared in accordance with generally accepted accounting principles ("GAAP") for FIC provided by FIC, which show the effect of FIC's acquisition of ILCO in a transaction accounted for as a purchase, Philo Smith Capital analyzed the effect that the proposed exchange ratio would have on the accretion and dilution to both earnings per share and book value per share of FIC.

                   PERCENTAGE ACCRETION IN EARNINGS PER SHARE

PRICE PER ILCO SHARE
---------------------------------
$9.00   $10.00   $11.00   $10.50*
-----   ------   ------   -------
25%      20%      18%      19%

                  PERCENTAGE DILUTION IN BOOK VALUE PER SHARE

PRICE PER ILCO SHARE
---------------------------------
$9.00   $10.00   $11.00   $10.50*
-----   ------   ------   -------
29%      27%      25%      26%

---------------

* January 12, 2001 Market Price
  (Pro forma balance sheet and income statements provided by FIC)

  COMPARABLE MERGER AND ACQUISITION TRANSACTIONS

     Philo Smith Capital also reviewed the financial terms and implied valuation multiples of selected transactions involving life insurance companies. Philo Smith Capital developed a comprehensive list of recent acquisitions of life insurers and the relevant financial information for each transaction.

     Philo Smith Capital chose transactions comparable to the proposed transaction based solely on the following criteria:

     - Recent transactions (transactions that took place in 1997, 1998 and 1999 and 2000);

     - A transaction size of between $20 million and $600 million for which adequate financial data is available;

     - Targets must have predominantly life insurance business and not have significant non-life business; and

     - Targets must not be books of business.

     From a list of 166 possible transactions, Philo Smith Capital derived a list of 35 transactions that it feels are reasonably comparable based only on the above criteria and have adequate public data for comparability purposes.

     Philo Smith Capital derived from the comparable transaction group, the median values for the acquisition price multiples of Price to GAAP Book Value ("P/B"), Price to GAAP LTM Earnings ("P/E") and Price to Statutory Capital & Surplus ("P/SS"). For the group, the median P/B was 1.32 times, the median P/E was 14.68 times and the median P/SS was 2.08 times.

     Philo Smith Capital used an average of the 30 trading days closing price prior to the announcement of the merger for valuation purposes. For FIC, that average price is $9.59. At the proposed exchange ratio, the per share consideration for ILCO is $10.55, or $9.59 multiplied by the exchange ratio of
1.1. Based on ILCO's September 30, 2000 GAAP book value per share of $19.32, the P/B for the proposed transaction is 0.55 times. The P/E multiple for the proposed transaction, based on ILCO's LTM Earnings per share of $1.60, is 6.59 times. The P/SS for the proposed transaction, based on year-end 1999 ILCO capital and surplus of $75 million, is 1.14 times.

  PUBLIC LIFE COMPANIES

     Philo Smith Capital compiled a list of publicly traded life insurance companies for comparison. The FIC and ILCO transaction involves two companies that, individually, are smaller and more controlled than the combined entity. Philo Smith Capital endeavored to analyze the relationship between size and public market valuations and control and public market valuations. The analysis supports the view that, all other things being equal, controlled companies, tend to trade for lower valuations than companies that are independent. Also, companies that are smaller, all other things being equal, will trade for lower valuations than companies that are larger.

     For the purposes of this analysis, controlled companies were defined as companies that were not more than 31% directly controlled by a parent company or individual and independent companies were companies with less than 31% control. Additionally, small companies were defined as companies with GAAP book value of less than $120 million and large companies were companies with GAAP book values over $120 million. The combined entity after the merger would fall into the large and independent categories.

     Philo Smith Capital compiled data on the price as of January 12, 2001 to LTM operating earnings and price to GAAP book value for each company. The median value of each data set is as follows:

                                                                    MEDIAN VALUES
                                                              -------------------------
                                                                             PRICE/LTM
                                                              PRICE/GAAP     OPERATING
                                                              BOOK VALUE        EPS
                                                              (JUNE 2000)   (JUNE 2000)
                                                              -----------   -----------
Large Life Companies........................................     1.35          11.38
Small Life Companies........................................     0.60          11.83
Independent Life Companies..................................     1.85          14.74
Controlled Life Companies...................................     0.85           9.61
based on January 12, 2001 stock prices

  ANALYSIS OF NET PRESENT VALUE

     The basis of this analysis is a five-year projection of free cash flows based on statutory net income, provided by the management of FIC, for FIC and ILCO. These projections showed expectations of total pre-tax statutory income for FIC of approximately $6.8 million, $6.5 million, $6.0 million, $5.7 million and $5.9 million for the years ended December 31, 2001, 2002, 2003, 2004 and 2005, respectively, and total pre-tax statutory income for ILCO $17.1 million, $18.0 million, $18.8 million, $18.7 million and $19.0 million for the same respective periods. Income projections for FIC did not include the added income realized by FIC's investment in ILCO. A risk adjusted discount rate of 13% was used for valuation purposes, although 11% and 15% rates are shown for comparative purposes. Philo Smith Capital discounted five years of cash flow for both FIC and ILCO to derive the net present value of those cash flows. Philo Smith Capital also derived a terminal value based on a multiple of GAAP net income in year five of $4.8 million for FIC and $12.9 million for ILCO, which was provided by management of FIC. A terminal multiple of 14 times was used.

DISCOUNT RATE                                                 FIC*    FIC**     ILCO
-------------                                                 -----   ------   ------
                                                                    ($ MILLION)
11.0%.......................................................  $62.7   $130.7   $140.4
13.0%.......................................................  $58.3   $120.4   $128.4
15.0%.......................................................  $54.4   $111.4   $117.8

---------------

 * excludes FIC's 48.4% ownership interest in ILCO

** includes FIC's 48.4% ownership interest in ILCO

     The projections of management regarding expectations of total pre-tax statutory income of both FIC and ILCO described above were prepared by management for internal use only and are necessarily subject to numerous assumptions, uncertainties and factors beyond either company's control that could cause these projections to be inaccurate or the actual results to differ significantly from the projected results, including, without limitations, those factors described under "Risk Factors" beginning on page 16 of this joint proxy statement/prospectus.


     The analyses set forth above should not be viewed as independent recommendations or opinions. Philo Smith Capital does not recommend that each analysis be taken into consideration without the consideration of all analyses as a whole. Philo Smith Capital did not consider whether each analysis as an independent method either supported or failed to support the opinion of the transaction, rather the combination of each analysis in the aggregate is needed to determine an accurate assessment of the proposed transaction. Philo Smith Capital also did not attribute weight to any specific analysis over another. The analysis performed by Philo Smith Capital was for the purpose of determining whether the exchange ratio set forth in the merger agreement is fair, from a financial point of view, to the FIC shareholders. The analysis supports Philo Smith Capital's opinion of the fairness, from a financial point of view, of the exchange ratio to the shareholders of FIC.

ILCO'S REASONS FOR THE MERGER

     The board of directors of the ILCO, based upon the unanimous recommendation of the ILCO Special Committee, determined that the terms of the proposed merger are fair to and in the best interests of ILCO's shareholders and unanimously approved the merger agreement and the merger and recommended that the merger agreement be submitted for approval at a special meeting of ILCO's shareholders. In arriving at its decision, the board of directors of ILCO gave careful consideration to a number of factors, including the opinion of Mattingly & Co., financial advisor to the ILCO Special Committee.

     The ILCO Special Committee considered the following material advantages to the merger:

     - some analysts believe that a simplified ownership structure would be easier for some investors to understand;

     - elimination of the double regulatory reporting requirements and associated cost savings;

     - shareholders of ILCO will exchange stock of a company that is approximately 48% owned by one entity for stock of a company whose major shareholder will own approximately 17% of that entity;

     - shareholders of ILCO will become shareholders of a company with more shares outstanding and with a greater public float; and

     - the ability of shareholder's receiving FIC common stock to participate in the growth of the combined entity resulting from the merger and to share in the benefits of the projected increase in FIC's earnings per share.

     The ILCO Special Committee also considered the following additional factors:

     - the complementary nature of the business of the insurance subsidiaries of ILCO and FIC;

     - information with respect to the financial condition, results of operations and business of ILCO and FIC, on both a historical and a prospective basis, and the influence of current industry, economic and market conditions;

     - the structure of the merger and the terms of the merger agreement, including the fact that the merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

     - the regulatory approvals required to consummate the merger and the prospects for receiving all such approvals; and

     - the presentation by Mattingly & Co. with respect to the transaction and its opinion that, as of January 17, 2001, the merger was fair to the shareholders of ILCO, from a financial point of view.

     The ILCO Special Committee also considered the following potentially negative factors relating to the merger:


     - the exchange ratio does not immediately realize the appraised value of ILCO (i.e., the pre-merger book value per share of ILCO is $19.70 and the appraised value per share of ILCO is $25.71, according to Mattingly & Co., compared to the $13.475 per share value of FIC to be received in the merger (based on the closing price of FIC's stock as of April 2, 2001));



     - that ILCO did not solicit third-party offers prior to entering into the merger agreement;


     - the risk of an unfriendly takeover is increased as a result of the proposed merger;

     - the tax rate of Family Life Insurance Company will increase as a result of the merger;


     - that ILCO will not be able to solicit additional proposals pursuant to the merger agreement; and


     - that the potential benefits of the merger may not be fully realized.


     The ILCO Special Committee believed that some of the negative factors listed above were unlikely to occur, that FIC and ILCO could avoid or mitigate others, and that overall, any risks were outweighed by the potential benefits of the merger.


     In reaching their determination to approve and recommend the merger agreement, the ILCO Special Committee and ILCO's board of directors did not assign any relative or specific weights to the foregoing factors and individual members of the ILCO Special Committee and ILCO's board of directors may have given differing weights to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF ILCO

     After careful consideration, and upon the recommendation of the ILCO Special Committee, the ILCO board of directors has unanimously determined that the terms of the merger agreement and the merger on substantially the terms and conditions set forth in the merger agreement are advisable and are fair to, and in the best interests of, ILCO and its shareholders. The ILCO board of directors has approved the merger agreement and the merger on substantially the terms and conditions set forth in the merger agreement and unanimously recommends that the shareholders of ILCO vote "for" the approval of the plan of merger contained in the merger agreement.

OPINION OF THE FINANCIAL ADVISOR TO THE ILCO SPECIAL COMMITTEE

     Pursuant to a letter agreement dated as of November 29, 2000, Mattingly & Co. was engaged to advise the ILCO Special Committee as to possible terms of a merger and as to possible exchange ratios and to provide an opinion concerning the fairness of a merger to the shareholders of ILCO from a financial point of view. The ILCO Special Committee selected Mattingly & Co. to act as financial advisor based on its reputation and experience in the insurance industry. At the meeting of the ILCO Special Committee on January 17, 2001, Mattingly & Co. delivered its opinion that, as of January 17, 2001, based upon and subject to the various factors and assumptions described in the Mattingly & Co. opinion, the merger was fair, from a financial point of view, to ILCO shareholders.

     THE FULL TEXT OF THE WRITTEN OPINION OF MATTINGLY & CO. DATED JANUARY 17, 2001, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS CONTAINED IN ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. MATTINGLY & CO. PROVIDED ITS FINANCIAL ADVISORY SERVICES AND ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE ILCO SPECIAL COMMITTEE IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION. IT IS NOT A RECOMMENDATION TO ANY HOLDER OF ILCO COMMON STOCK CONCERNING HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE PLAN OF MERGER. SHAREHOLDERS OF ILCO ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Mattingly & Co. reviewed, among other things:

     - certain publicly available GAAP and statutory financial statements of ILCO and of FIC;

     - stock price and trading activity for shares of ILCO, FIC, and certain other life/health insurance companies that it deemed comparable;

     - the financial terms of certain other transactions that it deemed comparable;

     - actuarial appraisals of the life insurance subsidiaries of ILCO and FIC and a related report on valuation;

     - a draft merger agreement among FIC, ILCO and Merger Sub and assumed that all terms and provisions of that draft agreement remain unchanged; and

     - an appraisal of ILCO's major real estate assets.

     Mattingly & Co. also met with members of the management of FIC and ILCO to review and discuss such information and, among other things, each of FIC's and ILCO's business, operations, assets, financial condition and future prospects. Mattingly & Co. also participated in discussions and negotiations among representatives of ILCO and FIC. In addition, Mattingly & Co. performed such other analyses and reviewed such other documents as it deemed appropriate.

     Mattingly & Co. also took the following facts into consideration:

     - that FIC and its subsidiaries beneficially own approximately 48% of ILCO's shares outstanding and eligible to vote;

     - the statement by Mr. Mitte, that FIC had no current intention of considering selling its ownership interest in ILCO; and

     - the fact that the merger would qualify as tax-free exchange for ILCO shareholders.

     Mattingly & Co. reviewed and considered the financial terms of certain insurance industry transactions in which a significant shareholder of a public insurance company had purchased the interests held by other shareholders.

     Mattingly & Co. relied upon and assumed without independent verification the accuracy, completeness and fairness of all the financial and other information that was available to it from public sources or that was provided to it by ILCO, FIC, or their respective representatives. Mattingly & Co. did not assume any responsibility for making an independent evaluation of any of the information reviewed by it. In addition, Mattingly & Co. assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to it, and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of ILCO's and FIC's management. It expresses no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. Mattingly & Co. is not an actuarial firm, and its work did not include actuarial determinations or evaluations or an attempt to evaluate actuarial assumptions. In addition, Mattingly & Co. did not review any of the internal books and records of ILCO or FIC, or assume any responsibility for conducting a physical inspection of the properties or facilities of ILCO or FIC, or for making or obtaining an independent valuation or appraisal of the assets or liabilities or adequacy of the reserves of ILCO or FIC. Mattingly & Co.'s opinion is necessarily based on general economic, market, and monetary conditions and other circumstances as they existed and could be evaluated by it as of the date of its opinion. Mattingly & Co. is not expressing any opinion as to the prices at which any securities of ILCO or FIC will actually trade at any time.

     In the context of its engagement by the ILCO Special Committee, Mattingly & Co. was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of ILCO, any portion of its shares, or any of its assets.

     The following is a summary of the material financial analyses used by Mattingly & Co. in connection with providing services and its January 17, 2001 written opinion to the ILCO Special Committee.

  COMPARATIVE MARKET PERFORMANCE

     Mattingly & Co. reviewed the historic market performance of the common stock of ILCO and FIC, as well as the performance of certain market indices and other life/health insurance companies that it viewed as being generally comparable to ILCO and FIC.

     Mattingly & Co. noted that ILCO and FIC had each underperformed general market averages for the period from January 1, 1996 through January 4, 2001. In this period of just over five years, ILCO's common stock price had increased approximately 48% and FIC's common stock price had increased approximately 38%. These increases compared with an increase of approximately 115% for the S&P 500 Index and approximately 130% for the Dow Jones Insurance Index over the same time period.

     Mattingly & Co. also noted that the relative stock value of ILCO and FIC as measured by P/E and P/B were significantly below life/health insurance stocks in general and a selected group of seven life insurance companies that Mattingly & Co. felt were relatively comparable to ILCO and FIC. This data is summarized in the table below:

AT JANUARY 4, 2001                                            P/E     P/B
------------------                                            ----   ------
ILCO........................................................   5.9    49.1%
FIC.........................................................   5.6    40.7%
Seven company average.......................................   9.2    97.8%
Seven company medium........................................   8.4   101.5%
SNL Life/Health Index median of 52 companies................  15.2   105.0%

     In particular, Mattingly & Co. noted the P/E ratios of ILCO and FIC were only 37-39% of the median P/E ratio for the 52 life/health companies tracked by SNL. The P/B ratios of ILCO and FIC were 39-47% of the median P/B ratio for the 52 life/health insurance companies tracked by SNL. Mattingly & Co. concluded that in its judgement the blocking position of one major shareholder, the complex financial and share ownership structure, and the relatively small number of shares available for public trading, were significant factors negatively affecting the market prices of both ILCO and FIC.

  COMPARATIVE ACTUARIAL VALUES

     Mattingly & Co. reviewed the present value of future cash flows reflected by an actuarial appraisal of the life insurance subsidiaries of ILCO and FIC and a related report on value per share of the two companies prepared by Wise & Associates. The Wise report indicated that as of June 30, 2000, the two companies had about the same per share value. As measured by Wise & Associates, ILCO had a value of $25.44 per share and FIC had a per share value of $25.29. Mattingly & Co. also conducted sensitivity tests of the financial model used in the report and made adjustments to the model that it considered appropriate. After adjustments to the Wise & Associates financial model by Mattingly & Co., the financial model still showed that ILCO had a value of $25.71 per share and FIC had a per share value of $25.56. Mattingly & Co. noted that in its experience, the evaluation of insurance company merger/acquisition transactions for companies of the size and type of ILCO and FIC is based upon actuarial analyses of the present value of future cash flows more than any other factor.

  MERGER OF EQUALS FRAMEWORK

     Mattingly & Co. considered whether the proposed transaction should be considered as a merger of equals and noted that considerable reasons existed to view the proposed transaction as such. It noted that both companies have substantially the same management teams, operating philosophy and headquarters location.

  INCREASE IN RELATIVE VALUE

     Mattingly & Co. also reviewed the impact of the merger on the claim of ILCO shareholders on the present value of future cash flows per share as measured by the Wise report. In addition it reviewed a

GAAP purchase accounting model provided by management and studied the impact on earnings and book value attributable to shareholders of each of FIC and ILCO at various exchange ratios. It noted that at a 1.1 to 1.0 exchange ratio the merger would provide relatively more benefit to ILCO shareholders than to FIC shareholders.

                                                         FIC SHAREHOLDER   ILCO SHAREHOLDER
                                                         ---------------   ----------------
Change in present value of future cash flows per
  share................................................          (5)%              +4%
Change in operating earnings per share.................       +11.5%            +39.9%
Change in book value per share.........................       (27.8)%            +0.3%

  SHARE OWNERSHIP/FINANCIAL STRUCTURE


     Mattingly & Co. reviewed the ILCO share ownership and noted that Roy Mitte and The Roy F. and Joann Cole Mitte Foundation (the "Mitte Interests") control, directly or through their ownership interest in FIC and its subsidiaries, 49.1% of the ILCO shares outstanding and eligible to vote. Mattingly & Co. noted that in its judgement the Mitte Interests' large position effectively precluded any other party from acquiring ILCO without Mr. Mitte's approval, which he had stated he had no current intention of granting. Also, shares held by shareholders other than the Mitte Interests and officers and directors of FIC represented only 48.7% of shares outstanding, or approximately 3.9 million shares.



     Mattingly & Co. noted that at a 1.1 to 1.0 exchange ratio, the Mitte Interests' ownership of the combined company would be reduced to approximately 16.8% of shares outstanding and that the remaining shares held by shareholders other than officers and directors of FIC would nearly double to 7.6 million shares, representing approximately 80.6% of shares outstanding and eligible to vote.


     Mattingly & Co. also noted that the merger would simplify the ownership and financial structure of ILCO by eliminating or reducing intercompany loans, charges, and ownership for consolidated GAAP financial reporting and would also eliminate any perception of a conflict of interest between the management of ILCO and FIC.

  PREMIUM TO MARKET

     Mattingly & Co. reviewed transactions in which an insurance/financial services company with a major ownership interest in another insurance company had acquired the public shares outstanding. Based on the market price one day prior to the announcement of a transaction, the premium to market averaged 12%. The premium to market averaged 23% based on the price 30 days prior to the announcement. Based on the ILCO and FIC closing prices on January 4, 2001, the exchange ratio of 1.1 to 1.0 represented a 22% premium to both the ILCO closing price on January 4, 2001 and to the 30-day average of closing prices ended January 4, 2001, the last trading day prior to acceptance of the terms of the merger.

  GENERAL

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Mattingly & Co.'s opinion. In arriving at its fairness determination, Mattingly & Co. considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to ILCO, FIC, or the merger. The analyses were prepared solely for purposes of Mattingly & Co.'s providing its opinion to the ILCO Special Committee as to the fairness, from a financial point of view, of the merger to the holders of ILCO's common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, Mattingly & Co. assumes no responsibility if future results are materially different from those forecast. As described above, Mattingly & Co.'s opinion to the ILCO Special Committee was one of the factors taken into consideration by the ILCO Special Committee in making its determination to approve the merger. This summary is not a complete description of the analysis performed by Mattingly & Co.

SUMMARY OF WISE & ASSOCIATES ACTUARIAL ANALYSIS

     In late summer 2000, FIC engaged Wise & Associates, Inc., consulting actuaries, to provide certain valuation information of the life company's subsidiaries and affiliates of FIC. Wise & Associates was retained by FIC's management based upon its experience and reputation in actuarial valuation of life insurance companies. Following an initial cash flow analysis, management asked Wise & Associates to expand its valuation to provide appraisal values of the FIC and ILCO life insurance subsidiaries. In order to assist in using such valuations, certain information was assembled by management with respect to the assets and liabilities at the non-insurance companies within the structure and adjustments to the insurance company values on a global basis. Using such information, Wise & Associates provided an overview of the relative values of each of FIC and ILCO. The following is a brief summary of the procedures, assumptions and conclusions of the Wise & Associates valuation report. The foregoing summary should not be considered by shareholders of FIC or ILCO as a recommendation of the merger or related transactions described in this joint proxy statement/prospectus.

     Wise & Associates provided FIC with values and value per share for each of FIC, ILCO, Family Life Corporation and a merged FIC/ILCO entity. The value of FIC is dependent on the value of Family Life Corporation and its subsidiaries, and on ILCO and its subsidiaries. The value of Family Life Corporation is dependent on the value of ILCO, and the value of ILCO is dependent on the value of Family Life Corporation and FIC. The values used for the insurance subsidiaries were arrived at using a 9% discount rate and were calculated using the business currently in force plus adjusted capital and surplus. No value was given for future life insurance business. An additional important assumption used in the appraisal was the unit expense assumption, which was set at an assumed marginal rate that a prospective buyer would use in making a bid in a competitively bid situation.

     Based upon the assumptions described above, Wise & Associates provided the following values for each of FIC, ILCO and an assumed merged FIC/ILCO entity:

                                                          TOTAL VALUE    VALUE PER SHARE
                                                          ------------   ---------------
FIC.....................................................  $148,070,722       $25.29
ILCO....................................................   236,427,095        25.44
Family Life Corporation.................................    60,224,635          N/A
FIC/ILCO................................................   279,788,654        25.36

The values in the table set forth above were based upon the various assumptions and values described above and more fully set forth in the actuarial reports delivered to FIC. In particular,

     - the value of FIC included: all of the value of Family Life Corporation; FIC's percentage ownership of ILCO based on the per share value of ILCO; a receivable from ILCO relating to the exercise of a stock option held by one of its subsidiaries; other non-insurance related assets provided by FIC's management; and reduced by debt owed by FIC to a subsidiary of ILCO;

     - the value of ILCO included: the appraisal value of ILCO's life insurance subsidiaries based upon a 9% discount rate, after adjustment for taxes; a market value adjustment to certain shares of ILCO and FIC common stock held by its life insurance subsidiaries; $4,800,000 in overfunded pension plan contributions; and other non-insurance related assets provided by FIC's management;

     - the value of Family Life Corporation included: the appraisal based upon a 9% discount rate, after adjustment for taxes; a market value adjustment to certain shares of ILCO and FIC common stock owned by Family Life Insurance Company; other non-insurance related assets provided by FIC's management; and other non-insurance-related assets provided by FIC's management, and reduced by debt owed by Family Life Corporation to a subsidiary of ILCO; and

     - the value of a merged FIC/ILCO entity included each of the foregoing on a fully-diluted basis, assuming a 1 to 1 stock exchange ratio.

The foregoing summary of the Wise & Associates appraisal reports is not complete and is qualified in its entirety to the more detailed information and analysis contained in such report. In addition, the preparation of any such analysis is subject to inherent uncertainties, and may not represent the actual values that may be realized by FIC, ILCO or any of their respective shareholders.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MERGER

     In considering the recommendation of the FIC and ILCO boards of directors to approve and to adopt the merger, shareholders of FIC and ILCO should be aware that some members of the management and the board of directors of FIC and ILCO have interests in the merger that are different from, or in addition to, the interests of shareholders of FIC and ILCO generally.

  OWNERSHIP OF ILCO COMMON STOCK


     As of the date of this joint proxy statement/prospectus, FIC beneficially owns approximately 48% of the outstanding shares of ILCO common stock. In addition, Roy F. Mitte, the Chairman, President and Chief Executive Officer of each of FIC and ILCO, controls directly and through his beneficial ownership interest in FIC and its subsidiaries, approximately 49.1% of the outstanding common stock of ILCO.


  POTENTIAL CONFLICTS OF INTEREST OF FIC AND ILCO DIRECTORS AND OFFICERS

     Certain directors and executive officers of ILCO are holders of options to purchase ILCO common stock. Pursuant to the merger agreement, all stock options of ILCO will be assumed by FIC and will be deemed to constitute options to acquire shares of FIC common stock, with appropriate adjustments in share amounts and exercise price to reflect the exchange ratio in the merger. In addition, FIC has agreed to indemnify the officers and directors of ILCO for their prior acts and omissions as officers and directors of ILCO prior to the merger to the maximum extent permitted by Texas law.


     Roy F. Mitte is the Chairman, President and Chief Executive Officer of each of FIC and ILCO. In addition, FIC and ILCO have substantially identical senior management and a majority of the directors of each company serve on the board of directors of both FIC and ILCO. In addition to Mr. Mitte's control of 49.1% ownership interest in ILCO, Mr. Mitte also beneficially owns approximately 30.7% of the outstanding FIC common stock.


     As a result of these ownership interests and potential conflicts of interest, each of FIC and ILCO established a special committee of disinterested directors to consider the merger and to make a recommendation to the full board of directors of each company. Each of the members of the FIC Special Committee owns shares of FIC common stock, and each of the members of the ILCO Special Committee owns shares of ILCO common stock. One of the members of the ILCO Special Committee owns shares of FIC common stock and two of the members of the FIC Special Committee own shares of ILCO common stock. Each of these ownership interests is less than one percent of the outstanding capital stock of the respective companies.

  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The surviving corporation and FIC have agreed to indemnify the officers and directors of ILCO, Merger Sub and FIC for their acts and omissions as officers and directors of ILCO, Merger Sub and FIC, respectively, to the maximum extent permitted by Texas law. Merger Sub also agreed that for six years after the merger, the articles of incorporation and bylaws of the surviving corporation will contain provisions with respect to indemnification at least as favorable as those currently contained in ILCO's articles of incorporation and bylaws.

NO DISSENTERS' APPRAISAL RIGHTS

     Because FIC's common stock will be held of record by more than 2,000 holders and/or traded on the Nasdaq Stock Market's National Market System following the merger and the ILCO common stock will be traded on the Nasdaq Stock Market immediately prior to the consummation of the merger, holders of ILCO common stock who do not vote in favor of approval of the plan of merger will not be entitled under the Business Corporation Act of the State of Texas to exercise dissenting shareholders' appraisal rights with respect to their shares of ILCO common stock.

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase of ILCO by FIC for accounting and financial reporting purposes in accordance with generally accepted accounting principles. After the effective time of the merger, the results and operations of ILCO will be included in the consolidated financial statements of FIC. The cost of ILCO to FIC will be based upon the value of FIC common stock issued in exchange for ILCO common stock, the value of stock options assumed by FIC in the merger and direct costs of the merger. The aggregate cost of ILCO, as so determined, will be allocated to the assets acquired and liabilities assumed by FIC based upon their respective fair values.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of FIC common stock received by ILCO shareholders in the merger will be freely transferable, except that shares of FIC common stock received by persons who are deemed to be "affiliates," as such term is defined under the Securities Act, of ILCO prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who are affiliates of ILCO generally include individuals or entities that control, are controlled by, or are under common control with, ILCO and may include certain officers and directors of ILCO as well as principal shareholders of ILCO. All current "affiliates" of ILCO have delivered to FIC a letter agreement to the effect that he or she will not offer or sell or otherwise dispose of any of the shares of FIC common stock issued to him or her in or in connection with the merger in violation of the Securities Act or the rules and regulations promulgated by the Securities and Exchange Commission under such act.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIC AND ILCO

     If the merger is consummated, ILCO shareholders will receive shares of FIC common stock, and the rights of such shareholders will be governed by FIC's articles of incorporation, as amended, including the amendment to the FIC articles of incorporation described in this joint proxy statement/prospectus that is expected to become effective immediately prior to the merger, and its bylaws, as amended. The following is a summary of material differences between the rights of holders of FIC common stock and the rights of holders of ILCO common stock. Since each of FIC and ILCO is organized under the laws of the State of Texas, these differences arise primarily from various provisions of the FIC articles of incorporation and FIC bylaws and the articles of incorporation and bylaws of ILCO.

     The following is a summary of the material differences between the rights of the holders of ILCO common stock and the rights of holders of FIC common stock.

     The following summary does not purport to be a complete statement of the rights of FIC shareholders under Texas law, the FIC articles of incorporation and bylaws as compared with the rights of the ILCO shareholders under ILCO's articles of incorporation and bylaws and does not purport to be a complete description of the specific provisions referred to below. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the governing corporate instruments of FIC and ILCO incorporated by reference to the registration statement of which this joint proxy statement/prospectus is a part, to which shareholders are referred. The material terms of FIC common stock are described under the heading "Description of Capital Stock of FIC" on page 84.

  AUTHORIZED CAPITAL

     ILCO. The authorized capital stock of ILCO consists of 15,000,000 shares of common stock, par value $0.22 per share, 20,000,000 shares of preferred stock, par value $1.00 per share, of which 5,000,000 shares are designated as series A preferred stock and 15,000,000 shares are designated as series B
preferred stock. As of the record date,      shares of common stock and no
shares of preferred stock were issued (and not cancelled or retired) and 5,000,000 shares of series A preferred stock, 15,000,000 shares of series B preferred stock and 2,732,407 shares of common stock were held as treasury shares by ILCO or a subsidiary of ILCO.

     FIC. As of the date of this joint proxy statement/prospectus, the authorized capital stock of FIC consists of 10,000,000 shares of common stock,
par value $0.20 per share, of which there were      shares outstanding as of the
record date and 790,639 shares held in treasury by FIC or a subsidiary of FIC. Immediately prior to the merger, FIC's articles of incorporation will be amended to increase its authorized capital stock to 25,000,000 shares of common stock, par value $0.20 per share.

  VOTING REQUIREMENTS AND QUORUMS OF SHAREHOLDER MEETINGS

     ILCO. The ILCO bylaws provide that the holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum and further specify that the affirmative vote of a majority of the shares present at a meeting of shareholders will decide any matter submitted to such meeting, unless the matter is one upon which the vote of a greater number is required by law or express provision of the ILCO articles of incorporation or bylaws.

     FIC. The FIC bylaws provide that the holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum and further specify that the affirmative vote of a majority of the shares present at a meeting of shareholders will decide any matter submitted to such meeting, unless the matter is one upon which the vote of a greater number is required by law or express provision of the FIC articles of incorporation or FIC bylaws.

  ELECTION OF DIRECTORS

     ILCO. Cumulative voting by shareholders in the election of directors is expressly denied by the ILCO articles of incorporation.

     FIC. The FIC articles of incorporation permit its shareholders to cumulate their votes in the election of directors. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected, and cast that total number of votes in proportion among as many nominees as the shareholder desires.

  FILLING VACANCIES ON THE BOARD OF DIRECTORS

     ILCO. The ILCO bylaws provide that any vacancy in the board of directors, including any vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors, or by a sole remaining director. Because the ILCO articles of incorporation and bylaws are silent with respect to the right of the shareholders to fill vacancies arising on the board of directors, the Business Corporation Act of the State of Texas permits the shareholders of ILCO to fill such vacancies.

     FIC. The FIC bylaws provide that any vacancy occurring in the board of directors, including any vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of the remaining directors, even though less than a quorum of the board of directors, or by a sole remaining director. Because the FIC articles of incorporation and bylaws are silent with respect to the right of the shareholders to fill vacancies arising on the board of directors, the Business Corporation Act of the State of Texas permits the shareholders of FIC to fill such vacancies.

  NUMBER OF DIRECTORS

     ILCO. The ILCO bylaws provide that the number of directors which shall constitute the entire board of directors must be at least three and not more than 25, as authorized by vote of a majority of the entire board of directors at any regular or special meeting.

     FIC. The FIC bylaws provide that the number of directors which shall constitute the entire board of directors must be at least three and not more than 25, as authorized by a vote of a majority of the entire board of directors at any regular or special meeting.

  REMOVAL OF DIRECTORS

     ILCO. The ILCO bylaws provide that the board of directors has the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

     FIC. The FIC bylaws provide that any director may be removed either for or without cause by a majority vote at any special meeting of shareholders duly called and held for such purpose.

  SPECIAL VOTING REQUIREMENTS

     ILCO. The ILCO articles of incorporation provide that if, with respect to any action taken by the shareholders, other than a plan of merger or consolidation, any provision of the Business Corporation Act of the State of Texas would require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast, shall be required with respect to any such action.

     FIC. The FIC articles of incorporation provide that if, with respect to any action taken by the shareholders, other than a plan of merger or consolidation, any provision of the Business Corporation Act of the State of Texas would require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast, shall be required with respect to any such action.

  AMENDMENT OF BYLAWS

     ILCO. The ILCO bylaws provide that the bylaws may be amended, altered or repealed by the shareholders or the board of directors. The ILCO bylaws further provide that any bylaw adopted, amended or repealed by the shareholders may be amended or repealed by the board of directors unless the resolution of the shareholders adopting such bylaw expressly reserves to the shareholders the right to amend or repeal it.

     FIC. The FIC bylaws provide that the bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders at any regular or special meeting or by a majority of the whole board of directors at any regular or special meeting, upon notice given at least 10 days prior to the meeting and stating the purpose thereof.

  SHAREHOLDER ACTION WITHOUT A MEETING

     ILCO. The ILCO bylaws provide that any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     FIC. The FIC bylaws provide that any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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

  LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     ILCO. The ILCO bylaws provide that any present or future director or officer of ILCO and any present or future director or officer of any other corporation serving as such at the request of ILCO because of ILCO's interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by ILCO against reasonable costs, expenses (exclusive of any amount paid to ILCO in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director of officer or his legal representative may be made a party by reason of his being or having been such director or officer and shall otherwise be accorded the fullest benefits contemplated by Texas law.

     FIC. The FIC bylaws provide that FIC will indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of FIC or while a director or officer of FIC, is or was serving at the request of FIC as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Business Corporation Act of the State of Texas. This right to indemnification is a contract right and includes the right to be paid by FIC for all expenses incurred in defending any proceeding in advance of its final disposition to the maximum extent permitted under the Business Corporation Act of the State of Texas. In addition, FIC may indemnify any person covered by the grant of mandatory indemnification to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a discussion of the material anticipated U.S. federal income tax consequences of the merger. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and existing administrative rulings and court decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. It is assumed that ILCO shareholders hold ILCO common stock as a capital asset within the meaning of
Section 1221 of the Code, that is, generally for investment. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular ILCO shareholder in light of his or her circumstances or to ILCO shareholders subject to special treatment under U.S. federal income tax law, including, without limitation:

     - financial institutions, insurance companies or mutual funds;

     - dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, or shareholders who hold ILCO common stock as part of a hedge, straddle, or other risk reduction, constructive sale or conversion transaction;

     - tax-exempt entities;

     - foreign persons (e.g., shareholders who or which are not citizens or residents of the U.S. or are not domestic entities) or persons who have a functional currency other than the U.S. dollar;

     - shareholders subject to the alternative minimum tax provisions of the Code;

     - the tax treatment of FIC fractional interests of persons who actually or constructively own one percent (1%) or more of FIC after the merger or who otherwise exercise control over the affairs of FIC or ILCO;

     - persons who hold their ILCO common stock in a partnership or other pass-through entity; and

     - shareholders who acquired their shares of ILCO common stock pursuant to the exercise of an employee stock option or right or otherwise as a compensation.

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

In addition, not discussed are the potential affects of the merger under applicable foreign, state or local tax laws.

  IN GENERAL


     Weil, Gotshal & Manges LLP and Fulbright & Jaworski L.L.P. have delivered to FIC and ILCO, respectively, opinions, dated as of the date of this joint proxy statement/prospectus, which opinions were based upon facts, representations and assumptions that were set forth or referred to in their opinions and are expected to exist at the effective time of the merger, and upon representations contained in certificates of officers of FIC and ILCO. In particular, it has been represented that no formal expressions of interest to acquire FIC after the merger have been received by FIC from any third parties and FIC has not made any decision to sell or otherwise dispose of its assets or stock. Subject to these facts, representations and assumptions, Weil Gotshal and Fulbright & Jaworski each have opined that, for U.S. federal income tax purposes, the merger will constitute a reorganization within the meaning of
Section 368(a) of the Code; and FIC, Merger Sub and ILCO will each be a party to the reorganization under Section 368(b) of the Code. In addition, Weil Gotshal has separately opined that, for U.S. federal income tax purposes, no gain or loss will be recognized by FIC, Merger Sub, or ILCO by reason of the merger.


  CONSEQUENCES TO ILCO SHAREHOLDERS


     Subject to such facts, representations, and assumptions, Fulbright & Jaworski has separately opined that, for U.S. federal income tax purposes, no gain or loss will be recognized by ILCO shareholders upon the receipt of FIC common stock in exchange for ILCO common stock pursuant to the merger, except with respect to any cash received in lieu of fractional shares of FIC common stock.


     In the event the merger so qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following additional consequences for an ILCO shareholder will result:

     - the aggregate tax basis of the shares of FIC common stock received by an ILCO shareholder will equal the aggregate tax basis of the shares of ILCO common stock he or she surrendered in exchange for that FIC common stock, reduced by the tax basis of any fractional share interest in FIC common stock for which the ILCO shareholder receives cash;

     - the holding period of the FIC common stock received in the merger will include the holder's holding period in the ILCO common stock surrendered in exchange for that FIC common stock; and

     - the receipt of cash by an ILCO shareholder in lieu of a fractional share interest in FIC common stock will be treated as a taxable disposition of that fractional share interest for cash, and such ILCO shareholder will recognize taxable gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and his or her tax basis in that fractional share interest. This capital gain or loss will be a long-term capital gain or loss if the holding period in the ILCO shareholder's surrendered ILCO common stock is greater than one year at the time of the merger. In the case of non-corporate former ILCO shareholders (including, without limitation, individuals), any long-term capital gain will be taxed at a maximum 20% capital gains rate, assuming the shareholder is not subject to the alternative minimum tax. The deductibility of capital losses is subject to limitations.


     The obligations of FIC and ILCO to consummate the merger are conditioned upon the receipt of further opinions of their respective counsel, Weil Gotshal and Fulbright & Jaworski, dated as of the closing date and consistent with the state of facts existing at the effective time of the merger basically to the same effect as the opinions such counsel delivered as of the date of this joint proxy statement/prospectus. None of the opinions delivered or to be delivered to the parties in connection with the merger as described in this document, however, are binding on the Internal Revenue Service or the courts.



     However, should the merger be followed by a subsequent sale of all or substantially all of FIC that is deemed under and within the meaning of the applicable U.S. federal income tax law to be "in connection with" the merger itself, then the merger may fail to qualify as a tax-free "reorganization." The primary tax consequence of any such failure would be an acceleration of gain or loss recognized upon the disposition of a shareholder's ILCO common stock; instead of gain or loss recognition occurring at the time of the subsequent sale, as would be the case were the merger to qualify as "tax-free," gain or loss instead would be recognized (and measured) as of the closing of the merger (i.e., an ILCO shareholder would be taxable on the FIC common stock received in the merger to the extent its fair market value exceeds (or is less than) his tax basis in the ILCO stock exchanged therefor, rather than being taxed only upon the later receipt of cash on a subsequent sale of his FIC common stock received in the merger). Additional consequences would include computing holding period, for purposes of determining the long-term or short-term character of (i) any gain or loss recognized on the merger, as ending as at the merger date (rather than computing holding period as at the subsequent sale date), and (ii) any second gain or loss on any post-merger disposition (to the extent the cash proceeds (and any other consideration) received in that sale were more or less than the fair market value of the FIC common stock on the date of the merger), as beginning on the day after the merger date.



  CONSEQUENCES TO FIC SHAREHOLDERS


     Because the shares of FIC common stock remain outstanding and will be unchanged by virtue of the merger and because the merger is between ILCO and Merger Sub (rather than FIC itself), FIC shareholders should not experience any tax consequences as a result of the merger.

  BACKUP WITHHOLDING

     Some non-corporate ILCO shareholders may be subject to backup withholding at a 31% rate on cash payments received in lieu of fractional shares of FIC common stock in the merger unless they:

     - furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to the former ILCO shareholders following the date of completion of the merger; or

     - are otherwise exempt from backup withholding.

  REPORTING REQUIREMENTS

     An ILCO shareholder who receives FIC common stock as a result of the merger may be required to retain records related to that holder's ILCO common stock, and file with his or her U.S. federal income tax return a statement setting forth facts relating to the merger.

     THIS DISCUSSION DOES NOT ADDRESS U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE ACQUISITION. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND ANY APPLICABLE FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

REGULATORY MATTERS

  ANTITRUST REGULATION

     The Antitrust Division of the Department of Justice, the Federal Trade Commission and others may challenge the merger on antitrust grounds either before or after the expiration of the applicable waiting periods. Accordingly, at any time before or after the completion of the merger, the Antitrust Division of the Department of Justice the Federal Trade Commission or others could take action under the applicable antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the consummation of the merger or permitting such consummation subject to certain regulatory concessions or conditions. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, that such challenge will not prevail.

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

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder by the Federal Trade Commission (the "HSR Act"), which prevent certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and waiting periods end or expire. On January 31, 2001, the parties filed the necessary applications under the HSR Act. The termination of the applicable waiting period under the HSR Act is expected on February 20, 2001, although there can be no assurance that the Department or Justice or Federal Trade Commission will not request an extension of such time period. The expiration or early termination of the applicable waiting periods under the HSR Act is a condition to the closing of the merger.

  INSURANCE REGULATION

     The insurance laws of the domiciliary states of ILCO's life insurance subsidiaries provide that a transaction which would result in a change in control of a domestic insurance company is subject to the prior approval by the commissioner of insurance. If a change in control is deemed to exist, these laws provide that the person intending to acquire control of a domestic insurer is required to file an application for approval of the transaction and the commissioner of insurance may require a public hearing on the proposal. Investors Life Insurance Company of North America is domiciled in the State of Washington and Investors Life Insurance Company of Indiana is domiciled in the State of Indiana. FIC and ILCO have submitted a memorandum to the departments of insurance in Washington and Indiana, which requested a ruling that the proposed merger does not constitute a change in control within the meaning of the applicable insurance law and regulation. The Washington Department of Insurance has confirmed that the proposed merger would not result in a change in control and that it will not require any filings or other approvals in connection with the merger transaction. The Indiana Department of Insurance is currently reviewing the ruling request that was submitted. If the Indiana Department of Insurance should issue a ruling similar to that provided by the Washington Department of Insurance, no insurance regulatory approvals would be required. However, if the Indiana Department of Insurance does not issue the requested ruling, FIC would be required to submit such applications for approval of the merger transaction as are required by the Department. The approval of any such required application is a condition to the closing of the merger.

LITIGATION RELATING TO THE MERGER

     On the day of the public announcement of the formation of the ILCO Special Committee and FIC Special Committee to evaluate the potential merger, two class action lawsuits were filed against FIC, ILCO and the officers and directors of ILCO (some of whom are also officers and directors of FIC). The plaintiffs in these actions are Robert Soltis and David L. Winter. Both actions were filed in the District Court of Travis County, Texas. The actions allege that a cash consideration in the proposed merger is unfair to the shareholders of ILCO, that it would prevent the ILCO shareholders from realizing the true value of ILCO, and that FIC and the named officers and directors had material conflicts of interest in approving the transaction.

     In their initial pleadings, the plaintiffs sought certification of the cases as class actions and the named plaintiffs as class representatives, and among other relief, requested that the merger be enjoined (or, if consummated, rescinded and set aside) and that the defendants account to the class members for their damages.

     As of the date the registration statement was filed (of which this joint proxy statement/prospectus is a part), the plaintiffs have not taken any further action with respect to the litigation. The defendants believe that the lawsuits are without merit and intend to vigorously contest the lawsuits. Management is unable to determine the impact, if any, that the lawsuits will have on the results of operations of FIC or ILCO.

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

POTENTIAL POST-MERGER SALE OF FIC

     After the initial registration statement of which this joint proxy statement/prospectus is a part was filed with the SEC on February 1, 2001, FIC received unsolicited verbal indications of interest from a few companies that may be interested in acquiring FIC after completion of the merger, without stating any price ranges or other material terms. FIC then retained Philo Smith Capital as its financial advisor to explore the possibility of a post-merger sale of FIC with these companies and to further solicit indications of interest from other companies that may have similar interests. As of the date of this joint proxy statement/prospectus, no formal indications of interest have been received by FIC, and FIC has not determined to sell the company.

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

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, dated as of January 17, 2001, between Financial Industries Corporation, InterContinental Life Corporation and ILCO Acquisition Company, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference. FIC and ILCO shareholders should read carefully the merger agreement. The following summary is qualified in its entirety by reference to the text of the merger agreement.

GENERAL

     The merger agreement provides that, following the approval of the plan of merger by the shareholders of ILCO and the approval of the issuance of shares of FIC common stock and amendment to FIC's articles of incorporation by the shareholders of FIC and the satisfaction or waiver of the other conditions to the merger:

     - Merger Sub will merge with and into ILCO; and

     - Merger Sub will cease to exist and ILCO will continue as the surviving corporation and as a wholly-owned subsidiary of FIC following the merger.

     As a result of the merger, and as of the effective time of the merger, ILCO will succeed to and assume all of the rights and obligations of Merger Sub in accordance with the Business Corporation Act of the State of Texas.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger agreement provides that, subject to the requisite approval of the shareholders of FIC and ILCO and the satisfaction or waiver of other conditions, the merger will be consummated by the filing of articles of merger and any other appropriate documents in accordance with the relevant provisions of the Business Corporation Act of the State of Texas with the Secretary of State of the State of Texas.

CONVERSION OF SHARES OF ILCO COMMON STOCK

     Upon the consummation of the merger:

     - each share of ILCO common stock issued and outstanding immediately prior to the merger, other than shares of ILCO common stock held as treasury shares by ILCO (but excluding shares of ILCO common stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under generally accepted accounting principles) or shares of ILCO common stock held by FIC, will be converted into the right to receive 1.1 shares of FIC common stock. However, in the event of any change in FIC common stock and/or ILCO common stock prior to the merger, such as a stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of FIC common stock to be issued and delivered in the merger in exchange for each outstanding share of ILCO common stock will be adjusted so as to maintain the relative proportionate interests of the holders of ILCO common stock and FIC common stock;

     - each share of ILCO common stock, series A preferred stock and series B preferred stock of ILCO, in each case which is held as treasury shares by ILCO prior to the merger (excluding shares of ILCO common stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under generally accepted accounting principles), and each share of ILCO common stock which is held by FIC (excluding any shares of ILCO common stock owned by any of FIC's subsidiaries) prior to the merger, will be cancelled and retired;

     - each share of common stock of Merger Sub issued and outstanding immediately prior to the merger will be converted into one share of common stock of ILCO and such shares will represent all of the issued and outstanding capital stock of ILCO following the merger; and

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

     - shares of FIC common stock outstanding immediately prior to the merger (including shares of FIC common stock held by any subsidiary of FIC or ILCO) will remain outstanding and will be unaffected by the merger.

     No fractional shares of FIC common stock will be issued in the merger. A holder of ILCO common stock who would otherwise be entitled to receive fractional shares of FIC common stock as a result of the merger will receive, in lieu of fractional shares, cash. Either FIC will make available to First Union National Bank, as exchange agent, from time to time sufficient cash amounts to satisfy payment for fractional shares, in an amount equal to the average closing price per share of FIC common stock for the 30 trading days immediately prior to the merger multiplied by the fraction to which the holder would otherwise be entitled, or First Union will aggregate all fractional interests and sell them at the then prevailing price on the Nasdaq Stock Market's National Market System or such other market as the shares may be traded on. First Union will then distribute the proceeds, without interest, to the holders of the fractional interests.

TREATMENT OF ILCO STOCK OPTIONS

     Upon the consummation of the merger, subject to certain conditions and limitations contained in the merger agreement, each outstanding option to purchase shares of ILCO common stock will be assumed by FIC and converted into an option to purchase the number of shares of FIC common stock, rounded up to the nearest 1/100 of a share, equal to the number of shares of ILCO common stock subject to the original option multiplied by 1.1. The exercise price per share of FIC common stock under the new option will be equal to the former exercise price per share of ILCO common stock under the option immediately prior to the merger divided by 1.1, and rounded to the nearest penny. In accordance with the terms of the ILCO stock option plan under which the options were issued, any fractional shares resulting from the foregoing adjustments will be eliminated. All other terms of the options, including the vesting schedule, will remain unchanged.

     The conversion of any option to purchase shares of ILCO common stock that is deemed to be an "incentive stock option" for U.S. federal income tax purposes may involve an adjustment of the exchange ratio for the conversion to comply with certain U.S. federal income tax laws.

EXCHANGE PROCEDURES

     Promptly after the merger, but in no event more than five business days thereafter, First Union will mail a letter of transmittal and instructions to each record holder of certificates that, immediately prior to the merger, represented shares of ILCO common stock that were converted to FIC common stock in the merger. After receipt of the transmittal form, each holder should surrender their ILCO stock certificates to First Union, together with the letter of transmittal duly executed and completed in accordance with the instructions provided by First Union. Upon surrender of the certificates to and acceptance of the certificates by First Union, each holder will be entitled to receive:

     - certificates of FIC common stock evidencing the whole number of shares of FIC common stock to which the holder is entitled; and

     - a check in the amount equal to the cash that the holder has the right to receive pursuant to the merger agreement, including cash in lieu of fractional shares.

     If any shares of FIC common stock or a check issued in lieu thereof are to be to any person other than the person whose name the certificates representing the shares of ILCO common stock surrendered in exchange for shares of FIC common stock is registered, the certificates surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting the exchange must pay to First Union any applicable stock transfer taxes or must establish to the satisfaction of First Union that the taxes have been paid or are not applicable. No interest will be paid on any merger consideration.

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     After the merger, no holder of a certificate which, immediately prior to the merger, represented shares of ILCO common stock will be entitled to receive any dividend or other distribution from FIC until the holder surrenders its ILCO stock certificate for a certificate representing shares of FIC common stock. Upon surrender, the holder will receive the amount of any dividends or other distributions that, after the consummation of the merger, became payable with respect to the number of whole shares of FIC common stock into which the shares of ILCO common stock were converted. No interest will be paid on the dividends or other distributions.

     Any portion of the merger consideration, including any certificates of FIC common stock, any dividends or distributions, or any cash owed in lieu of fractional shares of FIC common stock, that has not been distributed to the holders of ILCO common stock within 240 days after the merger will be delivered to the surviving corporation. At the end of that 240 day period, any holders who have not surrendered their certificates in accordance with the relevant provisions of the merger agreement may look only to FIC for payment of their claims for any merger consideration and any dividends or distributions with respect to the shares of FIC common stock to which they are entitled.

     Neither the surviving corporation nor First Union will be liable in respect of any merger consideration delivered to a public official under applicable abandoned property, escheat or similar law.

     ILCO SHAREHOLDERS SHOULD NOT SEND THEIR ILCO STOCK CERTIFICATES TO FIC OR ILCO. ILCO STOCK CERTIFICATES WILL ONLY BE EXCHANGED FOR CERTIFICATES OF SHARES OF FIC COMMON STOCK FOLLOWING THE CONSUMMATION OF THE MERGER IN ACCORDANCE WITH INSTRUCTIONS WHICH ILCO OR FIRST UNION WILL SEND TO ILCO SHAREHOLDERS AFTER THE MERGER.

     FIC SHAREHOLDERS ARE NOT REQUIRED TO EXCHANGE SHARES OF FIC COMMON STOCK HELD BY THEM PRIOR TO THE MERGER OR TAKE ANY OTHER ACTION WITH RESPECT TO SHARES OF FIC COMMON STOCK AS A RESULT OF THE MERGER. ACCORDINGLY, FIC SHAREHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING SHARES OF FIC COMMON STOCK TO FIC, ILCO OR FIRST UNION FOR ANY REASON RELATING TO THE MERGER.

DIRECTORS AND OFFICERS

     The board of directors of the surviving corporation after the merger will consist of the directors of Merger Sub immediately prior to the merger. The officers of the surviving corporation after the merger will be the officers of Merger Sub immediately prior to the merger.

     Each director and officer of the surviving corporation will hold office from the effective time of the merger until his or her respective successor is duly elected or appointed and qualified in the manner provided in the articles of incorporation or bylaws of the surviving corporation, or as otherwise provided by applicable law.

ARTICLES OF INCORPORATION AND BYLAWS

     The articles of incorporation of Merger Sub in effect immediately prior to the merger will be the articles of incorporation of the surviving corporation until they are amended in accordance with their terms or as provided by applicable law. The bylaws of Merger Sub in effect immediately prior to the merger will be the bylaws of the surviving corporation until they are amended in accordance with their terms or as provided by applicable law.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various customary representations and warranties of ILCO relating to, among other things:

     - its organization, standing and similar corporate matters;

     - its capital structure and the capital structure of its subsidiaries;

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     - authorization, execution, delivery, performance and enforceability of the merger agreement;

     - documents filed by ILCO with the Securities and Exchange Commission and financial statements;

     - the absence of any material violation of the charter, bylaws, any material agreement or any law, rule or regulation entered by a governmental entity, which violation would prevent or materially delay the performance of the merger agreement by ILCO or would reasonably be expected to have a material adverse effect on ILCO or its subsidiaries, taken as a whole;

     - the absence of material changes or events relating to ILCO and its subsidiaries;

     - regulatory consents or approvals required in connection with the merger;

     - the absence of extraordinary payments or changes in benefits for ILCO's employees;

     - the voting requirement relating to the merger;

     - exemption of the transaction from any state takeover statute;

     - the absence of any broker's, finder's or investment banker's fees owed in connection with the merger, except for that of Mattingly & Co.;

     - compliance with applicable laws;

     - the absence of undisclosed liabilities of ILCO or any of its subsidiaries;

     - the absence of any pending or threatened litigation against ILCO or any of its subsidiaries;

     - transactions with affiliates;

     - labor matters;

     - employee arrangements and benefit plans;

     - tax matters;

     - intellectual property;

     - environmental matters;

     - material contracts;

     - tangible property;

     - receipt by the ILCO Special Committee of an opinion from Mattingly & Co., its financial advisor;

     - insurance business;

     - liabilities and reserves; and

     - ILCO registered broker/dealers.

     The merger agreement also contains various representations and warranties of FIC relating to, among other things:

     - its organization, standing and similar corporate matters;

     - the capital structure of FIC and its subsidiaries;

     - authorization, execution, delivery, performance and enforceability of the merger agreement;

     - the absence of any material violation of the charter, bylaws, any material agreement or any law, rule or regulation entered by a governmental entity, which violation would prevent or materially delay the performance of the merger agreement by FIC or would reasonably be expected to have a material adverse effect on FIC or its subsidiaries, taken as a whole;

     - documents filed by FIC with the Securities and Exchange Commission and financial statements;

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

     - the absence of material changes or events relating to FIC and its subsidiaries;

     - the absence of extraordinary payments or changes in benefits for FIC's employees;

     - the voting requirement relating to the merger;

     - exemption of the transaction from any state takeover statute;

     - the absence of any broker's, finder's or investment banker's fees owed in connection with the merger, except for that of Philo Smith Capital;

     - receipt by the FIC Special Committee of an opinion from Philo Smith Capital, its financial advisor;

     - compliance with applicable laws;

     - the absence of undisclosed liabilities of FIC or any of its subsidiaries;

     - the absence of any pending or threatened litigation against FIC or any of its subsidiaries;

     - transactions with affiliates;

     - the FIC common stock issued in the merger;

     - employee arrangements and benefit plans;

     - tax matters;

     - intellectual property;

     - environmental matters;

     - labor matters;

     - material contracts;

     - tangible property;

     - insurance business; and

     - liabilities and reserves.

     The merger agreement also contains various representations and warranties of Merger Sub relating to, among other things:

     - its organization, standing and similar corporate matters;

     - the capital structure of Merger Sub;

     - authorization, execution, delivery, performance and enforceability of the merger agreement; and

     - the absence of any prior activities.

CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

     During the period from the date of the merger agreement until the merger, ILCO has agreed to:

     - conduct its operations in the ordinary and usual course of business consistent with past practice; and

     - use its commercially reasonable efforts to:

      (1) preserve intact its current business organizations;

      (2) keep available the service of its current officers and employees; and

      (3) preserve the goodwill of those having material business dealings with it.

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

     Further, ILCO has agreed that, among other things and subject to various conditions and exceptions, it and its subsidiaries will not, without the prior written consent of FIC:

     - declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of ILCO to its parent);

     - split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock;

     - except in connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

     - issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of ILCO stock options outstanding on the date of the merger agreement or issued under clause (C) below, (B) pursuant to employment agreements or other contractual arrangements in effect on the date of the merger agreement and (C) issuances of stock of any direct or indirect wholly owned subsidiary of ILCO to its parent);

     - amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

     - acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

     - sell, mortgage or otherwise encumber or subject to any lien (other than mechanics liens filed in connection with the development of real property by Investors Life Company of North America) or otherwise dispose of any of its properties or assets that are material to ILCO and its subsidiaries, taken as whole;

     - other than working capital borrowings in the ordinary course of business and consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to ILCO or any of its direct or indirect wholly-owned subsidiaries;

     - make any material loans or advances to any other person, other than to ILCO or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

     - make any tax election or settle or compromise any tax liability that could reasonably be expected to be material to ILCO and its subsidiaries, taken as a whole, or change its tax or accounting methods, policies, practice or procedures, except as required by law or generally accepted accounting principles;

     - pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of ILCO included in documents filed with the Securities and Exchange Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

     - make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of the merger agreement, in the ordinary course of business consistent with past practices;

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

     - except as may be required by law:

      - other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of ILCO or any of its subsidiaries which is inconsistent with the terms of any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect;

      - other than in the ordinary course of business, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of ILCO or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

      - except for renewals in the ordinary course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect, or any election made pursuant to the provisions thereof, to accelerate any payments, obligations or vesting schedules under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect; or

      - other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

     - except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which ILCO or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

     - authorize any of, or commit or agree to take any of, the foregoing actions.

     During the period from the date of the merger agreement until the merger, FIC has agreed to:

     - conduct its operations in the ordinary and usual course of business consistent with past practice; and

     - use its commercially reasonable efforts to:

      (1) preserve intact its current business organizations;

      (2) keep available the service of its current officers and employees; and

      (3) preserve the goodwill of those engaged in material business relationships with them.

     Further, FIC has agreed that, among other things and subject to various conditions and exceptions, it and its subsidiaries will not, without the prior written consent of ILCO:

     - declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of FIC to its parent);

     - split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock;

     - except in connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

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

     - issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of FIC stock options outstanding on the date of the merger agreement or issued under clause (C) below, (B) pursuant to employment agreements or other contractual arrangements in effect on the date of the merger agreement and (C) issuances of stock of any direct or indirect wholly owned Subsidiary of FIC to its parent);

     - amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

     - acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

     - sell, mortgage or otherwise encumber or subject to any lien (other than mechanics liens filed in connection with the development of real property by Investors Life Company of North America) or otherwise dispose of any of its properties or assets that are material to FIC and its subsidiaries, taken as whole;

     - other than working capital borrowings in the ordinary course of business and consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to FIC or any of its direct or indirect wholly-owned subsidiaries;

     - make any material loans or advances to any other person, other than to FIC or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

     - make any tax election or settle or compromise any tax liability that could reasonably be expected to be material to FIC and its subsidiaries, taken as a whole, or change its tax or accounting methods, policies, practice or procedures, except as required by law or generally accepted accounting principles;

     - pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of FIC included in documents filed with the Securities and Exchange Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

     - make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of the merger agreement, in the ordinary course of business consistent with past practices;

     - except as may be required by law:

      - other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of FIC or any of its subsidiaries which is inconsistent with the terms of any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect;

      - other than in the ordinary course of business, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of FIC or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

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

      - except for renewals in the ordinary course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect, or any election made pursuant to the provisions thereof, to accelerate any payments, obligations or vesting schedules under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect; or

      - other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

     - except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which ILCO or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

     - authorize any of, or commit or agree to take any of, the foregoing actions.

CONDITIONS TO THE COMPLETION OF THE MERGER

     The respective obligations of FIC and ILCO to consummate the merger are subject to the satisfaction or waiver of certain conditions, including that:

     - the approval of the shareholders of both ILCO and FIC shareholders shall have been obtained;

     - all required consents, approvals, permits and authorizations to the consummation of the merger shall be obtained from any governmental entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of the merger agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of ILCO and its subsidiaries, considered as a whole, or to materially and adversely affect the validity or enforceability of the merger agreement;

     - the waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have been terminated or shall have otherwise expired;

     - no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect;

     - the shares of FIC common stock issuable pursuant to the merger shall have been approved for quotation in the Nasdaq Stock Market's Small Cap Market; and

     - the registration statement of which this joint proxy statement/prospectus is a part shall have become effective under the Securities Act of 1933 and shall not be the subject of any stop order or proceedings seeking a stop order.

     The obligation of ILCO to effect the merger is further subject to the following conditions:

     - the representations and warranties of FIC and Merger Sub contained in the merger agreement shall have been true and correct on the date of the merger agreement and shall be true and correct at and as of the closing of the merger as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time) and FIC and Merger Sub shall each have delivered to ILCO a certificate dated as of the closing of the merger, signed by a senior executive officer of FIC and Merger Sub to such effect;

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

     - each of FIC and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger, and ILCO shall have received a certificate signed on behalf of each of FIC and Merger Sub by a senior executive officer to such effect;

     - ILCO shall have received an opinion of Fulbright & Jaworski, dated as of the closing of the merger, to the effect that:

      - the merger will constitute a reorganization under Section 368(a) of the Code;

      - FIC, Merger Sub and ILCO will each be a party to the reorganization under Section 368(b) of the Code; and

      - no gain or loss will be recognized by the shareholders of ILCO upon the receipt of FIC common stock in exchange for ILCO common stock pursuant to the merger except with respect to any cash received in lieu of fractional shares of FIC common stock;

     - the opinion of Mattingly & Co., financial advisor to the ILCO Special Committee, to the effect that the merger is fair, from a financial point of view, to the shareholders of ILCO, shall not have been modified, withdrawn or revoked as of the date and time of mailing of this joint proxy statement/prospectus to the shareholders of ILCO;

     - FIC shall have obtained the consent or approval of any person required under any material contract of FIC, if any, to consummate the transactions contemplated by the merger agreement; and

     - there shall not have occurred any change in the business of FIC and its subsidiaries since the date of the merger agreement or any other event or circumstance that could reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of FIC and its subsidiaries, considered as a whole.

     The obligations of FIC and Merger Sub to effect the merger are further subject to the following conditions:

     - The representations and warranties of ILCO contained in the merger agreement shall have been true and correct on the date of the merger agreement and shall be true and correct at and as of the closing of the merger as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); and ILCO shall have delivered to FIC and Merger Sub a certificate dated as of the closing of the merger, signed by a senior executive officer of ILCO to such effect;

     - ILCO shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger, and FIC and Merger Sub shall have received a certificate signed on behalf of ILCO by a senior executive officer of ILCO to such effect;

     - FIC shall have received an opinion of Weil Gotshal, dated as of the closing of the merger, to the effect that:

      - the merger will constitute a reorganization under Section 368(a) of the Code;

      - FIC, Merger Sub and ILCO will each be a party to the reorganization under Section 368(b) of the Code; and

      - no gain or loss will be recognized by FIC, Merger Sub or ILCO by reason of the merger;

     - ILCO shall have obtained the consent or approval of any person required under any material contract, if any, to consummate the transactions contemplated by the merger agreement.

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

     - the opinion of Philo Smith Capital, financial advisor to the FIC Special Committee, to the effect that the exchange ratio is fair, from a financial point of view, to the shareholders of FIC, shall not have been modified, withdrawn or revoked as of the date and time of mailing of the joint proxy statement/prospectus to the shareholders of FIC.

     - FIC shall have received an executed copy of the amendment to the Investors-NA Option Agreement, and such agreement, as amended, shall be in full force and effect; and

     - there shall not have occurred any change in the business of ILCO and its subsidiaries since the date of the merger agreement or any other event or circumstance that could reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of ILCO and its subsidiaries, considered as a whole.

ADDITIONAL COVENANTS OF FIC AND ILCO

     Each of FIC and ILCO has also agreed, among other things and subject to various conditions and exceptions, that:

     - as soon as practicable following the date of the merger agreement, FIC and ILCO will jointly prepare this joint proxy statement/prospectus in connection with the vote of the shareholders of FIC and ILCO in respect of the merger and FIC will file with the Securities and Exchange Commission a registration statement, of which this joint proxy statement/prospectus is a part, in connection with the registration under the Securities Act of the shares of FIC common stock to be issued in connection with the merger;

     - ILCO will use its commercially reasonable efforts to cause
       PricewaterhouseCoopers LLP to deliver a customary "comfort" letter dated the date on which the registration statement filed by FIC will become effective and addressed to FIC;

     - FIC will use its commercially reasonable efforts to cause
       PricewaterhouseCoopers to deliver a customary "comfort" letter dated the date on which the registration statement will become effective and addressed to ILCO;

     - ILCO will:

      - hold a special meeting of its shareholders as soon as practicable after the date of the merger agreement for the purpose of voting on the approval of the plan of merger contained in the merger agreement; and

      - the ILCO Special Committee and ILCO's board of directors will recommend to its shareholders that they vote in favor of the approval and adoption of the plan of merger in accordance with the terms of the merger agreement;

     - FIC will:

      - hold a special meeting of its shareholders as soon as practicable after the date of the merger agreement for the purpose of voting on the issuance of shares of FIC common stock in the merger and the amendment to FIC's articles of incorporation; and

      - the FIC Special Committee and FIC's board of directors will recommend to its shareholders that they vote in favor of such proposals;

     - each of FIC and ILCO agree that they will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the merger;

     - FIC and ILCO will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, including, without limitation, those required under the

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

       HSR Act, applicable state insurance laws, the Securities Act of 1933 and the Exchange Act of 1934 in order to facilitate the prompt consummation of the merger;

     - prior to the merger, ILCO will deliver to FIC a letter identifying all persons who, at the time the merger is submitted for approval to the shareholders of both ILCO and FIC, may be deemed to be an "affiliate" of such party for purposes of Rule 145 under the Securities Act of 1933 and ILCO will use its commercially reasonable efforts to cause each such person to deliver to FIC prior to the merger a written statement acknowledging of the effect of Rule 145 on any shares of FIC common stock issued to such person;

     - ILCO will use its best efforts to cause Investors Life Company of North America to enter into an agreement with FIC whereby the terms and provisions of the agreement, dated March 21, 1991, which agreement grants to Investors Life Company of North America an option to purchase up to 9.9% of the outstanding shares of FIC common stock, are modified so as to provide Investors Life Company of North America an option to purchase up to 500,411 shares of FIC common stock; and

     - FIC will, and will cause its subsidiaries to, vote all shares of ILCO common stock held of record by FIC or its subsidiaries either "for" or "against" the merger in the same manner as the prevailing majority of the shares of ILCO common stock (other than shares held of record by FIC or any of its subsidiaries) voted in person or by proxy (it being understood that for such determination, only votes "for" and "against" the plan of merger will be counted).

     ILCO has also further agreed not to, and not to permit its subsidiaries to, nor authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of FIC or any of its subsidiaries to, directly or indirectly:

     - solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below); or

     - participation in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

     However, in response to an unsolicited Acquisition Proposal, ILCO and its board of directors may take any of the actions described in the second bullet above if, and only to the extent that the ILCO board of directors or any special committee thereof:

     - is advised by its financial advisor that such third party making an unsolicited Acquisition Proposal has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal and the board of directors of ILCO determines in good faith:

      - after receiving advice from such financial advisor, that such potential acquiror has submitted to ILCO an Acquisition Proposal which is a Superior Proposal (as defined below);

      - based upon advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would violate the ILCO board of directors' fiduciary duties under applicable law; and

      - any non-public information furnished by ILCO to a potential acquiror will be pursuant to a confidentiality agreement containing confidentiality and standstill provisions.

     In the event that ILCO shall determine to provide any information as described above, or shall receive any Acquisition Proposal, it shall promptly inform FIC in writing as to the fact that information is to be provided and shall furnish FIC the identity of the recipient of such information and/or the potential acquiror and the terms of such Acquisition Proposal. ILCO will inform FIC promptly of any material changes or amendment to the essential terms of any such Acquisition Proposal.

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

     ILCO has also agreed to terminate any existing activities, discussions or negotiations with any parties conducted before the merger in respect of any possible Acquisition Proposal.

     Subject to certain exceptions, neither ILCO's board of directors nor any special committee thereof will:

     - withdraw or modify, or propose to withdraw or modify, in a manner adverse to FIC, its approval or recommendation of the merger;

     - approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or

     - cause ILCO to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal,

unless ILCO's board of directors or any committee thereof withdraws or modifies their approval or recommendation of the merger agreement and approves or recommends an Acquisition Proposal in the event that the board determines in good faith:

     - after receiving advice from its financial advisor, that such Acquisition Proposal is a Superior Proposal (as defined below); and

     - based upon advice of outside legal counsel, that the failure to take such action would violate the board's or any such committee's fiduciary duties under applicable law.

     "Acquisition Proposal" means any proposal or offer from any person (other than FIC or any of its subsidiaries) for a tender or exchange offer, merger, consolidation, other business combination, recapitalization, liquidation, dissolution or similar transaction involving ILCO or any of its subsidiaries, or any proposal to acquire in any manner a substantial equity interest in, or an substantial portion of the assets of, ILCO or any of its subsidiaries.

     "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly (by way of tender offer, share purchase, merger or otherwise), all of the outstanding shares of capital stock of ILCO (including options and other derivative securities exercisable for or convertible into capital stock of ILCO) for consideration consisting of cash and/or securities, on terms which the board of directors of ILCO determines in good faith to be more favorable to ILCO and its shareholders than the merger (based upon advice of the financial advisor of the board of directors of ILCO or any committee thereof that the value of the consideration provided for in such proposal is superior to the value of the merger consideration), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the board of directors of ILCO, after receiving advice from its financial advisor, is reasonably capable of being financed by such third party.

TERMINATION OF THE MERGER AGREEMENT

  TERMINATION BY EITHER FIC OR ILCO

     The merger agreement may be terminated, and the merger abandoned, at any time prior to the merger by mutual written consent of FIC and ILCO. The merger agreement may also be terminated by either FIC or ILCO if:

     - the merger is not consummated by June 1, 2001;

     - the required approval of the shareholders of FIC or ILCO has not been obtained;

     - any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the merger has become final and non-appealable; or

     - in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in the merger agreement which (A) would give rise to the failure of a condition precedent to the completion of the merger as specified in the merger agreement, and

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

       (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that the terminating party is not then in breach of any material representation, warranty, covenant or other agreement contained in the merger agreement.

  TERMINATION BY ILCO

     The merger agreement may be terminated, and the merger abandoned, by ILCO at any time prior to the merger if a third party shall have made an Acquisition Proposal that is a Superior Proposal and ILCO shall have concurrently executed a definitive agreement with such third party.

  TERMINATION BY FIC

     The merger agreement may be terminated, and the merger abandoned, by FIC at any time prior to the merger if there is a breach by ILCO of the requirements of the merger agreement regarding Acquisition Proposals.

  EFFECT OF TERMINATION

     If FIC or ILCO terminates the merger agreement pursuant to the any of the foregoing, except a material breach by the other party or a provision which allows for unilateral termination by either FIC or ILCO, the merger agreement will become void and have no effect, without any liability or obligation on the part of FIC or ILCO, subject to the conditions contained in the merger agreement.

     If the merger agreement is terminated unilaterally by either FIC or by ILCO, ILCO will promptly reimburse FIC for all substantiated out-of-pocket costs and expenses incurred by it in connection with the merger, including, without limitation, costs and expenses of accountants, attorneys and financial advisors.

     If the merger agreement is terminated by either FIC or ILCO pursuant to a material breach by the other party, the non-breaching party may seek damages or any other appropriate remedy in law or in equity.

INDEMNIFICATION OF ILCO'S DIRECTORS AND OFFICERS

     FIC and the surviving corporation have agreed to indemnify the present and former directors and officers of ILCO and its subsidiaries, Merger Sub and FIC against all losses, claims, damages, expenses, liabilities or amounts paid in settlement arising out of threatened, pending or completed actions, or other proceedings, whether criminal, civil, administrative or investigative or other type whatsoever, occurring prior to or after the merger, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of such party.

AMENDMENT OF THE MERGER AGREEMENT

     The merger agreement may be amended at any time in writing signed by all parties to the merger agreement before or after the approval of the merger by the FIC and ILCO shareholders but, after their approval, the merger agreement may not be amended without the approval of the FIC or ILCO shareholders if their approval is required under any applicable law.

EXTENSION AND WAIVER

     At any time before the merger, each party to the merger agreement may extend the time for performance of any obligation or act of another party, waive any inaccuracies in the representations and warranties of another party or waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

                                BUSINESS OF FIC

GENERAL


     FIC is a holding company primarily engaged in the life insurance business through its ownership of 100% of Family Life Insurance Company and its approximate 48% interest in ILCO. Through 1984, FIC's principal business was the sale and underwriting of life and health insurance, mainly in the Midwestern and Southwestern United States. During the period from 1985 to 1987, FIC acquired its equity interest in ILCO. The acquisition of Family Life in 1991 has provided FIC with direct participation in the marketing and underwriting of life insurance. Family Life sells life insurance to customers who are primarily mortgage borrowers from financial institutions where Family Life has marketing relationships. FIC was organized as an Ohio corporation in 1968 and was reincorporated in Texas in 1980.


INCORPORATION BY REFERENCE TO OTHER DOCUMENTS

     As allowed by the rules of the Securities and Exchange Commission, this joint proxy statement/ prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Specifically, the Securities and Exchange Commission allows FIC to "incorporate by reference" information into this joint proxy statement/prospectus, which means that FIC can disclose important information to you by referring you to another document filed separately by it with the Securities and Exchange Commission. The information incorporated in this joint proxy statement/ prospectus by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information that we include in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission. These documents contain important information about FIC and its finances.


DOCUMENT FILED                                                             PERIOD OR DATE FILED
--------------                                                             --------------------
Annual Report on Form 10-K for Fiscal Year ended December
  31, 2000..................................................        Filed on April 2, 2001
Current Reports on Form 8-K.................................        Filed on January 22, 2001


     FIC is also incorporating by reference any additional documents that it may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the special meetings of FIC and ILCO shareholders.

WHERE YOU CAN FIND MORE INFORMATION ABOUT FIC

     FIC (Commission File No. 0-4690) files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by FIC at the Securities and Exchange Commission's public reference room, at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at public reference rooms in New York, New York, and Chicago, Illinois. Please call (800) SEC-0330 for further information on the public reference rooms. FIC's filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

     FIC has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the FIC common stock to be issued to shareholders of ILCO in the merger. This joint proxy statement/prospectus is part of that registration statement and constitutes a prospectus of FIC in addition to being a proxy statement of both FIC and ILCO for their special meetings of shareholders.

     FIC has supplied all information contained or incorporated by reference in this joint proxy statement/ prospectus relating to FIC and Merger Sub.

                                BUSINESS OF ILCO

GENERAL

     ILCO is principally engaged, through its subsidiaries, in administering existing portfolios of life insurance policies and annuity products. ILCO's insurance subsidiaries are also engaged in the business of marketing and underwriting individual life insurance and annuity products in 49 states and the District of Columbia. These products are marketed through independent, non-exclusive general agents. FIC beneficially owns approximately 48% of ILCO's common stock. ILCO was originally incorporated in 1969 under the laws of the State of New Jersey and subsequently transferred its domicile in 1997 from New Jersey to Texas.

INCORPORATION BY REFERENCE TO OTHER DOCUMENTS

     As allowed by the rules of the Securities and Exchange Commission, this joint proxy statement/ prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Specifically, the Securities and Exchange Commission allows ILCO to "incorporate by reference" information into this joint proxy statement/prospectus, which means that ILCO can disclose important information to you by referring you to another document filed separately by it with the Securities and Exchange Commission. The information incorporated in this joint proxy statement/ prospectus by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information that we include in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission. These documents contain important information about ILCO and its finances.


DOCUMENT FILED                                                             PERIOD OR DATE FILED
--------------                                                             --------------------
Annual Report on Form 10-K for Fiscal Year ended December
  31, 2000..................................................        Filed on April 2, 2001
Current Reports on Form 8-K.................................        Filed on January 22, 2001


     FIC is also incorporating by reference any additional documents that ILCO may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the special meetings of FIC and ILCO shareholders.

WHERE YOU CAN FIND MORE INFORMATION ABOUT ILCO

     ILCO (Commission File No. 0-7288) files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by ILCO at the Securities and Exchange Commission's public reference room, at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at public reference rooms in New York, New York, and Chicago, Illinois. Please call (800) SEC-0330 for further information on the public reference rooms. ILCO's filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

     ILCO has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to ILCO.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                               MANAGEMENT OF ILCO


     The following table presents information as of March 6, 2001, as to all persons who, to the knowledge of ILCO, were beneficial owners of five (5%) percent or more of the common stock of ILCO. The address of each beneficial owner is 6500 River Place Blvd., Building One, Austin, Texas 78730 unless otherwise indicated below.


                                                           AMOUNT AND NATURE OF
                    NAME AND ADDRESS                       BENEFICIAL OWNERSHIP    PERCENT OF CLASS(7)
                    ----------------                       --------------------    -------------------
Financial Industries Corporation.........................       3,932,692(1)               48.3%
Roy F. and Joann Cole Mitte Foundation...................       3,932,692(1)(2)            48.3%
Roy F. Mitte.............................................       3,998,983(3)(4)            49.1%
Investors Life Insurance Company of North America........         669,920(5)                8.2%
Investors Life Insurance Company of Indiana..............         563,120(6)                6.9%
Fidelity Management & Research Company...................         878,200(8)               10.8%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP.......................         425,000(9)                5.2%
75 State Street
Boston, MA 02109

---------------


(1) Includes 3,590,292 shares owned by FIC and 342,400 shares owned by Family Life Insurance Company, a wholly-owned subsidiary of FIC.


(2) The Roy F. and Joann Cole Mitte Foundation owns 1,552,206 common shares of FIC. The holdings by the Foundation of FIC's common stock constitutes 30.71% of the outstanding common stock of that company. The Roy F. and Joann Cole Mitte Foundation is a non-profit corporation/membership organization and its two members are Roy F. Mitte and Joann Cole Mitte. The Internal Revenue Service has determined that the Foundation is exempt from federal income tax under section 501(a) of the Code as an organization described in section 501(c)(3) of the Code.

(3) Mr. Mitte is President, Director and a Member of the Roy F. and Joann Cole Mitte Foundation. In addition, Mr. Mitte holds the positions of Chairman, President and Chief Executive Officer of both ILCO and FIC. For purposes of this table, Mr. Mitte's personal holdings in ILCO have been combined with the holdings of FIC in determining the amount and percentage of Mr. Mite's beneficial ownership of ILCO.

(4) Includes 32,091 shares allocated to Mr. Mitte's account under the Employees Stock Ownership Plan, 32,200 shares owned directly by Mr. Mitte and 2,000 shares which may be acquired pursuant to options which are exercisable within 60 days.

(5) Represents 563,120 shares owned by Investors Life Insurance Company of Indiana ("Investors-IN") and 106,800 shares owned directly by Investors Life Insurance Company of North America ("Investors-NA"). Investors-IN is a life insurance company subsidiary of Investors-NA.

(6) All are directly owned by Investors-IN.

(7) Assumes that outstanding stock options available to other persons have not been exercised.

(8) As reported to ILCO on a Schedule 13(G), as amended, filed by FMR Corporation, the parent company of Fidelity Management & Research Company ("Fidelity"). According to the Schedule 13(G) filings, Fidelity acts as investment advisor to the Fidelity Low-Priced Stock Fund, a registered investment company, and the Fund is the owner of 878,200 shares of ILCO common stock.

(9) As reported to ILCO on a Schedule 13(G), filed by Wellington Management Company on February 13, 2001.


     The following table contains information as of March 6, 2001 as to the common stock of ILCO beneficially owned by each director and executive officer and by all executive officers and directors of ILCO as a group. The information contained in the table has been obtained by ILCO from each director and executive officer except for information known to ILCO. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.


                                                                 AMOUNT AND NATURE OF      PERCENT OF
NAME                                                          BENEFICIAL OWNERSHIP(2)(3)     CLASS
----                                                          --------------------------   ----------
Robert A. Bender............................................              4,739                  *
Jeffrey H. Demgen...........................................             10,433                  *
Theodore A. Fleron..........................................             21,240                  *
W. Lewis Gilcrease..........................................                  0                 --
James M. Grace..............................................             99,924                1.2%
Richard A. Kosson...........................................                200                  *
Roy F. Mitte(1).............................................          3,998,983               49.1%
Michael Scott Mitte.........................................                 30                  *
Elizabeth T. Nash...........................................                200                  *
Eugene E. Payne.............................................             20,822                  *
Steven P. Schmitt...........................................             14,375                  *
All Executive Officers and Directors as a group, all of whom
  are listed above..........................................          4,170,946               51.2%

---------------

 *  Less than 1%

(1) As an executive officer and director of FIC, which as of March 15, 2000 beneficially owned 3,932,692 shares of ILCO's common stock.

(2) Includes shares beneficially acquired through participation in ILCO's Employees Stock Ownership Plan, 401K Plan and/or the Employee Stock Purchase Plan, which are group plans for eligible employees.

(3) Include shares issuable upon exercise of options granted under the 1999 Non-Qualified Stock Option Plan to executive officers and directors who are also employees of ILCO or its subsidiaries, to the extent that such options are exercisable within 60 days.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                     MANAGEMENT OF FIC PRIOR TO THE MERGER


     The following table presents information as of March 6, 2001 as to all persons who, to the knowledge of FIC, were the beneficial owners as of five percent (5%) or more of the common stock of FIC. The address of each beneficial owner is 6500 River Place Blvd., Building One, Austin, Texas 78730 unless otherwise indicated below.



                    NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP   PERCENT OF CLASS
                    -------------------                       --------------------   ----------------
Roy F. and Joann Cole Mitte Foundation......................       1,552,206(1)            30.71%
Roy F. Mitte................................................       1,552,206(1)            30.71%
Family Life Insurance Company...............................         272,000                 5.1%
InterContinental Life Corporation...........................         690,161(2)            12.01%(3)
Investors Life Insurance Company of North America...........         690,161(2)            12.01%(3)
Heartland Advisors, Inc. ...................................         471,400(4)             9.33%
790 North Milwaukee St.
Milwaukee, WI 53202
Fidelity Management & Research Company......................         340,000(5)             6.73%
82 Devonshire Street
Boston, MA 02109


---------------

(1) The Roy F. and Joann Cole Mitte Foundation is a non-profit corporation/membership organization and its two members are Roy F. Mitte and Joann Cole Mitte. The Internal Revenue Service has determined that the Foundation is exempt from federal income tax under section 501(a) of the Code as an organization described in section 501(c)(3) of the Code. Roy F. Mitte is also Chairman, President and Chief Executive Officer of both FIC and ILCO. For purposes of this table, Mr. Mitte is deemed to have beneficial ownership of the shares owned by the Foundation.

(2) Of such shares, 145,500 shares are owned by Investors-NA, 44,250 shares are owned by Investors-IN, and 500,411 shares are issuable upon exercise of an option held by Investors-NA. Investors-NA is a direct subsidiary of ILCO. Investors-IN is a direct subsidiary of Investors-NA.

(3) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Investors-NA have been exercised.

(4) As reported to FIC on an amended Schedule 13(G) filed on January 8, 2001 by Heartland Advisors, Inc. ("Heartland"). According to the Schedule 13(G), the shares are held for various investment advisory accounts and the interest of one such account (Heartland Value Fund, a registered investment company) is more than 5% of the common stock of FIC.


(5) As reported to FIC on a Schedule 13(G) filed on February 14, 2000, by FMR Corporation, the parent company of Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company. The Company also notes that Fidelity filed a Schedule 13G/A on February 13, 2001, reporting that its beneficial ownership had increased to 340,000 shares. According to the
    Schedule 13(G) filings, as amended, Fidelity acts as investment advisor to the Fidelity Low-Priced Stock Fund, a registered investment company, and the Fund is the beneficial owner of 340,000 shares of FIC common stock.

     The following table contains information as of March 6, 2001 as to the common stock of FIC beneficially owned by each director and executive officer and by all executive officers and directors of FIC as a group. The information contained in the table has been obtained by FIC from each director and executive officer, except for the information known to FIC. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.


                                                               AMOUNT AND NATURE OF     PERCENT OF
                            NAME                              BENEFICIAL OWNERSHIP(2)     CLASS
                            ----                              -----------------------   ----------
John Barnett................................................              2,000               *
Joseph F. Crowe.............................................              2,000               *
Jeffrey H. Demgen...........................................                  0              --
Theodore A. Fleron..........................................                  0              --
James M. Grace..............................................              7,600               *
Roy F. Mitte................................................        1,552,206(1)         30.71%
Michael Scott Mitte.........................................                  0              --
Frank Parker................................................             12,000               *
Thomas C. Richmond..........................................                  0              --
Steven P. Schmitt...........................................                  0              --
Jerome H. Supple............................................                200               *
All Executive Officers, and Directors as a group (11
  persons)..................................................          1,575,506          31.16%

---------------

 *  Less than 1%

(1) The Roy F. and Joann Cole Mitte Foundation is a non-profit corporation/membership organization and its two members are Roy F. Mitte and Joann Cole Mitte. The Internal Revenue Service has determined that the Foundation is exempt from federal income tax under section 501(a) of the Code as an organization described in section 501(c)(3) of the Code. Roy F. Mitte is also Chairman, President and Chief Executive Officer of both FIC and ILCO. For purposes of this table, Mr. Mitte is assumed to have beneficial ownership of the shares owned by the Foundation.

(2) No executive officer or director holds any options to acquire FIC common stock. Messrs. Roy Mitte, Grace, Demgen and Schmitt are executive offices and/or directors of ILCO.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                       MANAGEMENT OF FIC AFTER THE MERGER


     The following table presents information as to the beneficial ownership of the common stock of FIC assuming the completion of the merger described herein and the issuance of shares of FIC in accordance with the terms and provisions of the merger agreement. The information in the following table is based on information as of March 6, 2001 as to all persons who, to the knowledge of FIC, would be the beneficial owners of five percent (5%) or more of the common stock of FIC following completion of the merger and assumes no change in the number of shares after March 6, 2001. The address of each beneficial owner is 6500 River Place Blvd., Building One, Austin, Texas 78730 unless otherwise indicated below.



NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP       CLASS(4)
-------------------                                           --------------------   ----------------
Roy F. and Joann Cole Mitte Foundation......................       1,552,206(1)           16.03%
Roy F. Mitte................................................       1,625,126(1)(2)        16.78%
Investors Life Insurance Company of North America...........       1,427,073(3)           14.74%
Investors Life Insurance Company of Indiana.................         663,682(3)            6.85%
Fidelity Management &
  Research Company
  82 Devonshire Street
  Boston, MA 02109..........................................       1,306,020              13.49%


---------------

(1) The Roy F. and Joann Cole Mitte Foundation is a non-profit corporation/membership organization and its two members are Roy F. Mitte and Joann Cole Mitte. The Internal Revenue Service has determined that the Foundation is exempt from federal income tax under section 501(a) of the Code as an organization described in section 501(c)(3) of the Code. Roy F. Mitte is also Chairman, President and Chief Executive Officer of both FIC and ILCO. For purposes of this table, Mr. Mitte is assumed to have beneficial ownership of the shares owned by the Foundation.

(2) Includes shares owned individually by Mr. Mitte in addition to the shares owned by the Foundation.

(3) Represents shares owned by Investors-NA and Investors-IN and not treated as issued and outstanding. Investors-IN is a direct subsidiary of Investor-NA. Assumes exercise of option held by Investors-NA to acquire shares of FIC.

(4) Assumes that outstanding stock options or warrants held by other persons have not been exercised.

     The following table contains information as of March 6, 2001 as to the common stock of FIC beneficially owned by each director and executive officer and by all executive officers and directors of FIC as a group, assuming the completion of the merger described herein and the issuance of shares of FIC in accordance with the terms and provisions of the merger agreement. The information in the following table is based on information as of March 6, 2001 and assumes no change in the number of shares after March 6, 2001. The information contained in the table has been obtained by FIC from each director and executive officer, except for the information known to FIC. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.



                                                               AMOUNT AND NATURE OF      PERCENT
NAME                                                          BENEFICIAL OWNERSHIP(1)    OF CLASS
----                                                          -----------------------    --------
John Barnett................................................             2,000                *
Joseph F. Crowe.............................................            56,500                *
Jeffrey H. Demgen...........................................            11,476                *
Theodore A. Fleron..........................................            23,364                *
James M. Grace..............................................           117,516             1.18%
Roy F. Mitte................................................         1,625,126            16.78%
Michael Scott Mitte.........................................                33                *
Frank Parker................................................            12,000                *
Thomas C. Richmond..........................................            16,223                *
Steven P. Schmitt...........................................            15,812                *
Jerome H. Supple............................................               200                *
All Executive Officers, and Directors as a group (11
  persons)..................................................         1,880,250            19.42%


---------------

 *  Less than 1%.

(1) Include shares issuable upon exercise of options granted under the ILCO 1999 Non-Qualified Stock Option Plan to executive officers and directors who are also employees of FIC or its subsidiaries, to the extent that such options are exercisable within 60 days and assumes 1.1 to 1 conversion rate for shares of ILCO common stock.

                      DESCRIPTION OF CAPITAL STOCK OF FIC

GENERAL

     After giving effect to the amendment to the FIC articles of incorporation described in this joint proxy statement/prospectus, the authorized capital stock of FIC consists of 25,000,000 shares of common stock, $0.20 par value per share.
As of             , 2001, there were           shares of common stock issued and
outstanding. The following summary of the terms of FIC's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Texas law and FIC's articles of incorporation, as amended (including the amendment to the FIC articles of incorporation described in this joint proxy statement/prospectus).

THE COMMON STOCK

     The holders of FIC common stock are entitled to receive dividends when and as declared by the board of directors. The holders of FIC common stock have one vote per share on all matters submitted to a vote of shareholders, other than the election of directors in which case holders are entitled to cumulate votes, and holders of fractional shares are entitled to a like fraction of a vote. The holders of FIC common stock are also entitled to share pro rata in the net assets of FIC in dissolution after payment of any amounts due to creditors. Holders of FIC common stock are not entitled to any preemptive rights. All outstanding shares of FIC common stock are fully paid and nonassessable.

     FIC is authorized to issue additional shares of FIC common stock without further shareholder approval, except as may be required by applicable law or by the Nasdaq Stock Market or any stock exchange regulations of which the FIC common stock may subsequently be traded.

     The transfer agent and registrar for FIC common stock is FIC, 6500 River Place Blvd., Building One, Austin, Texas 78730.

                                 LEGAL MATTERS


     The validity of the shares of FIC common stock to be issued in the merger will be passed upon for FIC by Sheryl Kinlaw, Special Counsel to FIC, and material U.S. federal income tax consequences of the merger will be passed upon for FIC by Weil, Gotshal & Manges LLP, Dallas, Texas and New York, New York.


     Material U.S. federal income tax consequences of the merger will be passed upon for ILCO by Fulbright & Jaworski L.L.P., Austin, Texas.

                                    EXPERTS


     The financial statements incorporated in this joint proxy statement/prospectus by reference to FIC's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The financial statements incorporated in this joint proxy statement/prospectus by reference to ILCO's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      SHAREHOLDER PROPOSALS FOR FIC'S 2001 ANNUAL MEETING OF SHAREHOLDERS

     FIC's management knows of no matters other than the proposal to issue shares of FIC common stock in the merger and the proposed amendment to FIC's articles of incorporation that may properly be, or which are likely to be, brought before the special meeting of FIC's shareholders.

     Under the rules and regulations of the Securities and Exchange Commission, shareholder proposals intended to be presented at the FIC 2001 Annual Meeting of Shareholders and included in FIC's proxy statement and form of proxy must have been received by FIC at its principal executive offices no later than December 20, 2000 to be considered for inclusion in FIC's proxy statement and proxy cards for that meeting.

     In accordance with the rules and regulations of the Securities and Exchange Commission, FIC's management will have discretionary authority to vote on any proposal raised by a shareholder at the 2001 Annual Meeting if the proponent of such proposal fails to notify FIC on or before March 5, 2001.

     All notices of proposals by shareholders, whether or not included in FIC's proxy materials, should be sent to Financial Industries Corporation, 6500 River Place Blvd., Building One, Austin, Texas 78730, Attention: Secretary.

              SHAREHOLDER PROPOSALS FOR ILCO'S 2001 ANNUAL MEETING
                OF SHAREHOLDERS IF THE MERGER IS NOT CONSUMMATED

     ILCO's management knows of no matters other than the merger proposal that may properly be, or which are likely to be, brought before the special meeting of ILCO shareholders.

     The ILCO 2001 Annual Meeting of Shareholders will be held only if the merger is not consummated. If the merger is not consummated, under the rules and regulations of the Securities and Exchange Commission, shareholder proposals intended to be presented at the ILCO 2001 Annual Meeting of Shareholders and included in ILCO's proxy statement and form of proxy must have been received by ILCO at its principal executive offices no later than December 20, 2000 to be considered for inclusion in ILCO's proxy statement and proxy cards for that meeting.

     In accordance with the rules and regulations of the Securities and Exchange Commission, ILCO's management will have discretionary authority to vote on any proposal raised by a shareholder at the 2001 Annual Meeting if the proponent of such proposal fails to notify ILCO on or before March 5, 2001.

     All notices of proposals by shareholders, whether or not included in ILCO's proxy materials, should be sent to InterContinental Life Corporation, 6500 River Place Blvd., Building One, Austin, Texas 78730, Attention: Secretary.

                                                                           ANNEX
A
SECTION 5.9(b) OF THIS AGREEMENT CONTAINS PROVISIONS WITH RESPECT TO THE INDEMNIFICATION OF OFFICERS AND DIRECTORS OF FINANCIAL INDUSTRIES CORPORATION, ILCO ACQUISITION COMPANY AND INTERCONTINENTAL LIFE CORPORATION.

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                       FINANCIAL INDUSTRIES CORPORATION,

                            ILCO ACQUISITION COMPANY

                                      AND

                       INTERCONTINENTAL LIFE CORPORATION

                          DATED AS OF JANUARY 17, 2001

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article I     THE MERGER..................................................   A-2
        1.1   The Merger..................................................   A-2
        1.2   Closing.....................................................   A-2
        1.3   Effective Time..............................................   A-2
        1.4   Articles of Incorporation...................................   A-2
        1.5   Bylaws......................................................   A-2
        1.6   Directors...................................................   A-2
        1.7   Officers....................................................   A-2
        1.8   Effect on ILCO Capital Stock................................   A-3
              (a) Outstanding ILCO Common Stock...........................   A-3
              (b) Treasury Shares; FIC-Owned Shares.......................   A-3
              (c) Impact of Stock Splits, etc.............................   A-3
        1.9   Effect on FIC Capital Stock.................................   A-3
        1.10  Effect on Merger Sub Capital Stock..........................   A-3
        1.11  Exchange of Certificates....................................   A-3
              (a) Paying Agent............................................   A-3
              (b) Exchange Procedures.....................................   A-4
              (c) Letter of Transmittal...................................   A-4
              (d) Distributions with Respect to Unexchanged Shares........   A-4
              (e) No Further Ownership Rights in ILCO Common Stock........   A-4
              (f) No Fractional Shares....................................   A-5
              (g) Termination of Payment Fund.............................   A-5
              (h) No Liability............................................   A-5
              (i) Withholding of Tax......................................   A-5
Article II    REPRESENTATIONS AND WARRANTIES OF ILCO......................   A-6
        2.1   Organization, Standing and Corporate Power..................   A-6
        2.2   Capital Structure...........................................   A-6
        2.3   Authority; Noncontravention.................................   A-7
        2.4   ILCO SEC Documents; Financial Statements....................   A-8
        2.5   Absence of Certain Changes or Events........................   A-8
        2.6   No Extraordinary Payments or Change in Benefits.............   A-9
        2.7   Voting Requirements.........................................   A-9
        2.8   State Takeover Statutes.....................................   A-9
        2.9   Brokers.....................................................   A-9
        2.10  Compliance with Applicable Laws.............................   A-9
        2.11  Absence of Undisclosed Liabilities..........................   A-9
        2.12  Litigation..................................................   A-9
        2.13  Transactions with Affiliates................................  A-10
        2.14  Labor Matters...............................................  A-10
        2.15  Employee Arrangements and Benefit Plans.....................  A-10
        2.16  Tax Matters.................................................  A-11
        2.17  Intellectual Property.......................................  A-12
        2.18  Environmental Matters.......................................  A-13
        2.19  Material Contracts..........................................  A-13
        2.20  Tangible Property...........................................  A-14
        2.21  Fairness Opinion............................................  A-14
        2.22  Insurance Business..........................................  A-14
        2.23  Liabilities and Reserves....................................  A-15
        2.24  ILCO Broker/Dealers.........................................  A-15

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article III   REPRESENTATIONS AND WARRANTIES OF FIC.......................  A-16
        3.1   Organization, Standing and Corporate Power..................  A-16
        3.2   Capital Structure...........................................  A-16
        3.3   Authority; Noncontravention.................................  A-17
        3.4   FIC SEC Documents...........................................  A-18
        3.5   Absence of Certain Changes or Events........................  A-18
        3.6   No Extraordinary Payments or Change in Benefits.............  A-19
        3.7   Voting Requirements.........................................  A-19
        3.8   Brokers.....................................................  A-19
        3.9   Fairness Opinion............................................  A-19
        3.10  Compliance with Applicable Laws.............................  A-19
        3.11  Absence of Undisclosed Liabilities..........................  A-19
        3.12  Litigation..................................................  A-19
        3.13  Transactions with Affiliates................................  A-20
        3.14  FIC Common Stock............................................  A-20
        3.15  Employee Arrangements and Benefit Plans.....................  A-20
        3.16  Tax Matters.................................................  A-20
        3.17  Intellectual Property.......................................  A-22
        3.18  Environmental Matters.......................................  A-22
        3.19  State Takeover Statutes.....................................  A-22
        3.20  Labor Matters...............................................  A-22
        3.21  Material Contracts..........................................  A-23
        3.22  Tangible Property...........................................  A-23
        3.23  Insurance Business..........................................  A-23
        3.24  Liabilities and Reserves....................................  A-24
Article IV    REPRESENTATIONS AND WARRANTIES OF MERGER SUB................  A-24
        4.1   Organization, Standing and Corporate Power..................  A-24
        4.2   Capital Structure...........................................  A-24
        4.3   Authority; Noncontravention.................................  A-25
        4.4   No Prior Activities.........................................  A-25
Article V     ADDITIONAL AGREEMENTS.......................................  A-25
        5.1   Preparation of Form S-4 and Joint Proxy
                Statement/Prospectus;
                Information Supplied......................................  A-25
        5.2   Shareholder Approval........................................  A-26
        5.3   Access to Information; Confidentiality......................  A-27
        5.4   Public Announcements........................................  A-27
        5.5   Acquisition Proposals.......................................  A-27
        5.6   Consents, Approvals and Filings.............................  A-29
        5.7   Affiliate Letters...........................................  A-29
        5.8   Nasdaq Listing..............................................  A-29
        5.9   INDEMNIFICATION OF OFFICERS AND DIRECTORS...................  A-29
        5.10  Letter of FIC's Accountants.................................  A-30
        5.11  Letter of ILCO's Accountants................................  A-30
        5.12  FIC Stock Option Held by Investors-NA.......................  A-30
        5.13  Vote of Shares of ILCO Common Stock by FIC..................  A-30

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article VI    COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER...  A-31
        6.1   Conduct of Business of ILCO.................................  A-31
        6.2   Conduct of Business of FIC..................................  A-32
        6.3   Stock Options...............................................  A-33
        6.4   Other Actions...............................................  A-34
Article VII   CONDITIONS PRECEDENT........................................  A-34
        7.1   Conditions to Each Party's Obligation to Effect the
                Merger....................................................  A-34
              (a) Shareholder Approval....................................  A-34
              (b) Governmental and Regulatory Consents....................  A-34
              (c) HSR Act.................................................  A-35
              (d) No Injunctions or Restraints............................  A-35
              (e) Nasdaq Listing..........................................  A-35
              (f) Form S-4................................................  A-35
        7.2   Conditions to Obligations of ILCO...........................  A-35
              (a) Representations and Warranties..........................  A-35
              (b) Performance of Obligations of FIC and Merger Sub........  A-35
              (c) Tax Opinion.............................................  A-35
              (d) Fairness Opinion........................................  A-35
              (e) Consent.................................................  A-35
              (f) No Material Adverse Change..............................  A-36
        7.3.. Conditions to Obligations of FIC............................  A-36
              (a) Representations and Warranties..........................  A-36
              (b) Performance of Obligations of ILCO......................  A-36
              (c) Tax Opinion.............................................  A-36
              (d) Consents................................................  A-36
              (e) Fairness Opinion........................................  A-36
              (f) Investors-NA Option Agreement...........................  A-36
              (g) No Material Adverse Change..............................  A-36
Article VIII  TERMINATION, AMENDMENT AND WAIVER...........................  A-37
        8.1   Termination.................................................  A-37
        8.2   Effect of Termination.......................................  A-37
        8.3   Amendment...................................................  A-38
        8.4   Extension; Consent; Waiver..................................  A-38
        8.5   Procedure for Termination, Amendment, Extension, Consent or
                Waiver....................................................  A-38
Article IX    SURVIVAL OF PROVISIONS......................................  A-38
        9.1   Survival....................................................  A-38
Article X     NOTICES.....................................................  A-38
        10.1  Notices.....................................................  A-38

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article XI    MISCELLANEOUS...............................................  A-39
        11.1  Entire Agreement............................................  A-39
        11.2  Expenses....................................................  A-39
        11.3  Counterparts................................................  A-39
        11.4  No Third Party Beneficiary..................................  A-39
        11.5  Governing Law...............................................  A-40
        11.6  Assignment; Binding Effect..................................  A-40
        11.7  Headings, Gender, Etc.......................................  A-40
        11.8  Invalid Provisions..........................................  A-40
        11.9  No Recourse Against Others..................................  A-40

                                 DEFINED TERMS

                                                              PAGE
                                                              ----
Acquisition Proposal........................................  A-28
Actions.....................................................  A-13
Agreement...................................................   A-1
Assumed Stock Options.......................................  A-34
breaches....................................................   A-7
Closing.....................................................   A-2
Closing Date................................................   A-2
Code........................................................   A-1
Effective Time..............................................   A-2
Employment Arrangements.....................................  A-10
Environmental Laws..........................................  A-13
Environmental Liabilities...................................  A-13
ERISA.......................................................  A-10
Exchange Act................................................   A-8
Exchange Ratio..............................................   A-3
Family Life.................................................  A-23
FIC.........................................................   A-1
FIC Actuarial Analyses......................................  A-23
FIC Benefit Plans...........................................  A-19
FIC Common Stock............................................   A-1
FIC Disclosure Letter.......................................  A-18
FIC Fairness Opinion........................................  A-19
FIC Financial Statements....................................  A-18
FIC Material Adverse Effect.................................  A-16
FIC Material Contracts......................................  A-23
FIC SEC Documents...........................................  A-18
FIC Shareholders Approval...................................  A-17
FIC Shareholders Meeting....................................  A-27
FIC Special Committee.......................................  A-19
FIC Stock Options...........................................  A-16
FIC-Owned Shares............................................   A-3
Financial Statements........................................   A-8
Form S-4....................................................  A-25
Form S-8....................................................  A-34
Fractional Shares...........................................   A-5
GAAP........................................................   A-8
Governmental Entity.........................................   A-7
Hazardous Materials.........................................  A-13
HSR Act.....................................................   A-7
ILCO........................................................   A-1
ILCO Actuarial Analyses.....................................  A-14
ILCO Benefit Plans..........................................   A-9
ILCO Broker/Dealer..........................................  A-15
ILCO Common Stock...........................................   A-1
ILCO Disclosure Letter......................................   A-8
ILCO Fairness Opinion.......................................  A-14
ILCO Insurance Companies....................................  A-14
ILCO Material Adverse Effect................................   A-6
ILCO SEC Documents..........................................   A-8

                                 DEFINED TERMS

                                                              PAGE
                                                              ----
ILCO Shareholders Approval..................................   A-7
ILCO Special Committee......................................  A-14
ILCO Stock Option Plan......................................   A-6
ILCO Stock Options..........................................   A-6
Indemnified Parties.........................................  A-29
Indemnified Party...........................................  A-29
Intellectual Property.......................................  A-12
Investors-IN................................................  A-14
Investors-NA................................................  A-14
Investors-NA Option Agreement...............................  A-30
IRS.........................................................  A-10
Liens.......................................................   A-6
Material Breach.............................................  A-37
Material Contracts..........................................  A-14
Merger......................................................   A-2
Merger Consideration........................................   A-3
Merger Sub..................................................   A-1
Paying Agent................................................   A-3
Payment Fund................................................   A-3
Permits.....................................................   A-9
Potential Acquiror..........................................  A-28
Proxy Statement/Prospectus..................................  A-25
Representatives.............................................  A-27
SEC.........................................................   A-8
Securities Act..............................................   A-8
Subsidiary..................................................   A-6
Superior Proposal...........................................  A-28
Surviving Corporation.......................................   A-2
Tax Return..................................................  A-12
Taxes.......................................................  A-12
Texas Code..................................................   A-2
Texas Secretary of State....................................   A-2
Treasury Shares.............................................   A-3

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 17, 2001, by and among Financial Industries Corporation, a Texas corporation ("FIC"), ILCO Acquisition Company, a Texas corporation and wholly-owned subsidiary of FIC ("Merger Sub"), and InterContinental Life Corporation, a Texas corporation ("ILCO").

                                    RECITALS

     WHEREAS, FIC currently owns approximately 48% of the common stock, par value $0.22 per share of ILCO ("ILCO Common Stock");

     WHEREAS, it is proposed that FIC acquire all of the issued and outstanding shares of ILCO Common Stock not owned by FIC by way of a merger of Merger Sub with and into ILCO, with ILCO surviving the merger as a wholly-owned subsidiary of FIC;

     WHEREAS, FIC, ILCO and Merger Sub believe it is in the best interests of their respective shareholders to consummate the merger of Merger Sub with and into ILCO in accordance with the terms and subject to the conditions of this Agreement;

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Board of Directors of FIC, upon the unanimous recommendation of a duly authorized special committee thereof (consisting solely of independent directors), has approved the Agreement, the merger of Merger Sub with and into ILCO and the issuance of shares of common stock, par value $0.20 per share (the "FIC Common Stock"), of FIC in connection therewith and has recommended the approval of the issuance of shares of common stock under this Agreement by FIC's shareholders;

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Board of Directors of ILCO, upon the unanimous recommendation of a duly authorized special committee thereof (consisting solely of independent directors), has approved such merger and has recommended approval of this Agreement by ILCO's shareholders;

     WHEREAS, the Board of Directors of Merger Sub has approved the merger and has recommended approval of this Agreement by FIC, as its sole shareholder;

     WHEREAS, it is the intention of FIC, ILCO and Merger Sub that such merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, FIC, ILCO and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall merge with and into ILCO (the "Merger") in accordance with the Texas Business Corporation Act (the "Texas Code"). At the Effective Time, the separate corporate existence of Merger Sub shall cease and ILCO shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of Texas and with all the rights, privileges, properties, franchises, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Texas Code. The Merger shall have the effects set forth in the Texas Code (including, without limitation, Article 5.06 of the Texas Code).

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Austin, Texas time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of FIC, 6500 River Place Blvd., Austin, Texas 78730, unless another date, time or place is agreed to by the parties hereto.

     1.3 Effective Time. The parties hereto shall file with the Secretary of State of the State of Texas (the "Texas Secretary of State") on the Closing Date (or on such other date as the parties may agree) articles of merger or other appropriate documents, executed in accordance with the relevant provisions of the Texas Code, and make all other filings or recordings required under the Texas Code in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Texas Secretary of State, or at such later time specified in such articles of merger (the "Effective Time").

     1.4  Articles of Incorporation.

          (a) The Articles of Incorporation of Merger Sub in effect immediately prior to the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by the Texas Code.

          (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of FIC has adopted a resolution setting forth and approving an amendment to the Articles of Incorporation of FIC in the form set forth as Annex I hereto (the "Charter Amendment"), and directing that the Charter Amendment be considered by the shareholders of FIC at the FIC Shareholders Meeting (as defined in Section 5.2(b)), all in accordance with the provisions of the Texas Code. Prior to the Effective Time of the Merger, FIC shall file the Charter Amendment with the Texas Secretary of State.

     1.5 Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Merger shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable law.

     1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

     1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

     1.8  Effect on ILCO Capital Stock.

          (a) Outstanding ILCO Common Stock. Each share of ILCO Common Stock issued (and not cancelled or retired) immediately prior to the Effective Time (other than shares of ILCO Common Stock held as treasury shares by ILCO (but excluding shares of ILCO Common Stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under GAAP) or shares of ILCO Common Stock held by FIC) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.1 validly issued, fully paid and nonassessable shares of FIC Common Stock. The ratio of the shares of FIC Common Stock to be issued in exchange for each whole share of ILCO Common Stock is referred to as the "Exchange Ratio." The shares of FIC Common Stock to be issued to holders of ILCO Common Stock in accordance with this Section 1.8(a), and any cash to be paid in accordance with
     Section 1.11(f) in lieu of fractional shares of FIC Common Stock, are referred to as the "Merger Consideration."

          (b) Treasury Shares; FIC-Owned Shares. Each share of (i) ILCO Common Stock and (ii) series A preferred stock and series B preferred stock of ILCO, in each case which is held as treasury shares by ILCO at the Effective Time ("Treasury Shares") (excluding shares of ILCO Common Stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under GAAP), and each share of ILCO Common Stock which is held by FIC (excluding any shares of ILCO Common Stock owned by any of FIC's subsidiaries) at the Effective Time ("FIC-Owned Shares"), shall, by virtue of the Merger and without any action on the part of ILCO or FIC, be cancelled and retired and cease to exist, without any conversion thereof.

          (c) Impact of Stock Splits, etc. In the event of any change in FIC Common Stock and/or ILCO Common Stock between the date of this Agreement and the Effective Time of the Merger in accordance with the terms of this Agreement by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of FIC Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of ILCO Common Stock as provided in this Agreement shall be appropriately adjusted so as to maintain the relative proportionate interests of the holders of ILCO Common Stock and FIC Common Stock.

     1.9 Effect on FIC Capital Stock. Each share of FIC Common Stock issued and outstanding immediately prior to the Effective Time (including, without limitation, shares of FIC Common Stock held by any subsidiary of FIC or ILCO) shall remain outstanding and shall be unaffected by the Merger.

     1.10 Effect on Merger Sub Capital Stock. Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, $0.01 par value, of the Surviving Corporation and such shares shall, collectively, represent all of the issued and outstanding capital stock of the Surviving Corporation.

     1.11  Exchange of Certificates.

          (a) Paying Agent. Immediately following the Effective Time, FIC shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of ILCO Common Stock (other than Treasury Shares and FIC-Owned Shares), certificates representing the shares of FIC Common Stock to be issued to such holders pursuant to Section 1.8 (such certificates, together with any dividends or distributions with respect to the shares represented by such certificates and any cash paid in lieu of fractional shares of FIC Common Stock pursuant to Section 1.11(f), being hereinafter referred to collectively as the "Payment Fund").

          (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of a certificate or certificates (which have not been cancelled or retired) which prior thereto represented shares of ILCO Common Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate representing that number of whole shares of FIC Common Stock which the aggregate number of shares of ILCO Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 1.8 of this Agreement, as the case may be, plus any cash to be received in lieu of fractional shares, as provided in Section 1.11(f) below. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing the shares of ILCO Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes (as defined in Section 2.16) required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of ILCO or its transfer agent of certificates representing shares of ILCO Common Stock, and if such certificates are presented to the Surviving Corporation, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.11(b), each certificate representing shares of ILCO Common Stock (other than certificates representing Treasury Shares and FIC-Owned Shares to be cancelled in accordance with the terms of this Agreement), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration without any interest thereon, as contemplated by Section 1.8.

          (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), FIC shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of ILCO Common Stock, which have been converted pursuant to Section 1.8, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing shares of ILCO Common Stock to the Paying Agent, and which shall be in such form and have such provisions as FIC reasonably may specify) and instructions for use in surrendering such certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 1.8.

          (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to FIC Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of ILCO Common Stock which have been converted pursuant to Section 1.8, until the surrender for exchange of such certificate in accordance with this Article
     I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of FIC Common Stock into which the shares of ILCO Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.8, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of FIC Common Stock.

          (e) No Further Ownership Rights in ILCO Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of ILCO Common Stock in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of ILCO Common Stock theretofore represented by such certificates, subject, however, to FIC's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by ILCO on the shares of ILCO Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

          (f) No Fractional Shares. No certificates or scrip representing fractional shares of FIC Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of ILCO Common Stock which have been converted pursuant to Section 1.8, and such fractional share interests will not entitle the owner thereof to vote or any rights of a shareholder of FIC. In lieu of any such fractional shares, the Paying Agent shall, on behalf of all holders of fractional shares of FIC Common Stock, aggregate all such fractional interests (collectively, the "Fractional Shares") and such Fractional Shares shall be sold by the Paying Agent as agent for the holders of such Fractional Shares at the then prevailing price on the Nasdaq Stock Market's Small Cap Market, all in the manner provided herein. Until the net proceeds of such sale or sales have been distributed to the holders of Fractional Shares, the Paying Agent shall retain such proceeds in trust for the benefit of such holders as part of the Payment Fund. All commissions, transfer Taxes and other out-of-pocket transaction costs, including reasonable expenses and compensation of the Paying Agent shall be charged against the proceeds from the sale of the Fractional Shares. The sale of the Fractional Shares shall be executed on the Nasdaq Stock Market's Small Cap Market or through one or more member firms of the Nasdaq Stock Market and will be executed in round lots, to the extent practicable. The Paying Agent will determine the portion, if any, of the net proceeds of such sale or sales to which each holder of Fractional Shares is entitled, by multiplying the amount of the aggregate net proceeds of the sale of the Fractional Shares by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled; provided, however, that in lieu of the foregoing, at the sole option of FIC, FIC may instead satisfy payment with respect to such Fractional Shares by delivering to the Paying Agent reasonably promptly following the Effective Time cash (without interest) in an amount equal to the aggregate amount of all such Fractional Shares multiplied by the average closing price per share of FIC Common Stock on the Nasdaq Stock Market's Small Cap Market for the thirty (30) trading days immediately prior to the Effective Time.

          (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of certificates representing shares of ILCO Common Stock for 240 days after the Effective Time shall be delivered to FIC, upon demand, and any holders of shares of ILCO Common Stock who have not theretofore complied with this Article I shall thereafter look only to FIC and only as general creditors thereof for payment of their claims for any Merger Consideration and any dividends or distributions with respect to FIC Common Stock to which they are entitled pursuant to this Article I.

          (h) No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of ILCO Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (i) Withholding of Tax. FIC shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of ILCO Common
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     Stock such amount as FIC (or any affiliate thereof) or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign Tax law. To the extent that amounts are so withheld by FIC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of ILCO Common Stock in respect of which such deduction and withholding was made by FIC.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ILCO

     ILCO hereby represents and warrants to FIC and Merger Sub as follows:

     2.1 Organization, Standing and Corporate Power. Each of ILCO and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of ILCO and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of ILCO and its subsidiaries, considered as a whole (an "ILCO Material Adverse Effect"). ILCO has delivered or made available to FIC true, correct and complete copies of its Articles of Incorporation and Bylaws, as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person shall mean any other entity at least a majority of the equity interests in which is beneficially owned, directly or indirectly, by the specified person.

     2.2 Capital Structure. (a) The authorized capital stock of ILCO consists of (i) 15,000,000 shares of ILCO Common Stock and (ii) 30,000,000 shares of preferred stock, par value $1.00 per share, of which 5,000,000 shares are designated as series A preferred stock and 15,000,000 shares are designated as series B preferred stock. At the close of business on January 15, 2001, none of such shares of preferred stock are issued and outstanding, 5,000,000 of such shares of series A preferred stock and 15,000,000 of such shares of series B preferred stock are held as treasury shares by ILCO or a subsidiary of ILCO, 8,127,071 shares of ILCO Common Stock were issued and outstanding, 388,000 shares of ILCO Common Stock were reserved for issuance pursuant to options to purchase ILCO Common Stock ("ILCO Stock Options") which have been granted pursuant to the ILCO 1999 Employee Stock Option Plan (the "ILCO Stock Option Plan"), and 2,732,407 shares of ILCO Common Stock were held as treasury shares by ILCO or a subsidiary of ILCO. Except as set forth above, at the close of business on January 15, 2001, no shares of capital stock or other equity securities of ILCO were authorized, issued, reserved for issuance or outstanding. All outstanding shares of ILCO Common Stock are, and all shares which may be issued pursuant to the ILCO Stock Option Plan, or upon the exercise of outstanding ILCO Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No bonds, debentures, notes or other indebtedness of ILCO or any subsidiary of ILCO having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of ILCO or any subsidiary of ILCO may vote are issued or outstanding. All the outstanding shares of capital stock or other equity interests of each subsidiary of ILCO have been validly issued and are fully paid and nonassessable and are owned by ILCO, by one or more wholly-owned subsidiaries of ILCO or by ILCO and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth above, neither ILCO nor any subsidiary of ILCO has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates ILCO or any subsidiary of ILCO to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of ILCO or any subsidiary of ILCO or (ii) restricts the transfer of ILCO Common Stock. Since the close of business on January 15, 2001, neither ILCO nor any subsidiary of ILCO has issued any capital stock or securities or other rights

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convertible into or exercisable or exchangeable for shares of such capital stock, other than shares of ILCO Common Stock issued upon the exercise of ILCO Stock Options outstanding on January 15, 2001.

          (b) ILCO has good and marketable title to all of the issued and outstanding shares of capital stock of each of its subsidiaries, in each case free and clear of all Liens, and ILCO has no independent assets, operations or liabilities other than the ownership of the capital stock of its subsidiaries. InterContinental Growth Plans, Inc. has good and marketable title to all of the outstanding capital stock of InterContinental Life Agency, Inc., free and clear of all Liens.

     2.3 Authority; Noncontravention. ILCO has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its shareholders as set forth in Section 5.2(a) with respect to the approval of this Agreement (the "ILCO Shareholders Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ILCO and the consummation by ILCO of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ILCO, subject, in the case of the Merger, to the ILCO Shareholders Approval. This Agreement has been duly executed and delivered by ILCO and, assuming this Agreement constitutes the valid and binding agreement of FIC and Merger Sub, constitutes a valid and binding obligation of ILCO, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of ILCO or the comparable documents of any of its subsidiaries, (ii) except as set forth in the ILCO Disclosure Letter and subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which ILCO or any of its subsidiaries is a party or by which ILCO or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by ILCO, the Surviving Corporation, FIC, or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of ILCO or any of its subsidiaries outstanding as of the date hereof or equity security of ILCO or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for conflicts, breaches, defaults or other consequences (collectively, "breaches") that, individually or in the aggregate, could not reasonably be expected to have an ILCO Material Adverse Effect or to materially hinder ILCO's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to ILCO or any of its subsidiaries in connection with the execution and delivery of this Agreement by ILCO or the consummation by ILCO of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the States of Washington and Indiana and such notices and consents as may be required under the insurance laws of any jurisdiction in which ILCO, FIC or any of their respective subsidiaries is domiciled or does business, (iii) the Joint Proxy Statement/Prospectus to be filed with the SEC by ILCO relating to ILCO Shareholders Approval, (iv) the filing of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by

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

this Agreement, (v) the filing of the articles of merger with the Texas Secretary of State and appropriate documents with the relevant authorities of other states in which ILCO is qualified to do business, (vi) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, and (vii) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains Taxes and real property transfer Taxes.

     2.4 ILCO SEC Documents; Financial Statements. (a) Since January 1, 1997, ILCO and its subsidiaries have filed with the Securities and Exchange Commission ("SEC") all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (any such documents filed prior to the date hereof being collectively referred to as the "ILCO SEC Documents"). The ILCO SEC Documents, including the financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and
(ii) did not at the time filed (or in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the ILCO SEC Documents (the "Financial Statements"), (i) have been prepared from and are in accordance with, the books and records of ILCO and its subsidiaries, (ii) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows of ILCO and its subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements that are unaudited, interim financial statements are subject to normal and recurring year-end adjustments.

          (b) ILCO has previously delivered or made available to FIC, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1999, 1998 and 1997, (ii) all definitive proxy statements relating to ILCO's meetings of shareholders (whether annual or special) held since January 1, 1997 and (iii) all other reports or registration statements filed by ILCO with the SEC since January 1, 1997.

     2.5 Absence of Certain Changes or Events. Except as disclosed in the ILCO SEC Documents or as disclosed in writing by ILCO to FIC in a disclosure letter (the "ILCO Disclosure Letter"), or as otherwise agreed to in writing after the date hereof by FIC, or as expressly permitted by this Agreement, since December 31, 1999, ILCO and its subsidiaries have conducted their business only in the ordinary course, and there has not been (a) any change which could reasonably be expected to have an ILCO Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of ILCO's outstanding capital stock, (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (d) (i) any granting by ILCO or any of its subsidiaries to any director, officer or other employee or independent contractor of ILCO or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect on December 31, 1999, (ii) any granting by ILCO or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of ILCO, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect on December 31, 1999, or (iii) any entry by ILCO or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor other than in the ordinary course of business consistent with past practices, or (e) any change in accounting methods, principles or practices by ILCO or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

     2.6 No Extraordinary Payments or Change in Benefits. Except as set forth in the ILCO Disclosure Letter, no current or former director, officer, employee or independent contractor of ILCO or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "ILCO Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of ILCO or any of its subsidiaries under any ILCO Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     2.7 Voting Requirements. The affirmative vote of at least two-thirds of the outstanding shares of ILCO Common Stock entitled to vote with respect to the approval of the Merger is the only vote of the holders of any class or series of ILCO's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     2.8 State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Articles of Incorporation, Bylaws or other governing instrument of ILCO or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of ILCO to consummate the transactions contemplated by this Agreement.

     2.9 Brokers. Except as set forth in the ILCO Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ILCO. A true, correct and complete copy of the engagement letter of P.W. Mattingly & Co. Inc. has been provided to FIC.

     2.10 Compliance with Applicable Laws. Each of ILCO and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have an ILCO Material Adverse Effect. ILCO and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, including without limitation, all applicable federal, state and local statutes and regulations regulating the business and products of insurance, except for such noncompliance which individually or in the aggregate could not reasonably be expected to have an ILCO Material Adverse Effect.

     2.11 Absence of Undisclosed Liabilities. Except for liabilities disclosed in the ILCO SEC Documents, liabilities contemplated by this Agreement and liabilities set forth in the ILCO Disclosure Letter, ILCO and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (a) required by GAAP to be reflected on a consolidated balance sheet of ILCO and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (b) which reasonably could be expected to have an ILCO Material Adverse Effect.

     2.12 Litigation. Except as disclosed in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter, as of the date hereof, there is no litigation, administrative action, arbitration or other proceeding pending against ILCO or any of its subsidiaries or, to the knowledge of ILCO, threatened that,

                                       A-9
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individually or in the aggregate, could reasonably be expected to (a) have an
ILCO Material Adverse Effect or (b) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the ILCO Disclosure Letter, as of the date hereof, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against ILCO or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (a) and (b) of this Section 2.12.

     2.13 Transactions with Affiliates. Other than the transactions contemplated by this Agreement, or except to the extent disclosed in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between ILCO or its subsidiaries, on the one hand, and ILCO's affiliates (other than subsidiaries of ILCO) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     2.14 Labor Matters. Except as set forth in the ILCO SEC Documents or in the ILCO Disclosure Letter, (a) neither ILCO nor any of its subsidiaries is a party to any labor or collective bargaining agreement, and no employees of ILCO or any of its subsidiaries are represented by any labor organization, (b) to the knowledge of ILCO, there are no material representation or certification proceedings, or petitions seeking a representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (c) to the knowledge of ILCO, there are no material organizing activities involving ILCO or any of its subsidiaries with respect to any group of employees of ILCO or its subsidiaries.

     2.15 Employee Arrangements and Benefit Plans. (a) ILCO has previously delivered or made available to FIC (i) all ILCO Benefit Plans, including all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all written employment, severance, termination, change-of-control, or indemnification agreements (collectively, the "Employment Arrangements"), in each case under which ILCO or any of its subsidiaries has any obligation or liability (contingent or otherwise), except for any Employment Arrangement which provides for annual compensation (excluding benefits) of $100,000 or less. Except as set forth in the ILCO SEC Documents or in the ILCO Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect: (A) each ILCO Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any ILCO Benefit Plan and (C) each ILCO Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the United States Internal Revenue Service ("IRS") regarding its qualified status, or remedial amendment period under Section 401(b) of the Code will not have expired prior to the Closing Date, and no notice has been received from the IRS with respect to the revocation of such qualification.

          (b) As of the date hereof, there is no litigation or administrative or other proceeding involving any ILCO Benefit Plan or Employment Arrangement nor has ILCO or any of its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have an ILCO Material Adverse Effect.
     Except as set forth in the ILCO Disclosure Letter, neither ILCO nor any of its subsidiaries has contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and neither ILCO nor any of its subsidiaries has incurred, nor is reasonably likely to incur, any withdrawal liability under Section 4201 of ERISA which remains unsatisfied in an amount which could reasonably be expected to have an ILCO Material Adverse Effect. The termination of, or withdrawal from, any ILCO Benefit Plan or multiemployer plan to which ILCO or its subsidiaries contributes, on or prior to the Closing Date, will not subject ILCO or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have an ILCO Material Adverse Effect.
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     2.16  Tax Matters.  (a) ILCO and each of its subsidiaries have timely filed
(or been included in a consolidated, combined or unitary Tax Return that has been timely filed) with the appropriate Governmental Entities all material Tax Returns (as defined below) required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects.

          (b) all material Taxes (as defined below) of ILCO and each of its subsidiaries have been or will be timely paid or adequately reserved for in accordance with GAAP in the Financial Statements.

          (c) ILCO and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes.

          (d) Except as set forth in the ILCO Disclosure Letter:

             (i) no material deficiencies for any Taxes have been proposed, asserted or assessed against ILCO or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of ILCO and its subsidiaries, and no material issues relating to Taxes have been raised in writing by any Governmental Entity during any presently pending audit or examination;

             (ii) ILCO and its subsidiaries are not now subject to audit by any Governmental Entity and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from ILCO or any of its subsidiaries;

             (iii) there are no material Liens for Taxes (other than for Taxes not yet due and payable) on any assets of ILCO or any of its subsidiaries;

             (iv) neither ILCO nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any Tax indemnity, Tax sharing, Tax allocation, or similar agreement, arrangement or practice with respect to Taxes, except among themselves;

             (v) neither ILCO nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which ILCO is the common parent;

             (vi) neither ILCO nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise;

             (vii) neither ILCO nor any of its subsidiaries has received a Tax ruling from any Governmental Entity, or entered into a closing agreement with any Governmental Entity, that would have a continuing material effect after the Closing Date; and

             (viii) neither ILCO nor any of its subsidiaries is a party to any contract, agreement or other arrangement which would result in the payment of amounts that could be nondeductible by reason of Sections 280G or 162(m) of the Code.

          (e) No portion of either ILCO or any of its subsidiaries is or has ever been, a "taxable mortgage pool" as defined in Section 7701(i) of the Code.

          (f) For the taxable period ending on the Closing Date and for all prior taxable periods for which the statute of limitations has not expired, Investors-NA and Investors-IN (i) qualifies (and qualified) as an "insurance company" within the meaning of Treasury Regulation Section 1.801-3(a) (under former Section 801 of the Code) and as a "life insurance company" within the meaning of Section 816(a) of the Code, and (ii) are (and were) subject to taxation under Subchapter L of the Code.

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          (g) The insurance reserves and unearned premiums with respect to ILCO and each of its subsidiaries set forth in all their federal Tax Returns as to which the statute of limitations has not expired were determined in all material respects in accordance with Section 807 of the Code.

          (h) The unpaid losses with respect to ILCO and each of its subsidiaries set forth in all of their federal Tax Returns as to which the statute of limitations has not expired were based upon reasonable estimations and were discounted in all material respects in accordance with
     Section 846 of the Code.

          (i) Each life insurance policy and annuity contract issued, sold or administered by ILCO or any of its subsidiaries, at all relevant times, satisfied, and does satisfy, the requirements of, and/or has qualified, and does qualify, under, Sections 72, 264, 401(a),403(a), 403(b), 817, 7702,
     7702A of the Code and the Treasury Regulations thereunder, as applicable, except to the extent that failures to satisfy or qualify in the aggregate, were such failures tripled, would not result in any ILCO Material Adverse Effect.

          (j) ILCO has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under
     Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (k) Neither ILCO nor any of its subsidiaries knows of any fact, plan or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     As used in this Agreement, "Tax Return" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. As used in this Agreement, "Taxes" shall mean taxes of any kind, including but not limited to those measured by or referred to as income, franchise, gross receipts, sales, use, ad valorem, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any several liability in respect of any Tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

     2.17 Intellectual Property. Except as set forth in the ILCO Disclosure Letter and except to the extent of any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) which, individually or in the aggregate, could not reasonably be expected to have an ILCO Material Adverse
Effect: (a) ILCO and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by ILCO and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which ILCO or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of ILCO, no person is challenging, infringing on or otherwise violating any right of ILCO or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to ILCO or its subsidiaries; and (d) neither ILCO nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by ILCO and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by ILCO or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names and other indications of origin, the goodwill associated with the foregoing and registrations in any
                                       A-12
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jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

     2.18 Environmental Matters. Except as disclosed in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter and except as could not reasonably be expected to have an ILCO Material Adverse Effect: (a) the operations of ILCO and its subsidiaries have been and are in compliance with all Environmental Laws (as defined below) and with all Permits required by Environmental Laws, (b) there are no pending or, to the knowledge of ILCO, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against ILCO or its subsidiaries or involving any real property currently or, to the knowledge of ILCO, formerly owned, operated or leased by ILCO or its subsidiaries, (c) ILCO and its subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of ILCO, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of ILCO, formerly owned, operated or leased by ILCO or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (d) all real property owned and, to the knowledge of ILCO, all real property operated or leased by ILCO or its subsidiaries is free of contamination from Hazardous Material (as defined below) and (e) there is not now, nor, to the knowledge of ILCO, has there been in the past, on, in or under any real property owned, leased or operated by ILCO or any of its predecessors (i) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances.

     As used in this Agreement, "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or the environment, as currently in effect and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec. 9601 et seq., the Hazardous Materials Transportation Act 49 U.S.C.
sec. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
sec. 6901 et seq., the Clean Water Act, 33 U.S.C. sec. 1251 et seq., the Clean Air Act, 33 U.S.C. sec. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., sec. 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes, but is not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

     2.19 Material Contracts. (a) Except as set forth in the ILCO Disclosure Letter, all contracts and agreements of ILCO and its subsidiaries that are required to be described in the ILCO SEC Documents

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or to be filed as exhibits thereto are described in the ILCO SEC Documents or filed as exhibits thereto ("Material Contracts"), respectively, and are in full force and effect and, upon consummation of the transactions contemplated hereby, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. ILCO has previously delivered or made available to FIC, true, correct and complete copies of all such Material Contracts. Neither ILCO nor any of its subsidiaries, nor to the knowledge of ILCO, any other party is in breach of or in default under any such Material Contract and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by ILCO or, to the knowledge of ILCO, any other party thereto, in any such case in which such default or event could reasonably be expected to have an ILCO Material Adverse Effect. Neither ILCO nor any subsidiary of ILCO has received any written notice (or to the knowledge of ILCO any other notice) of default or termination under any Material Contract, and to the knowledge of ILCO, there exists no basis for any assertion of a right of default or termination under such Material Contracts.

     2.20 Tangible Property. All of the assets of ILCO and its subsidiaries are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect.

     2.21 Fairness Opinion. The special committee of ILCO's Board of Directors (the "ILCO Special Committee") has received an opinion of P.W. Mattingly & Co. Inc., financial advisor to the ILCO Special Committee, (the "ILCO Fairness Opinion"), to the effect that the Merger is fair, from a financial point of view, to the shareholders of ILCO.

     2.22  Insurance Business.

          (a) Except as otherwise could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, all policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by Investors Life Company of North America ("Investors-NA") and Investors Life Insurance Company of Indiana ("Investors-IN" and, collectively with Investors-NA, the "ILCO Insurance Companies") or any predecessor of the ILCO Insurance Companies, and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms and marketing materials comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

          (b) ILCO has delivered or made available to FIC a true, correct and complete copy of all actuarial reports prepared by ILCO's actuaries, and any actuarial reports prepared by other actuaries, independent or otherwise, with respect to any ILCO Insurance Company since January 1, 1998, and all attachments, addenda, supplements and modifications thereto (the "ILCO Actuarial Analyses"). To the knowledge of ILCO, the information and data furnished by ILCO or any ILCO Insurance Company to its independent actuaries in connection with the preparation of the ILCO Actuarial Analyses were accurate in all material respects. Furthermore, each ILCO Actuarial Analysis was based upon an accurate inventory of policies in force for the ILCO Insurance Companies, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

          (c) To the knowledge of ILCO, except as set forth in the ILCO Disclosure Letter or as reserved for or disclosed in the ILCO SEC Documents, or as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, all amounts recoverable under reinsurance, coinsurance or other similar contracts to which any ILCO Insurance Company is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible.
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

          (d) ILCO has delivered or made available to FIC true, correct and complete copies of all analyses, reports and other data prepared by ILCO or any ILCO Insurance Company or submitted by ILCO or any ILCO Insurance Company to any insurance regulatory authority or received by ILCO or any ILCO Insurance Company relating to risk-based capital calculations or IRIS ratios of the years ended December 31, 1999 and 1998.

          (e) ILCO has delivered or made available to FIC a true, correct and complete list on a per risk and aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by any ILCO Insurance Company since December 31, 1999.

          (f) Except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, all annuity contracts and life insurance policies issued by an ILCO Insurance Company meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies.

          (g) Except as set forth the ILCO Disclosure Letter, there are no material "hold harmless" indemnification agreements respecting the Tax qualification or treatment of any product or plan sold, issued, entered into or administered by the ILCO Insurance Companies, and there have been no claims asserted by any person under such "hold harmless" indemnification agreements.

     2.23  Liabilities and Reserves.

          (a) Except as set forth in the ILCO Disclosure Letter, the reserves carried on the books of each ILCO Insurance Company for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such ILCO financial statements required to be submitted to the appropriate regulatory authorities of the jurisdictions in which the ILCO Insurance Companies are domiciled on forms prescribed or permitted by such authority in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such ILCO Insurance Company, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. ILCO has delivered or made available to FIC true, correct and complete copies of the Annual Statements delivered to the insurance department of the domiciliary state of each ILCO Insurance Company for the years ended December 31, 1999 and 1998. ILCO has delivered or made available to FIC copies of all work papers used as the basis for establishing the reserves for the ILCO Insurance Companies at December 31, 1999 and December 31, 1998, respectively, as well as all reports with respect to the adequacy of such reserves.

          (b) Except for regular periodic assessments in the ordinary course of business or as reserved for or disclosed in the ILCO SEC Documents, no claim or assessment is pending nor, to the knowledge of ILCO, threatened against any ILCO Insurance Company by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, could, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect.

     2.24  ILCO Broker/Dealers.

          (a) ILCO operates its broker/dealer operations exclusively through ILG Securities Corporation (the "ILCO Broker/Dealer"). The ILCO Broker/Dealer is registered as a broker-dealer with the SEC and has been since January 1, 1997 in full compliance with all applicable laws, except for any failures to register or comply which could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect. The ILCO Broker/Dealer is a member organization in good standing of the National Association of Securities Dealers, Inc. except such failures to be in good standing which could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect.

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

          (b) Except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, the ILCO Broker/Dealer is not, nor is any "associated person" of it, subject to a "statutory disqualification" (as such terms are defined in the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the ILCO Broker Dealer as broker-dealer under Section 15, Section 15B or Section 15C of the Exchange Act and, to ILCO's knowledge, there are no proceedings or investigations pending by any Governmental Entity or self-regulatory organization that is reasonably likely to result in any such censure, limitations, suspension or revocation.

          (c) Except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, since its inception, the ILCO Broker/Dealer has had net capital (as such term is defined in Rule 15c3-1 under the Exchange Act) that satisfies the minimum net capital requirements of the Exchange Act.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF FIC

     FIC represents and warrants to ILCO as follows:

     3.1 Organization, Standing and Corporate Power. Each of FIC and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of FIC and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of FIC and its subsidiaries, considered as a whole (an "FIC Material Adverse Effect"). FIC has previously delivered or made available to ILCO true, correct and complete copies of its Articles of Incorporation and Bylaws, as amended to the date of this Agreement.

     3.2 Capital Structure. (a) The authorized capital stock of FIC consists of 10,000,000 shares of FIC Common Stock. At the close of business on January 15, 2001, 5,054,661 shares of FIC Common Stock were issued and outstanding, 500,411 shares of FIC Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase FIC Common Stock which have been granted to Investors-NA ("FIC Stock Options"), and 790,639 shares of FIC Common Stock were held as treasury shares by FIC or a subsidiary of FIC. Except as set forth above, at the close of business on January 15, 2001, no shares of capital stock or other equity securities of FIC were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of FIC are, and all shares which may be issued pursuant to FIC's stock option plans, as amended to the date hereof, or upon the exercise of outstanding FIC Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No bonds, debentures, notes or other indebtedness of FIC or any subsidiary of FIC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of FIC or any subsidiary of FIC may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of FIC have been validly issued and are fully paid and nonassessable and are owned by FIC, by one or more wholly-owned subsidiaries of FIC or by FIC and one or more such wholly-owned subsidiaries, free and clear of all Liens, except for Liens that, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse Effect. Except as set forth above, neither FIC nor any subsidiary of FIC has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates FIC or any subsidiary of FIC to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of FIC or any of its subsidiaries or (ii) restricts the transfer of FIC Common Stock. Since the close of business on January 15, 2001, neither FIC nor any subsidiary of FIC has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock, other than shares of FIC Common Stock issued upon the exercise of FIC Stock Options outstanding on January 15, 2001.

          (b) FIC has good and marketable title to all of the issued and outstanding shares of capital stock of each of its subsidiaries, in each case free and clear of all Liens, and FIC has no independent assets, operations or liabilities other than the ownership of the capital stock of its subsidiaries.

     3.3 Authority; Noncontravention. FIC has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its shareholders as set forth in Section 5.2(b) with respect to the approval of (i) the issuance of shares of FIC Common Stock contemplated by this Agreement and
(ii) the Charter Amendment (the "FIC Shareholders Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FIC and the consummation by FIC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FIC, subject, in the case of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment, to the FIC Shareholders Approval. This Agreement has been duly executed and delivered by FIC and, assuming this Agreement constitutes the valid and binding agreement of ILCO, constitutes a valid and binding obligation of FIC, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of FIC or the comparable documents of any subsidiary of FIC, (ii) except as set forth in the FIC Disclosure Letter (as defined below in Section 3.5 hereof) and subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which FIC or any of its subsidiaries is a party or by which FIC or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by FIC or any of its subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of FIC or any of its subsidiaries outstanding as of the date hereof or equity security of FIC or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for breaches that, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse Effect or to materially hinder FIC's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to FIC or any of its subsidiaries in connection with the execution and delivery of this Agreement by FIC or the consummation by FIC of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the States of Washington and Indiana and such notices and consents as may be required under the insurance laws of any jurisdiction in which ILCO, FIC or any of their respective subsidiaries is domiciled or does business, (iii) the filing of a registration statement under the Securities Act and any other filings required by any state blue sky laws with respect to the issuance of shares of FIC Common Stock in the Merger, (iv) the Joint Proxy Statement/Prospectus (as defined in Section 5.1(a)) to be filed with the SEC by FIC relating to the FIC Shareholders Approval, (v) any filing required by the Nasdaq Stock Market with respect to the issuance of shares of FIC Common Stock in the Merger and upon exercise of Assumed Stock Options (as defined in Section 6.3(a)), (vi) the filing of

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

such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, and (viii) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains Taxes and real property transfer Taxes.

     3.4 FIC SEC Documents. (a) Since January 1, 1997, FIC and its subsidiaries have filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act and the Exchange Act (any such documents filed prior to the date hereof being collectively referred to as the "FIC SEC Documents"). The FIC SEC Documents, including the financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and
(ii) did not at the time filed (or in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the FIC SEC Documents (the "FIC Financial Statements"), (i) have been prepared from and are in accordance with, the books and records of FIC and its subsidiaries,
(ii) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto,
(iii) have been prepared in accordance with GAAP during the periods involved and
(iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows of FIC and its subsidiaries as of the times and for the periods referred to therein, except that any such FIC Financial Statements that are unaudited, interim financial statements are subject to normal and recurring year-end adjustments.

          (b) FIC has previously delivered or made available to ILCO, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1999, 1998 and 1997, (ii) all definitive proxy statements relating to FIC's meetings of shareholders (whether annual or special) held since January 1, 1997 and (iii) all other reports or registration statements filed by FIC with the SEC since January 1, 1997.

     3.5 Absence of Certain Changes or Events. Except as disclosed in the FIC SEC Documents or as disclosed in writing by FIC to ILCO in a disclosure letter (the "FIC Disclosure Letter"), or as otherwise agreed to in writing after the date hereof by ILCO, or as expressly permitted by this Agreement, since December 31, 1999, FIC and its subsidiaries have conducted their business only in the ordinary course, and there has not been (a) any change which could reasonably be expected to have an FIC Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of FIC's currently outstanding capital stock, (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (d) (i) any granting by FIC or any of its subsidiaries to any director, officer or other employee or independent contractor of FIC or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect on December 31, 1999, (ii) any granting by FIC or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of FIC, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect on December 31, 1999 or (iii) any entry by FIC or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor other than in the ordinary course of business consistent with past practices, or (e) any change

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

in accounting methods, principles or practices by FIC or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

     3.6 No Extraordinary Payments or Change in Benefits. Except as disclosed in the FIC Disclosure Letter, no current or former director, officer, employee or independent contractor of FIC or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "FIC Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of FIC or any of its subsidiaries under any FIC Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     3.7 Voting Requirements. The affirmative vote of at least a majority of the outstanding shares of FIC Common Stock entitled to vote with respect to the approval of the Charter Amendment, and the affirmative vote of at least a majority of the shares of FIC Common Stock present (in person or by proxy) at the FIC Shareholders Meeting with respect to the issuance of shares of FIC Common Stock in the Merger, are the only votes of the holders of any class or series of FIC's capital stock necessary to approve the transactions contemplated by this Agreement.

     3.8 Brokers. Except as set forth in the FIC Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of FIC. A true, correct and complete copy of the engagement letter of Philo Smith & Co., Inc. has been delivered to ILCO.

     3.9 Fairness Opinion. The special committee of FIC's Board of Directors (the "FIC Special Committee") has received an opinion of Philo Smith & Co., Inc., financial advisor to the FIC Special Committee, (the "FIC Fairness Opinion"), to the effect that the Merger is fair, from a financial point of view, to the shareholders of FIC.

     3.10 Compliance with Applicable Laws. Each of FIC and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse Effect. FIC and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, including without limitation, all applicable federal, state and local statutes and regulations regulating the business and products of insurance, except for such noncompliance which individually or in the aggregate could not reasonably be expected to have an FIC Material Adverse Effect.

     3.11 Absence of Undisclosed Liabilities. Except for liabilities disclosed in the FIC SEC Documents, liabilities contemplated by this Agreement and liabilities set forth in the FIC Disclosure Letter, FIC and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of FIC and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have an FIC Material Adverse Effect.

     3.12 Litigation. Except as disclosed in the FIC SEC Documents or in the FIC Disclosure Letter, there is no litigation, administrative action, arbitration or other proceeding pending against FIC or any of its subsidiaries or, to the knowledge of FIC, threatened that, individually or in the aggregate, could reasonably be expected to (i) have an FIC Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the FIC SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against FIC or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 3.12.

     3.13 Transactions with Affiliates. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the FIC SEC Documents or as set forth in the FIC Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between FIC or its subsidiaries, on the one hand, and FIC's affiliates (other than subsidiaries of FIC) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     3.14 FIC Common Stock. The shares of FIC Common Stock to be issued in the Merger will be, upon delivery against receipt of the shares of ILCO Common Stock for which such shares will be issued in accordance with Section 1.8 of this Agreement, duly authorized, validly issued, fully paid and nonassessable. The shares of FIC Common Stock to be issued upon exercise of the Assumed Stock Options (as defined in Section 6.2(a)) will be, upon delivery of the exercise price therefor in accordance with the terms of the ILCO Stock Option Plan and agreements pursuant to which such Assumed Stock Options were issued, duly authorized, validly issued, fully paid and nonassessable.

     3.15 Employee Arrangements and Benefit Plans. (a) Except as set forth in the FIC SEC Documents or in the FIC Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect: (i) each FIC Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (ii) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any FIC Benefit Plan and (iii) each FIC Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status, or the remedial amendment period under Section 401(b) of the Code will not have expired prior to the Closing Date, and no notice has been received from the IRS with respect to the revocation of such qualification.

          (b) There is no litigation or administrative or other proceeding involving any FIC Benefit Plan or Employment Arrangement nor has FIC or its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have an FIC Material Adverse Effect. Neither FIC nor any of its subsidiaries has incurred, nor, to the best of FIC's knowledge, is reasonably likely to incur any withdrawal liability under Section 4201 of ERISA with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have an FIC Material Adverse Effect. The termination of, or withdrawal from, any FIC Benefit Plan or multiemployer plan to which FIC or its subsidiaries contributes, on or prior to the Closing Date, will not subject FIC or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have an FIC Material Adverse Effect.

     3.16 Tax Matters. (a) FIC and each of its subsidiaries have timely filed (or been included in a consolidated, combined or unitary Tax Return that has been timely filed) with the appropriate Governmental Entities all material Tax Returns required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects.

          (a) all material Taxes of FIC and each of its subsidiaries have been or will be timely paid or adequately reserved for in accordance with GAAP in the Financial Statements.

          (b) FIC and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes.

          (c) Except as set forth in the FIC Disclosure Letter:

             (i) no material deficiencies for any Taxes have been proposed, asserted or assessed against FIC or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of FIC and its subsidiaries, and no material issues relating to Taxes have been raised in writing by any Governmental Entity during any presently pending audit or examination;

             (ii) FIC and its subsidiaries are not now subject to audit by any Governmental Entity and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from FIC or any of its subsidiaries;

             (iii) there are no material Liens for Taxes (other than for Taxes not yet due and payable) on any assets of FIC or any of its subsidiaries;

             (iv) neither FIC nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any Tax indemnity, Tax sharing, Tax allocation, or similar agreement, arrangement or practice with respect to Taxes, except among themselves;

             (v) neither FIC nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which FIC is the common parent;

             (vi) neither FIC nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise;

             (vii) neither FIC nor any of its subsidiaries has received a Tax ruling from any Governmental Entity, or entered into a closing agreement with any Governmental Entity, that would have a continuing material effect after the Closing Date; and

             (viii) neither FIC nor any of its subsidiaries is a party to any contract, agreement or other arrangement which would result in the payment of amounts that could be nondeductible by reason of Sections 280G or 162(m) of the Code.

          (e) No portion of either FIC or any of its subsidiaries is or has ever been, a "taxable mortgage pool" as defined in Section 7701(i) of the Code.

          (f) For the taxable period ending on the Closing Date and for all prior taxable periods for which the statute of limitations has not expired, Family Life (i) qualifies (and qualified) as an "insurance company" within the meaning of Treasury Regulation Section 1.801-3(a) (under former Section 801 of the Code) and as a "life insurance company" within the meaning of
     Section 816(a) of the Code, and (ii) are (and were) subject to taxation under Subchapter L of the Code.

          (g) The insurance reserves and unearned premiums with respect to FIC and each of its subsidiaries set forth in all their federal Tax Returns as to which the statute of limitations has not expired were determined in all material respects in accordance with Section 807 of the Code.

          (h) The unpaid losses with respect to FIC and each of its subsidiaries set forth in all of their federal Tax Returns as to which the statute of limitations has not expired were based upon reasonable estimations and were discounted in all material respects in accordance with Section 846 of the Code.

          (i) Each life insurance policy and annuity contract issued, sold or administered by FIC or any of its subsidiaries, at all relevant times, satisfied, and does satisfy, the requirements of, and/or has qualified, and does qualify, under, Sections 72, 264, 401(a), 403(a), 403(b), 817, 7702,
     7702A of the Code and the Treasury Regulations thereunder, as applicable, except to the extent that failures to satisfy or qualify in the aggregate, were such failures tripled, would not result in any FIC Material Adverse Effect.

          (j) FIC has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under
     Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (k) Neither FIC nor any of its subsidiaries knows of any fact, plan or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     3.17 Intellectual Property. Except as set forth in the FIC Disclosure Letter and except to the extent of any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) which, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse
Effect: (a) FIC and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by FIC and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which FIC or any subsidiary acquired the right to use any Intellectual Property; and (c) to the knowledge of FIC, no person is challenging, infringing on or otherwise violating any right of FIC or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to FIC or its subsidiaries; and (d) neither FIC nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by FIC and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by FIC or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     3.18 Environmental Matters. Except as disclosed in the FIC SEC Documents or as set forth in the FIC Disclosure Letter and except as could not reasonably be expected to have an FIC Material Adverse Effect (a) the operations of FIC and its subsidiaries have been and are in compliance with all Environmental Laws and with all Permits required by Environmental Laws, (b) there are no pending or, to the knowledge of FIC, threatened, Actions under or pursuant to Environmental Laws against FIC or its subsidiaries or involving any real property currently or, to the knowledge of FIC, formerly owned, operated or leased by FIC or its subsidiaries, (c) FIC and its subsidiaries are not subject to any Environmental Liabilities, and, to the knowledge of FIC, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of FIC, formerly owned, operated or leased by FIC or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (d) all real property owned, and to the knowledge of FIC, all real property operated or leased by FIC or its subsidiaries is free of contamination from Hazardous Material and (e) there is not now, nor, to the knowledge of FIC, has there been in the past, on, in or under any real property owned, leased or operated by FIC or any of its predecessors (i) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances.

     3.19 State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Articles of Incorporation, Bylaws or other governing instrument of FIC or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of FIC to consummate the transactions contemplated by this Agreement.

     3.20 Labor Matters. Except as set forth in the FIC SEC Documents or in the FIC Disclosure Letter, (a) neither FIC nor any of its subsidiaries is a party to any labor or collective bargaining agreement, and no employees of FIC or any of its subsidiaries are represented by any labor organization, (b) to the knowledge of FIC, there are no material representation or certification proceedings, or petitions seeking a representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (c) to the knowledge of FIC, there are no material organizing activities involving FIC or any of its subsidiaries with respect to any group of employees of FIC or its subsidiaries.

     3.21 Material Contracts. Except as set forth in the FIC Disclosure Letter, all contracts and agreements of the FIC and its subsidiaries that are required to be described in the FIC SEC Documents or to be filed as exhibits thereto are described in the FIC SEC Documents or filed as exhibits thereto ("FIC Material Contracts"), respectively, and are in full force and effect and, upon consummation of the transactions contemplated hereby, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. FIC has previously delivered or made available to ILCO, true, correct and complete copies of all such FIC Material Contracts. Neither FIC nor any of its subsidiaries, nor to the knowledge of FIC, any other party is in breach of or in default under any such FIC Material Contract and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by FIC or, to the knowledge of FIC, any other party thereto, in any such case in which such default or event could reasonably be expected to have an FIC Material Adverse Effect. Neither FIC nor any subsidiary of FIC has received any written notice (or to the knowledge of FIC any other notice) of default or termination under any FIC Material Contract, and to the knowledge of FIC, there exists no basis for any assertion of a right of default or termination under such FIC Material Contracts.

     3.22 Tangible Property. All of the assets of FIC and its subsidiaries are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect.

     3.23  Insurance Business.

          (a) Except as otherwise could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, all policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by Family Life Insurance Company ("Family Life") or any predecessor of Family Life, and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms and marketing materials comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

          (b) FIC has delivered or made available to ILCO a true, correct and complete copy of all actuarial reports prepared by FIC's actuaries, and any actuarial reports prepared by other actuaries, independent or otherwise, with respect to Family Life since January 1, 1998, and all attachments, addenda, supplements and modifications thereto (the "FIC Actuarial Analyses"). To the knowledge of FIC, the information and data furnished by FIC or Family Life to its independent actuaries in connection with the preparation of the FIC Actuarial Analyses were accurate in all material respects. Furthermore, each FIC Actuarial Analysis was based upon an accurate inventory of policies in force for Family Life, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

          (c) To the knowledge of FIC, except as set forth in the FIC Disclosure Letter or as reserved for or disclosed in the FIC SEC Documents, or as could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, all amounts recoverable under reinsurance, coinsurance or other similar contracts to which Family Life is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible.

          (d) FIC has delivered or made available to ILCO true, correct and complete copies of all analyses, reports and other data prepared by FIC or Family Life or submitted by FIC or Family Life to any insurance regulatory authority or received by FIC or Family Life relating to risk-based capital calculations or IRIS ratios of the years ended December 31, 1999 and 1998.

          (e) FIC has delivered or made available to ILCO a true, correct and complete list on a per risk and aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by Family Life since December 31, 1999.

          (f) Except as could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, all annuity contracts and life insurance policies issued by Family Life meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies.

          (g) Except as set forth the FIC Disclosure Letter, there are no material "hold harmless" indemnification agreements respecting the Tax qualification or treatment of any product or plan sold, issued, entered into or administered by Family Life, and there have been no claims asserted by any person under such "hold harmless" indemnification agreements.

     3.24  Liabilities and Reserves.

          (a) Except as set forth in the FIC Disclosure Letter, the reserves carried on the books of Family Life for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such FIC financial statements required to be submitted to the appropriate regulatory authority of the jurisdiction in which Family Life is domiciled on forms prescribed or permitted by such authority in compliance in all material respects with the requirements for reserves established by the insurance department of the state of domicile of Family Life, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. FIC has delivered or made available to ILCO true, correct and complete copies of the Annual Statements delivered to the insurance department of the domiciliary state of Family Life for the years ended December 31, 1999 and 1998. FIC has delivered or made available to ILCO copies of all work papers used as the basis for establishing the reserves for Family Life at December 31, 1999 and December 31, 1998, respectively, as well as all reports with respect to the adequacy of such reserves.

          (b) Except for regular periodic assessments in the ordinary course of business or as reserved for or disclosed in the FIC SEC Documents, no claim or assessment is pending nor, to the knowledge of FIC, threatened against Family Life by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, could, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     FIC and Merger Sub represent and warrant to ILCO as follows:

     4.1 Organization, Standing and Corporate Power. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties would make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a FIC Material Adverse Effect.

     4.2 Capital Structure. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and owned of record and beneficially by FIC, free and clear of all Liens. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Merger Sub has no outstanding options, warrants, subscriptions or other rights, agreements or commitments that obligates it to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Merger Sub.

     4.3 Authority; Noncontravention. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Merger Sub and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Merger Sub, including all necessary stockholder approval. This Agreement has been duly executed and delivered by Merger Sub, and, assuming this Agreement constitutes the valid and binding agreement of FIC and ILCO, constitutes a valid and binding obligation of Merger Sub enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of Merger Sub, or (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by it or the consummation by it of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting periods thereunder and (ii) the filing of articles of merger with the Texas Secretary of State.

     4.4 No Prior Activities. Except for this Agreement, Merger Sub (i) was recently formed, (ii) has not entered into any agreements or arrangements with any person and (iii) is not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Merger Sub has not engaged, directly or indirectly, in any business activities of any type or kind.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of Form S-4 and Joint Proxy Statement/Prospectus; Information Supplied.

          (a) As soon as practicable following the date of this Agreement, (i) FIC and ILCO shall prepare and file with the SEC a preliminary Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") and (ii) FIC shall prepare and file with the SEC a Registration Statement on Form S-4 (the "Form S-4") with respect to the registration of the issuance of shares of FIC Common Stock in the Merger, of which the Joint Proxy Statement/Prospectus will form a part. FIC shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of FIC and ILCO shall use their commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to FIC's shareholders and ILCO's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. FIC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Form S-4, in any jurisdiction where it is not so subject) required to be taken under any applicable state securities laws in connection with the issuance of the FIC Common Stock in the Merger and ILCO shall furnish all information concerning itself and the holders of shares of ILCO Common Stock as may be reasonably requested in connection with any such action.

          (b) ILCO agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the (i) Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes
                                       A-25
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     effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to FIC's shareholders or at the time of the FIC Shareholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. ILCO agrees that the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in the Joint Proxy Statement/Prospectus supplied by FIC specifically for inclusion or incorporation by reference therein as to which ILCO assumes no responsibility.

          (c) FIC agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to ILCO's shareholders or at the time of the ILCO Shareholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. FIC agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and FIC agrees that the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus supplied by ILCO specifically for inclusion or incorporation by reference therein as to which FIC assumes no responsibility.

     5.2 Shareholder Approval. (a) ILCO agrees that it will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "ILCO Shareholders Meeting") to submit this Agreement, together (subject to Section 5.5(b) below) with the affirmative recommendation of the ILCO Special Committee and ILCO's Board of Directors, to ILCO's shareholders so that they may consider and vote upon the approval of this Agreement and the Merger. ILCO will use its commercially reasonable efforts to hold the ILCO Shareholders Meeting and obtain the ILCO Shareholders Approval as soon as practicable after the date hereof and, so long as the recommendation of the ILCO Special Committee or the Board of Directors of ILCO has not been withdrawn or modified in accordance with Section 5.5(b), to obtain the favorable votes of its shareholders. Except as may otherwise be permitted by Section 5.5(b), the ILCO Special Committee and the Board of Directors of ILCO shall recommend to its shareholders that they vote in favor of the approval and adoption of this Agreement and the Merger. Without limiting the generality of the foregoing, ILCO agrees that, unless this Agreement is first terminated in accordance with Section 8.1, its obligations pursuant to the first two sentences of this Section 5.2(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to ILCO of any Acquisition Proposal (as defined in Section 5.5(c) below) or (ii) the withdrawal or modification by the Board of Directors of ILCO of its approval or recommendation of this Agreement or the Merger, except with respect to a withdrawal or

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modification of the affirmative recommendation of the ILCO Special Committee or the Board of Directors of ILCO in accordance with Section 5.5(b).

          (b) FIC agrees that it will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "FIC Shareholders Meeting") to submit the issuance of shares of FIC Common Stock pursuant to this Agreement and the Charter Amendment, together with the affirmative recommendation of FIC's Board of Directors, to the FIC's shareholders so that they may consider and vote upon the approval of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment. FIC will use its commercially reasonable efforts to hold the FIC Shareholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its shareholders. The Board of Directors of FIC shall recommend to its shareholders that they vote in favor of the approval of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment.

     5.3 Access to Information; Confidentiality. Upon reasonable notice, each of FIC and ILCO shall, and shall cause each of their respective subsidiaries to, afford to the other parties hereto and to their respective officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of FIC and ILCO shall, and shall cause each of their respective subsidiaries to, furnish as promptly as practicable to the other parties hereto such information concerning its business, properties, financial condition, operations and personnel as such parties may from time to time reasonably request. Except as required by law or the rules of regulations of the Nasdaq Stock Market or any national stock exchange, each of FIC and ILCO agree that, until the earlier of (i) two years from the date of this Agreement and
(ii) the Effective Time, each of FIC and ILCO and their respective subsidiaries will not, and will cause its respective directors, officers, partners, employees, agents, accountants, counsel, financial advisors and other representatives and affiliates (collectively, "Representatives") not to, disclose any nonpublic information obtained from FIC or ILCO, as the case may be, to any other person, in whole or in part, other than to its Representatives in connection with an evaluation of the transactions contemplated by this Agreement, and each of FIC and ILCO and their respective subsidiaries will not, and will cause its respective Representatives not to, use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer or employee of the other.

     5.4 Public Announcements. Each of FIC and ILCO agree that they will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to rules of any national securities exchange or The Nasdaq Stock Market (to the extent applicable to them). Notwithstanding the foregoing, each of FIC and ILCO shall, before the opening of business on the day after the execution of this Agreement, issue a press release describing the terms and conditions of the Merger; provided, that the form and content of any such press release is acceptable to both FIC and ILCO, which acceptance shall not be unreasonably withheld or delayed.

     5.5  Acquisition Proposals.

          (a) From and after the date hereof, without the prior written consent of FIC, ILCO shall not, and shall not authorize or permit any of its subsidiaries to, and shall direct and use its best efforts to cause its and its subsidiaries' Representatives not to, (i) directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) or (ii) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal. ILCO shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with

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     any persons conducted heretofore by it or its Representatives with respect to the foregoing. Notwithstanding the foregoing and anything to the contrary contained in this Section 5.5 or in any other provision of this Agreement, ILCO and its Board of Directors may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with or furnish information to any third party making an unsolicited Acquisition Proposal (a "Potential Acquiror") or approve an unsolicited Acquisition Proposal if the Board of Directors of ILCO or any special committee thereof is advised by its financial advisor that such Potential Acquiror has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal, and the Board of Directors of ILCO determines in good faith (A) after receiving advice from such financial advisor, that such third party has submitted to ILCO an Acquisition Proposal which is a Superior Proposal (as defined in Section 5.5(d) below), and (B) based upon advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would violate the Board's fiduciary duties under applicable law. ILCO agrees that any non-public information furnished to a Potential Acquiror will be pursuant to a confidentiality agreement containing confidentiality and standstill provisions. In the event that ILCO shall determine to provide any information as described above, or shall receive any Acquisition Proposal, it shall promptly inform FIC in writing as to the fact that information is to be provided and shall furnish FIC the identity of the recipient of such information and/or the Potential Acquiror and the terms of such Acquisition Proposal. ILCO will inform FIC promptly of any material changes or amendment to the essential terms of any such Acquisition Proposal. ILCO expressly agrees and acknowledges that (i) nothing contained in this
     Section 5.5 shall in any way be construed to be an authorization by FIC of the acceptance of any Superior Proposal, it being understood that FIC expressly disclaims any implication that FIC may be deemed to have consented to the acceptance of a Superior Proposal by virtue of the provisions of this Section 5.5 and (ii) the sole purpose of this Section
     5.5 is to permit the termination of this Agreement by ILCO in accordance with Section 8.1(b)(vii) in the event the conditions set forth in this
     Section 5.5 are satisfied.

          (b) Neither the Board of Directors of ILCO nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to FIC, the approval or recommendation by such Board of Directors or committee thereof of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or
     (iii) cause ILCO to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; provided, however, that the Board of Directors or any committee thereof may withdraw or modify their approval or recommendation of this Agreement or the Merger and approve or recommend an Acquisition Proposal in the event that the Board determines in good faith (A) after receiving advice from its financial advisor, that such Acquisition Proposal is a Superior Proposal and (B) based upon advice of outside legal counsel, that the failure to take such action would violate the Board's or any such committee's fiduciary duties under applicable law.

          (c) For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer from any person (other than FIC or any of its subsidiaries) for a tender or exchange offer, merger, consolidation, other business combination, recapitalization, liquidation, dissolution or similar transaction involving ILCO or any of its subsidiaries, or any proposal to acquire in any manner a substantial equity interest in, or an substantial portion of the assets of, ILCO or any of its subsidiaries.

          (d) The term "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly (by way of tender offer, share purchase, merger or otherwise), all of the outstanding shares of capital stock of ILCO (including options and other derivative securities exercisable for or convertible into capital stock of ILCO) for consideration consisting of cash and/or securities, on terms which the Board of Directors of ILCO determines in good faith to be more favorable to ILCO and its shareholders than the Merger (based upon advice of the financial advisor of the Board of Directors of ILCO or any committee thereof that the value of the consideration provided for in such proposal is superior to the value of the Merger Consideration), for which financing, to the extent required, is then

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     committed or which, in the good faith reasonable judgment of the Board of
     Directors of ILCO, after receiving advice from its financial advisor, is reasonably capable of being financed by such third party.

     5.6 Consents, Approvals and Filings. FIC and ILCO will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, including, without limitation, those required under the HSR Act, applicable state insurance laws, the Securities Act and the Exchange Act in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, FIC and ILCO will each use their respective commercially reasonable efforts, and will cooperate fully and in good faith with each other, (a) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, and (b) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of FIC and ILCO shall use their respective commercially reasonable efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties hereto shall provide to the other parties copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by each other party hereto. Each of the parties hereto shall provide to the other parties the opportunity to participate in all meetings and material conversations with Governmental Entities with respect to the matters contemplated by this Agreement.

     5.7 Affiliate Letters. Prior to the Closing Date, ILCO shall deliver to FIC a letter identifying all persons who, at the time the Merger is submitted for approval to the shareholders, may be deemed to be an "affiliate" of such party for purposes of Rule 145 under the Securities Act. ILCO shall use its commercially reasonable efforts to cause each such person to deliver to FIC on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     5.8 Nasdaq Listing. FIC shall use its commercially reasonable efforts to cause the shares of FIC Common Stock to be issued in the Merger and upon the exercise of the Assumed Stock Options (as defined in Section 6.3(a)) to be approved for quotation in the Nasdaq Stock Market's Small Cap Market.

     5.9  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification at least as favorable as those contained in the Articles of Incorporation and Bylaws of ILCO, as in effect on the date hereof, and none of such provisions shall be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of ILCO or any of its respective subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) TO THE EXTENT, IF ANY, NOT PROVIDED BY AN EXISTING RIGHT OF INDEMNIFICATION OR OTHER AGREEMENT OR POLICY (AND IN ADDITION TO THE AGREEMENTS SET FORTH IN Section 5.9(a) ABOVE), FROM AND AFTER THE EFFECTIVE TIME, FIC AND THE SURVIVING CORPORATION, JOINTLY AND SEVERELY SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY, DEFEND AND HOLD HARMLESS EACH PERSON WHO IS NOW, OR HAS BEEN AT ANY TIME PRIOR TO THE DATE HEREOF, OR WHO BECOMES PRIOR TO THE DATE HEREOF, OR WHO BECOMES PRIOR TO THE EFFECTIVE TIME, (i) AN OFFICER OR DIRECTOR OF ILCO OR ANY OF ITS SUBSIDIARIES (INCLUDING WITHOUT LIMITATION, MEMBERS OF THE ILCO SPECIAL COMMITTEE), (ii) AN OFFICER OR DIRECTOR OF MERGER SUB OR (iii) AN OFFICER OR DIRECTOR OF FIC, INCLUDING WITHOUT LIMITATION, MEMBERS OF THE FIC SPECIAL COMMITTEE, (AND EACH SUCH PERSON'S HEIRS, EXECUTORS AND ADMINISTRATORS) (EACH AN "INDEMNIFIED PARTY" AND COLLECTIVELY THE "INDEMNIFIED PARTIES") AGAINST ALL LOSSES, EXPENSES (INCLUDING REASONABLE ATTORNEY'S FEES AND EXPENSES), CLAIMS, DAMAGES OR LIABILITIES OR, SUBJECT TO THE WRITTEN CONSENT OF FIC OR THE SURVIVING CORPORATION (WHICH SHALL NOT BE UNREASONABLY WITHHELD), AMOUNTS PAID IN SETTLEMENT, INCLUDING THE ADVANCEMENT OF EXPENSES RELATING THERETO, ARISING OUT OF

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     THREATENED, PENDING OR COMPLETED ACTIONS, SUITS OR OTHER PROCEEDINGS,
     WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE OR OTHER TYPE WHATSOEVER, OCCURRING PRIOR TO, AT OR AFTER THE EFFECTIVE TIME THAT ARE, IN WHOLE OR IN PART, BASED ON OR ARISING OUT OF THE FACT THAT SUCH PERSON IS OR WAS A DIRECTOR OR OFFICER OF SUCH PARTY.

          (c) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of FIC, the Surviving Corporation and ILCO.

     5.10 Letter of FIC's Accountants. FIC shall use its commercially reasonable efforts to cause to be delivered to ILCO a letter of PricewaterhouseCoopers LLP, FIC's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to ILCO and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.11 Letter of ILCO's Accountants. ILCO shall use its commercially reasonable efforts to cause to be delivered to FIC a letter of PricewaterhouseCoopers LLP, ILCO's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to FIC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.12 FIC Stock Option Held by Investors-NA. ILCO covenants and agrees that it will use its best efforts to cause Investors-NA to enter into an agreement with FIC whereby the terms and provisions of the agreement, dated March 21, 1991 (which agreement grants to Investors-NA an option to purchase up to 9.9% of the outstanding shares of FIC Common Stock) (the "Investors-NA Option Agreement"), are modified so as to provide Investors-NA an option to purchase up to 500,411 shares of FIC Common Stock (such amount being 9.9% of the outstanding shares of FIC Common Stock as of the date of this Agreement). The amendment to the Investors-NA Option Agreement described in this Section 5.12 shall be effective as of the Effective Time.

     5.13 Vote of Shares of ILCO Common Stock by FIC. FIC covenants and agrees that, at the ILCO Shareholders Meeting, FIC shall, and shall cause its subsidiaries to, vote all shares of ILCO Common Stock held of record by FIC or its subsidiaries either "for" or "against" the Merger in the same manner as the prevailing majority of the shares of ILCO Common Stock (other than shares held of record by FIC or any of its subsidiaries) voted (in person or by proxy) (it being understood that, for purposes of this Section 5.13, FIC and its subsidiaries will vote 100% of the shares held by them collectively either "for" or "against" the Merger, and abstentions and broker non-votes shall not be counted for purposes of determining the prevailing majority of the shares of ILCO Common Stock voting on the Merger).

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                                   ARTICLE VI

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     6.1 Conduct of Business of ILCO. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, ILCO shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as set forth in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter, ILCO shall not, and shall not permit any of its subsidiaries to, without the prior consent of FIC:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of ILCO to its parent), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iii) except in connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, or (iv) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of ILCO Stock Options outstanding on the date of this Agreement or issued under clause (C) below, (B) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement and (C) issuances of stock of any direct or indirect wholly owned Subsidiary of ILCO to its parent);

          (b) amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

          (c) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (d) sell, mortgage or otherwise encumber or subject to any Lien (other than mechanics liens filed in connection with the development of real property by Investors NA) or otherwise dispose of any of its properties or assets that are material to ILCO and its subsidiaries, taken as whole;

          (e) (i) other than working capital borrowings in the ordinary course of business and consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to ILCO or any of its direct or indirect wholly-owned subsidiaries or (ii) make any material loans or advances to any other person, other than to ILCO or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

          (f) make any Tax election or settle or compromise any Tax liability that could reasonably be expected to be material to ILCO and its subsidiaries, taken as a whole, or change its Tax or accounting methods, policies, practice or procedures, except as required by law or GAAP;

          (g) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of ILCO included in the ILCO SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

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          (h) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement, in the ordinary course of business consistent with past practices;

          (i) except as may be required by law:

             (A) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of ILCO or any of its subsidiaries which is inconsistent with the terms of any ILCO Benefit Plan;

             (B) other than in the ordinary course of business, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of ILCO or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

             (C) except for renewals in the ordinary course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any ILCO Benefit Plan, or any election made pursuant to the provisions of any ILCO Benefit Plan, to accelerate any payments, obligations or vesting schedules under any ILCO Benefit Plan; or

             (D) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

          (j) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which ILCO or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

          (k) authorize any of, or commit or agree to take any of, the foregoing actions.

     6.2 Conduct of Business of FIC. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, FIC shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as set forth in the FIC SEC Documents or as set forth in the FIC Disclosure Letter, FIC shall not, and shall not permit any of its subsidiaries to, without the prior consent of ILCO:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of FIC to its parent), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iii) except in connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, or (iv) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of FIC Stock Options outstanding on the date of this Agreement or issued under clause (C) below, (B) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement and
     (C) issuances of stock of any direct or indirect wholly owned Subsidiary of FIC to its parent);

          (b) amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

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          (c) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (d) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to FIC and its subsidiaries, taken as whole;

          (e) (i) other than working capital borrowings in the ordinary course of business and consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to FIC or any of its direct or indirect wholly-owned subsidiaries or (ii) make any material loans or advances to any other person, other than to FIC or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

          (f) make any Tax election or settle or compromise any Tax liability that could reasonably be expected to be material to FIC and its subsidiaries, taken as a whole, or change its Tax or accounting methods, policies, practice or procedures, except as required by law or GAAP;

          (g) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of FIC included in the FIC SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (h) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement, in the ordinary course of business consistent with past practices;

          (i) except as may be required by law:

             (A) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of FIC or any of its subsidiaries which is inconsistent with the terms of any FIC Benefit Plan;

             (B) other than in the ordinary course of business, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of ILCO or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

             (C) except for renewals in the ordinary course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any FIC Benefit Plan, or any election made pursuant to the provisions of any FIC Benefit Plan, to accelerate any payments, obligations or vesting schedules under any FIC Benefit Plan; or

             (D) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

          (j) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which FIC or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

          (k) authorize any of, or commit or agree to take any of, the foregoing actions.

     6.3 Stock Options. (a) At the Effective Time, each ILCO Stock Option that is outstanding and unexercised immediately prior to the Effective Time shall be deemed to have been assumed by FIC, without further action by FIC, the Surviving Corporation or the holders of such options, and shall thereafter be deemed to be an option to acquire shares of FIC Common Stock in such amount and at the exercise price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby) (such ILCO Stock Options assumed by FIC being the "Assumed Stock Options"):

             (i) the number of shares of FIC Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of ILCO Common Stock subject to the original option and (y) the Exchange Ratio (rounded to the nearest 1/100 of a share);

             (ii) the exercise price per share of FIC Common Stock under the new option shall be equal to (x) the exercise price per share of ILCO Common Stock under the original option divided by (y) the Exchange Ratio (rounded to the nearest $0.01); and

             (iii) in accordance with the terms of the ILCO Stock Option Plan under which the ILCO Stock Options were issued, fractional shares of any Assumed Stock Options resulting from the adjustments set forth in this
        Section 6.3(a)shall be eliminated.

          (b) At the Effective Time, FIC shall assume the ILCO Stock Option Plan, with such changes thereto as may be necessary to reflect the consummation of the transactions contemplated hereby. Nothing in this
     Section 6.3(b) shall be construed to prevent FIC in any way from terminating or freezing the benefits under any such plans (subject to the rights of the holders of the Assumed Stock Options thereunder) and adopting one or more new stock option plans, as approved by the Board of Directors of FIC following the Effective Time.

          (c) Promptly following the Effective Time, FIC shall use its commercially reasonable efforts to file with the SEC a Registration Statement on Form S-8 (or an amendment to any such form of FIC currently on file with the SEC that is available therefor) (the "Form S-8") for the purpose of registering the shares of FIC Common Stock issuable upon the exercise of the Assumed Stock Options, and FIC shall use its commercially reasonable efforts to have the Form S-8 (or any post-effective amendment thereto) declared effective under the Securities Act as soon as practicable after such filing.

     6.4 Other Actions. Subject to Section 5.5(b), neither FIC nor ILCO shall, and neither of them shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, (a) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (b) otherwise result in any of the conditions of the Merger set forth in Article VII not being satisfied.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The ILCO Shareholders Approval and FIC Shareholders Approval shall have been obtained.

          (b) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the Merger shall be obtained from any Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have an ILCO Material Adverse Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its commercially reasonable efforts to have any such order or injunction vacated.

          (e) Nasdaq Listing. The shares of FIC Common Stock issuable pursuant to the Merger shall have been approved for quotation in the Nasdaq Stock Market's Small Cap Market.

          (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     7.2 Conditions to Obligations of ILCO. The obligation of ILCO to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of FIC and Merger Sub contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or FIC Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of FIC and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the insurance industry generally. FIC and Merger Sub shall each have delivered to ILCO a certificate dated as of the Closing Date, signed by a senior executive officer of FIC and Merger Sub, to the effect set forth in this Section 7.2(a).

          (b) Performance of Obligations of FIC and Merger Sub. Each of FIC and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ILCO shall have received a certificate signed on behalf of each of FIC and Merger Sub by a senior executive officer to such effect.

          (c) Tax Opinion. ILCO shall have received an opinion of Fulbright & Jaworski L.L.P., dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code,
     (ii) FIC, Merger Sub and ILCO will each be a party to the reorganization under Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the shareholders of ILCO upon the receipt of FIC Common Stock in exchange for ILCO Common Stock pursuant to the Merger except with respect to any cash received in lieu of Fractional Shares. In rendering such opinion, Fulbright & Jaworski L.L.P. shall receive and may rely upon representations, contained in certificates of FIC, Merger Sub and ILCO, that are standard for tax-free reorganizations similar to the Merger.

          (d) Fairness Opinion. The ILCO Fairness Opinion shall not have been modified, withdrawn or revoked as of the date and time of mailing of the Joint Proxy Statement/Prospectus to the shareholders of ILCO.

          (e) Consent. FIC shall have obtained the consent or approval of any person required under any FIC Material Contract, if any, to consummate the transactions contemplated by this Agreement.

          (f) No Material Adverse Change. There shall not have occurred any change in the business of FIC and its subsidiaries since the date of this Agreement or any other event or circumstance that could reasonably be expected to have an FIC Material Adverse Effect.

     7.3 Conditions to Obligations of FIC. The obligations of FIC and Merger Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of ILCO contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or ILCO Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of ILCO (or, following the Effective Time, the Surviving Corporation) and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the insurance industry generally. ILCO shall have delivered to FIC and Merger Sub a certificate dated as of the Closing Date, signed by a senior executive officer of ILCO, to the effect set forth in this Section 7.3(a).

          (b) Performance of Obligations of ILCO. ILCO shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FIC and Merger Sub shall have received a certificate signed on behalf of ILCO by a senior executive officer of ILCO to such effect.

          (c) Tax Opinion. FIC shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code,
     (ii) FIC, Merger Sub and ILCO will each be a party to the reorganization under Section 368(b) of the Code, and (iii) no gain or loss will be recognized by FIC, Merger Sub or ILCO by reason of the Merger. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations, contained in certificates of FIC, Merger Sub and ILCO, that are standard for tax-free reorganizations similar to the Merger.

          (d) Consents. ILCO shall have obtained the consent or approval of any person required under any Material Contract, if any, to consummate the transactions contemplated by this Agreement.

          (e) Fairness Opinion. The FIC Fairness Opinion shall not have been modified, withdrawn or revoked as of the date and time of mailing of the Joint Proxy Statement/Prospectus to the shareholders of FIC.

          (f) Investors-NA Option Agreement. FIC shall have received an executed copy of the amendment to the Investors-NA Option Agreement, as described in Section 5.12, and such agreement, as amended, shall be in full force and effect.

          (g) No Material Adverse Change. There shall not have occurred any change in the business of ILCO and its subsidiaries since the date of this Agreement or any other event or circumstance that could reasonably be expected to have an ILCO Material Adverse Effect.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated and the Merger abandoned as follows:

          (a) at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of ILCO or FIC, by mutual written consent of FIC and ILCO;

          (b) at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of ILCO or
     FIC:

             (i) by FIC or ILCO if the ILCO Shareholders Approval shall not have been obtained after submission by the Board of Directors of ILCO of this Agreement and the Merger for approval by the shareholders of ILCO at a special meeting called for such purpose or by written consent of such shareholders in accordance with Section 5.2(a);

             (ii) by FIC or ILCO if the FIC Shareholders Approval shall not have been obtained after submission by the Board of Directors of FIC of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment for approval by the common shareholders of FIC at a special meeting called for such purpose in accordance with Section 5.2(b);

             (iii) by FIC or ILCO if the Merger shall not have been consummated on or before June 1, 2001, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (iv) by FIC or ILCO if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

             (v) by FIC or ILCO in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"), provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

             (vi) by FIC if ILCO shall have breached the requirements of Section
        5.5 hereof, unless FIC shall at such time be in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or

             (vii) by ILCO if a third party shall have made an Acquisition Proposal that is a Superior Proposal and ILCO shall have concurrently executed a definitive agreement with such third party in respect of such Superior Proposal.

     8.2 Effect of Termination. (a) In the event that FIC or ILCO terminates this Agreement as provided in Section 8.1(a), 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii) or 8.1(b)(iv), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of FIC or ILCO, other than the last sentence of Section 5.3 and Sections 2.9, 3.8, 5.9, 8.2, 10.1, 11.2 and 11.8.

          (b) In the event that this Agreement is terminated by FIC pursuant to
     Section 8.1(b)(vi) or by ILCO pursuant to Section 8.1(b)(vii), ILCO shall promptly reimburse FIC for all substantiated out-of-pocket costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors. This Agreement shall not be deemed to have been validly terminated until all payments contemplated by this Section 8.2(b) shall have been made in full.

          (c) In the event that this Agreement is terminated by either FIC or ILCO pursuant to Section 8.1(b)(v), the non-breaching party may seek damages or any other appropriate remedy in law or in equity.

     8.3 Amendment. Subject to the applicable provisions of the Texas Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the ILCO Shareholders Approval has been obtained, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of ILCO's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4 Extension; Consent; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     8.5 Procedure for Termination, Amendment, Extension, Consent or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension, consent or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of FIC or ILCO, action by its Board of Directors or a duly authorized committee of its Board of Directors.

                                   ARTICLE IX

                             SURVIVAL OF PROVISIONS

     9.1 Survival. The representations and warranties of FIC, Merger Sub and ILCO made in this Agreement, or in any certificate, respectively, delivered by any of them pursuant to this Agreement, will not survive the Closing.

                                   ARTICLE X

                                    NOTICES

     10.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to FIC or Merger Sub, to:

        Financial Industries Corporation
        6500 River Place Blvd., Building One
        Austin, Texas 78730
        Attention: James M. Grace
        Facsimile: (512) 404-5051
     with copies to:

        Weil, Gotshal & Manges LLP
        100 Crescent Court, Suite 1300
        Dallas, Texas 75201
        Attention: Glenn D. West
        Facsimile: (214) 746-7777

     If to ILCO, to:

        InterContinental Life Corporation
        6500 River Place Blvd., Building One
        Austin, Texas 78730
        Attention: Theodore A. Fleron
        Facsimile: (512) 404-5051

     with a copy to:

        Fulbright & Jaworski, L.L.P.
        600 Congress Avenue, Suite 2400
        Austin, Texas 78701
        Attention: Walter Earl Bissex
        Facsimile: (512) 536-4598

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article X will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 Entire Agreement. Except for the documents executed by FIC, Merger Sub and ILCO pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     11.2 Expenses. Except as provided in Section 8.2, whether or not the Merger is consummated, each of FIC, Merger Sub and ILCO will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. In the event of any lawsuit or other judicial proceeding brought by either party to enforce any of the provisions of this Agreement, the losing party in such proceeding shall reimburse the prevailing party's fees and expenses incurred in connection therewith, including the fees and expenses of its attorneys.

     11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     11.4 No Third Party Beneficiary. Except for Section 5.9, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     11.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     11.7 Headings, Gender, Etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (g) the term "or" is not exclusive.

     11.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of ILCO, Merger Sub or FIC under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     11.9 No Recourse Against Others. No past, present or future director, officer, employee, shareholder, incorporator or partner, as such, of FIC, Merger Sub, ILCO or the Surviving Corporation shall have any liability for any obligations of FIC, Merger Sub, ILCO or the Surviving Corporation under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of FIC, Merger Sub and ILCO effective as of the date first written above.

                                            FINANCIAL INDUSTRIES CORPORATION

                                            By: /s/ ROY F. MITTE
                                              ----------------------------------
                                                Name: Roy F. Mitte
                                                Title: Chairman, President
                                                      and Chief Executive
                                                Officer

                                            ILCO ACQUISITION COMPANY

                                            By: /s/ ROY F. MITTE
                                              ----------------------------------
                                                Name: Roy F. Mitte
                                                Title: President

                                            INTERCONTINENTAL LIFE CORPORATION

                                            By: /s/ ROY F. MITTE
                                              ----------------------------------
                                                Name: Roy F. Mitte
                                                Title: Chairman, President
                                                       and Chief Executive
                                                       Officer


                                                                         ANNEX I

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                        FINANCIAL INDUSTRIES CORPORATION

     The undersigned, Mr. Roy F. Mitte and Mr. James M. Grace, certify that:

     1. They are the President and Secretary, respectively, of Financial
Industries Corporation (the "Corporation").

     2. At a duly held Special Meeting of the Board of Directors of the
Corporation, held on             , 2001, the Board of Directors adopted the
following resolution approving the following amendment to the Articles of
Incorporation of the Corporation:

     Paragraph 1 of Article IV is amended to read as follows:

     "The aggregate number of shares which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares of common stock, par value $0.20 per share."

     3. The shareholders of the Corporation adopted and approved the same amendment by resolution at a special meeting held at the offices of the
Corporation in Austin, Texas, on             , 2001, by the required vote of
shareholders as prescribed by Article VII of the Corporation's Articles of
Incorporation and Articles 4.02 and 2.28 of the Texas Business Corporation Act.

     4. The number of shares outstanding is           . The number of shares
entitled to vote on or consent to the amendment is           .

     5. The number of shares voted in favor of the amendment was           , or
  %, which exceeded the required vote, which is a majority under Article VII of the Corporation's Articles of Incorporation. The number of shares voted against
was           .

     6. The undersigned have executed these Articles of Amendment and affixed
the corporate seal on             , 2001.

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
-----------------------------------------------------  -----------------------------------------------------
Roy F. Mitte, President                                James M. Grace, Secretary

                                                                       EXHIBIT A

            , 2001

Financial Industries Corporation
6500 River Place Blvd., Building One
Austin, Texas 78730

Ladies and Gentlemen:

     Reference is made to the provisions of the Agreement and Plan of Merger,
dated as of January   , 2001 (together with any amendments thereto, the "Merger
Agreement"), among InterContinental Life Corporation, a Texas corporation (the "Company"), Financial Industries Corporation, a Texas corporation ("Parent"), and ILCO Acquisition Company, a Texas corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement, and is being furnished pursuant to Section
5.7 thereto.

     I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

     If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $0.20 per share, of Parent (the "Parent Shares") received by me in exchange for any shares of ILCO Common Stock (as defined in the Merger Agreement) pursuant to the Merger or received upon the exercise of any stock options may be restricted.

     I hereby represent, warrant and covenant to Parent that I will not sell, pledge, transfer, or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or
(ii) as permitted by, and in accordance with, Rule 145 or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder.

     I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge, or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

     I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

     This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom.

     The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I agree that, from time to time, at Parent's reasonable request and without further consideration, I shall execute and deliver such additional documents and shall use my reasonable best efforts to take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

                                            Very truly yours,

                                            ------------------------------------
                                            Name:

                                                                         ANNEX B

                  [Philo Smith Capital Corporation Letterhead]

January 17, 2001

Special Committee of the Board of Directors
Financial Industries Corporation
6500 River Place Boulevard, Building One
Austin, TX 78730

Gentlemen:

     Financial Industries Corporation ("FIC") retained Philo Smith Capital Corporation ("PSCC") to act as its Financial Advisor in connection with a proposed merger with InterContinental Life Corporation ("ILCO"). It is proposed that FIC acquire all of the issued and outstanding shares of ILCO common stock, par value $0.22 per share ("ILCO Common Stock"), not owned by FIC, by way of a merger of a wholly-owned subsidiary of FIC with and into ILCO, with ILCO surviving the merger as a wholly-owned subsidiary of FIC (the "Merger"). Pursuant to the Merger, each share of ILCO common stock issued (and not cancelled or retired), immediately prior to the effective time of the Merger, shall be converted into the right to receive 1.1 shares of FIC common stock, par value $0.20 per share ("FIC Common Stock"). The ratio of the shares of FIC common stock to be issued in exchange for each whole share of ILCO common stock is referred to as the "Exchange Ratio." The shares of FIC common stock to be issued to holders of ILCO common stock are referred to as the "Merger Consideration."

     In connection with its engagement, FIC requested that PSCC evaluate the fairness from a financial point of view, of the Exchange Ratio set forth in the Agreement and Plan of Merger dated as of January 17, 2001, among FIC, ILCO and ILCO Acquisition Company (the "Merger Agreement"), to the shareholders of FIC.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of FIC and ILCO;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning ILCO and FIC prepared by the management of ILCO and FIC;

          (iii) reviewed certain financial projections prepared by the management of FIC;

          (iv) discussed the past and current operations and financial condition and the prospects of ILCO and FIC, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of FIC;

          (v) reviewed with senior executives of FIC the pro forma impact of the Merger on FIC's earnings per share, consolidated capitalization and financial ratios;

          (vi) reviewed the reported prices and trading activity for FIC common stock and the ILCO Common Stock;

          (vii) compared the financial performance of FIC and the prices and trading activity of the FIC Common Stock with the financial performance of ILCO and the prices and trading activity of ILCO Common Stock;

          (viii) compared the financial performance of FIC and the prices and trading activity of the FIC Common Stock and ILCO Common Stock with the S&P Life Index and the NASDAQ Insurance index over the last two and five year periods;

          (ix) reviewed the results of a net present value analysis of FIC and ILCO prepared in conjunction with and based on projections provided by FIC and ILCO;

          (x) reviewed an actuarial report prepared by Wise & Associates, which included actuarial valuations of FIC and ILCO;

          (xi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (xii) participated in discussions and negotiations among representatives of FIC and ILCO and their financial and legal advisors;

          (xiii) reviewed a draft of the Merger Agreement and certain related documents; and

          (xiv) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of FIC and ILCO of the strategic, financial and operational benefits expected to result from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended, and that the Merger will not be effected in a manner that would cause FIC to incur any material obligations. We have not made any independent valuation or appraisal of the assets or liabilities of FIC or ILCO, nor have we been furnished with any such appraisals. Further, PSCC has not conducted an actuarial valuation of ILCO's reserves, nor has it commissioned such a study from any third party. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us, as of the date hereof.

     We have acted as financial advisor to the Special Committee Board of Directors of FIC in connection with this transaction and will receive a fee for our services, including possibly fees for providing financing services in connection with this transaction. In addition, PSCC may have provided advisory services to FIC or ILCO in the past and may have received fees for providing such services.

     It is understood that this letter may be included in its entirety in any filing with the Securities and Exchange Commission and any proxy statement required to be circulated to the shareholders of FIC and ILCO.

     In addition, this opinion does not in any manner address the prices at which the FIC Common Stock will trade following consummation of the Merger, and PSCC expresses no opinion or recommendation as to how shareholders of FIC or ILCO should vote at their respective shareholders' meetings to be held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of FIC

                                        Very truly yours,

                                        /s/ PHILO SMITH CAPITAL CORPORATION
                                        PHILO SMITH CAPITAL CORPORATION

                                                                         ANNEX C

                     [P.W. Mattingly & Co. Inc. Letterhead]

                                            January 17, 2001

Special Committee of the Board of Directors
InterContinental Life Corporation
6500 River Place Blvd.
Austin, TX 78730

Members of the Special Committee of the Board

     We understand that InterContinental Life Corporation (the "Company"), Financial Industries Corporation ("Financial Industries") and a wholly owned subsidiary of Financial Industries ("Buyer") propose to enter into a transaction (the "Transaction") which will provide, among other things: (i) that the Company will merge with Buyer; and (ii) that each share of common stock of the Company issued and outstanding prior to the Transaction (other than shares of the Company's common stock held as treasury shares by the Company (but excluding shares of the Company's common stock held by any of the Company's subsidiaries, whether or not treated as treasury shares of the Company on a consolidated basis under generally accepted accounting principles) or shares of the Company's common stock held by Financial Industries) will be converted into the right to receive 1.1 validly issued, fully paid and non-assessable shares of Financial Industries common stock. The transaction is intended to qualify as a "tax free" reorganization for Federal income tax purposes. We further understand that Financial Industries and its subsidiaries beneficially own 3,932,692 shares of the Company's common stock constituting approximately 48% of shares outstanding and eligible to vote.

     You have asked for our opinion as to whether the Transaction is fair to the stockholders of the Company from a financial point of view.

     In arriving at our opinion we have: (i) reviewed certain publicly available GAAP and statutory financial statements of the Company and of Financial Industries; (ii) reviewed stock price and trading activity for shares of the Company, Financial Industries, and certain other life health companies that we deemed comparable; (iii) reviewed the financial terms of certain other transactions that we deemed comparable; (iv) participated in discussions and negotiations among representatives of the Company and Financial Industries; (v) reviewed actuarial appraisals of the life insurance subsidiaries of the Company and Financial Industries and a related report on valuation; (vi) reviewed a draft merger agreement among Financial Industries, the Buyer and the Company and assumed that all terms and provisions of that draft agreement remain unchanged;
(vii) reviewed an appraisal of the Company's major real estate assets; and
(viii) performed such other analyses and reviewed such other documents as we deemed appropriate.

     In rendering our opinion we have relied upon and assumed without independent verification the accuracy, completeness and fairness of all the financial and other information that was available to us from public sources or that was provided to us by the Company, Financial Industries, or their respective representatives. We did not assume any responsibility for making an independent evaluation of any of the information reviewed by us. We are not actuaries and our work did not include actuarial determinations or evaluations by us, or an attempt to evaluate actuarial assumptions.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company, any portion of its shares, or any of its assets.

     We have acted as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for our services.

     Based upon the foregoing and such other factors as we deem relevant, including our assessment of general economic, market and monetary conditions, we are of the opinion that as of the date hereof the Transaction is fair to the stockholders of the Company from a financial point of view.

                                            Very truly yours,

                                            P. W. Mattingly & Co. Inc.

                                            By:   /s/ PETER W. MATTINGLY
                                              ----------------------------------
                                                     Managing Director

                                    PART II

             INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     FIC's Bylaws require FIC to indemnify officers and directors of FIC to the fullest extent permitted by Article 2.02-1 of the Business Corporation Act of the State of Texas (the "TBCA"). The Bylaws of FIC, as amended, are filed as Exhibits 3.3, 3.4 and 3.5 to the Registration Statement. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person
(i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and/or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successfully in defending on the merits. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute. FIC may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of FIC, whether or not FIC would have the power to indemnify such person against such liability, as permitted by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  Exhibit List


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          2.1            -- Agreement and Plan of Merger dated as of January 17,
                            2001, by and among FIC, ILCO and Merger Sub.(1)
          3.1            -- Articles of Incorporation of FIC.(2)
          3.2            -- Certificate of Amendment to the Articles of Incorporation
                            of FIC, dated November 12, 1996.(3)
          3.3            -- Bylaws of FIC.(2)
          3.4            -- Amendment to Bylaws of FIC dated February 29, 1992.+
          3.5            -- Amendment to Bylaws of FIC dated June 16, 1992.+
          5.1            -- Opinion of FIC regarding the validity of the shares of
                            FIC common stock.*
          8.1            -- Opinion of Weil, Gotshal & Manges LLP regarding certain tax matters.*
          8.2            -- Opinion of Fulbright & Jaworski L.L.P. regarding certain tax matters.*
         10.1            -- Stock Purchase Agreement, dated as of March 19, 1991, as amended, by and among Merrill Lynch Insurance Group,
                            Inc., Family Life Insurance Company, Family Life
                            Corporation, Family Life Insurance Investment Company and
                            FIC.(4)

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.2            -- Note, dated June 12, 1991, in the original principal
                            amount of $2.5 million made by FIC in favor of Investors
                            Life Insurance Company of California (Investors-CA) and
                            transferred to Investors Life Insurance Company of North
                            America (Investors-NA) in connection with the merger as
                            of December 31, 1992 of Investors-CA into
                            Investors-NA.(4)
         10.3            -- Credit Agreement, dated as of June 12, 1991, among Family
                            Life Corporation, the Lenders named therein and the Agent
                            named therein.(4)
         10.4            -- Note, dated June 12, 1991, in the original principal
                            amount of $22.5 million made by Family Life Corporation
                            in favor of Investors Life Insurance Company of North
                            America.(4)
         10.5            -- Note, dated June 12, 1991, in the original principal
                            amount of $2.5 million made by FIC in favor of Investors
                            Life Insurance Company of California.(5)
         10.6            -- Option Agreement, dated as of June 12, 1991, among FIC,
                            Investors Life Insurance Company of North America and
                            Investors Life Insurance Company of California.(4)
         10.7            -- Surplus Debenture, dated as of June 12, 1991, in the
                            original principal amount of $97.5 million made by Family
                            Life Insurance Company in favor of Family Life
                            Corporation.(5)
         10.8            -- Note, dated July 30, 1993, in the original principal
                            amount of $30 million made by Family Life Corporation in
                            favor of Investors Life Insurance Company of North
                            America.(5)
         10.9            -- Note, dated July 30, 1993, in the original principal
                            amount of $4.5 million made by Family Life Insurance
                            Investment Company in favor of Investors Life Insurance
                            Company of North America.(5)
         10.10           -- Amendment No. 1 to Note, dated July 30, 1993, between
                            Family Life Corporation and Investors Life Insurance
                            Company of North America.(5)
         10.11           -- Amendment No. 1 to Note, dated July 30, 1993, between
                            Family Life Insurance Company and Family Life
                            Corporation.(5)
         10.12           -- Guaranty Agreement, dated July 30, 1993, between FIC and
                            Investors Life Insurance Company of North America.(5)
         10.13           -- Guaranty Agreement, dated July 30, 1993, between FIC and
                            Investors Life Insurance Company of North America.(5)
         10.14           -- Data Processing Agreement, dated as of November 30, 1994, between ILCO and FIC Computer Services, Inc.(6)
         10.15           -- Data Processing Agreement, dated as of November 30, 1994, between Investors Life Insurance Company of North America
                            and FIC Computer Services, Inc.(6)
         10.16           -- Data Processing Agreement, dated as of November 30, 1994, between Family Life Insurance Company and FIC Computer
                            Services, Inc.(6)
         10.17           -- Amendment No. 2, dated December 12, 1996, effective June
                            12, 1996 to the note dated June 12, 1991 in the original
                            principal amount of $22.5 million made by Family Life
                            Corporation in favor of Investors Life Insurance Company
                            of North America.(7)
         10.18           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated June 12, 1991 in the original
                            principal amount of $2.5 million made by FIC in favor of
                            Investors Life Insurance Company of California.(7)

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.19           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated June 12, 1991 in the original
                            principal amount of $2.5 million made by FIC in favor of
                            Investors Life Insurance Company of North America.(7)
         10.20           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated July 30, 1993 in the original
                            principal amount of $30 million made by FIC in favor of
                            Investors Life Insurance Company of North America.(7)
         10.21           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated July 30, 1993 in the original
                            principal amount of $4.5 million made by Family Life
                            Insurance Investment Company in favor of Investors Life
                            Insurance Company of North America.(7)
         10.22           -- Amendment Agreement, dated December 12, 1996 amending the
                            Option Agreement among FIC, Investors Life Insurance
                            Company of North America and Investors Life Insurance
                            Company of California.(7)
         10.23           -- Assignment Agreement, dated December 23, 1998, between
                            Family Life Insurance Investment Company and FIC.(8)
         21.1            -- Subsidiaries of Registrant.(9)
         23.1            -- Consent of PricewaterhouseCoopers LLP.*
         23.2            -- Consent of PricewaterhouseCoopers LLP.*
         23.3            -- Consent of Special counsel to FIC (included in exhibit
                            5.1).
         23.4            -- Consent of Weil, Gotshal & Manges LLP (included in
                            exhibit 8.1).
         23.5            -- Consent of Fulbright & Jaworski L.L.P. (included in
                            exhibit 8.2).
         23.6            -- Consent of Philo Smith Capital Corporation (included in the opinion of Philo Smith Capital Corporation attached
                            as Annex B to the joint proxy statement/ prospectus).
         23.7            -- Consent of P.W. Mattingly & Co. Inc.+
         23.8            -- Consent of Wise & Associates, Inc.+
         24.1            -- Powers of Attorney (included on the signature pages to
                            this registration statement).
         99.1            -- Form of Proxy Card to be sent to the shareholders of
                            FIC.+
         99.2            -- Form of Proxy Card to be sent to the shareholders of
                            ILCO.+


---------------

  *  Filed herewith.

  +  Previously filed.

 (1) Incorporated by reference to the Exhibits filed with FIC's Current Report on Form 8-K dated January 23, 2001.

 (2) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1985.

 (3) Incorporated by reference to the Exhibits filed with FIC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

 (4) Incorporated by reference to the Exhibits filed with FIC's Current Report on Form 8-K dated June 25, 1991.

 (5) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1993.

 (6) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1994.

 (7) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1996.

 (8) Incorporated by reference to the Exhibits filed with FIC's Current Report on Form 10-K for 1998.

 (9) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1999.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on April 3, 2001.


                                            FINANCIAL INDUSTRIES CORPORATION

                                            By:      /s/ ROY F. MITTE
                                              ----------------------------------
                                                         Roy F. Mitte
                                                Chairman, President and Chief
                                                       Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                     SIGNATURES                                     TITLE                     DATE
                     ----------                                     -----                     ----
                          *                             Director                         April 3, 2001
-----------------------------------------------------
                   John D. Barnett

                          *                             Director                         April 3, 2001
-----------------------------------------------------
                   Joseph F. Crowe

                          *                             Vice President; Director         April 3, 2001
-----------------------------------------------------
                  Jeffrey H. Demgen

                          *                             Vice President and Assistant     April 3, 2001
-----------------------------------------------------     Secretary; Director
                 Theodore A. Fleron

                          *                             Vice President and Treasurer;    April 3, 2001
-----------------------------------------------------     Director
                   James M. Grace

                          *                             Director                         April 3, 2001
-----------------------------------------------------
                  Michael S. Mitte

                  /s/ ROY F. MITTE                      Chairman; President; Chief       April 3, 2001
-----------------------------------------------------     Executive Officer; Director
                    Roy F. Mitte

                          *                             Director                         April 3, 2001
-----------------------------------------------------
                    Frank Parker

                          *                             Director                         April 3, 2001
-----------------------------------------------------
                 Thomas C. Richmond

                          *                             Vice President; Secretary;       April 3, 2001
-----------------------------------------------------     Director
                  Steven P. Schmitt

                          *                             Director                         April 3, 2001
-----------------------------------------------------
                  Jerome H. Supple

                *By: /s/ ROY F. MITTE
  ------------------------------------------------
                    Roy F. Mitte
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          2.1            -- Agreement and Plan of Merger dated as of January 17,
                            2001, by and among FIC, ILCO and Merger Sub.(1)
          3.1            -- Articles of Incorporation of FIC.(2)
          3.2            -- Certificate of Amendment to the Articles of Incorporation
                            of FIC, dated November 12, 1996.(3)
          3.3            -- Bylaws of FIC.(2)
          3.4            -- Amendment to Bylaws of FIC dated February 29, 1992.+
          3.5            -- Amendment to Bylaws of FIC dated June 16, 1992.+
          5.1            -- Opinion of FIC regarding the validity of the shares of
                            FIC common stock.*
          8.1            -- Opinion of Weil, Gotshal & Manges LLP regarding certain tax matters.*
          8.2            -- Opinion of Fulbright & Jaworski L.L.P. regarding certain tax matters.*
         10.1            -- Stock Purchase Agreement, dated as of March 19, 1991, as amended, by and among Merrill Lynch Insurance Group,
                            Inc., Family Life Insurance Company, Family Life
                            Corporation, Family Life Insurance Investment Company and
                            FIC.(4)
         10.2            -- Note, dated June 12, 1991, in the original principal
                            amount of $2.5 million made by FIC in favor of Investors
                            Life Insurance Company of California (Investors-CA) and
                            transferred to Investors Life Insurance Company of North
                            America (Investors-NA) in connection with the merger as
                            of December 31, 1992 of Investors-CA into
                            Investors-NA.(4)
         10.3            -- Credit Agreement, dated as of June 12, 1991, among Family
                            Life Corporation, the Lenders named therein and the Agent
                            named therein.(4)
         10.4            -- Note, dated June 12, 1991, in the original principal
                            amount of $22.5 million made by Family Life Corporation
                            in favor of Investors Life Insurance Company of North
                            America.(4)
         10.5            -- Note, dated June 12, 1991, in the original principal
                            amount of $2.5 million made by FIC in favor of Investors
                            Life Insurance Company of California.(4)
         10.6            -- Option Agreement, dated as of June 12, 1991, among FIC,
                            Investors Life Insurance Company of North America and
                            Investors Life Insurance Company of California.(4)
         10.7            -- Surplus Debenture, dated as of June 12, 1991, in the
                            original principal amount of $97.5 million made by Family
                            Life Insurance Company in favor of Family Life
                            Corporation.(5)
         10.8            -- Note, dated July 30, 1993, in the original principal
                            amount of $30 million made by Family Life Corporation in
                            favor of Investors Life Insurance Company of North
                            America.(5)
         10.9            -- Note, dated July 30, 1993, in the original principal
                            amount of $4.5 million made by Family Life Insurance
                            Investment Company in favor of Investors Life Insurance
                            Company of North America.(5)
         10.10           -- Amendment No. 1 to Note, dated July 30, 1993, between
                            Family Life Corporation and Investors Life Insurance
                            Company of North America.(5)
         10.11           -- Amendment No. 1 to Note, dated July 30, 1993, between
                            Family Life Insurance Company and Family Life
                            Corporation.(5)
         10.12           -- Guaranty Agreement, dated July 30, 1993, between FIC and
                            Investors Life Insurance Company of North America.(5)

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.13           -- Guaranty Agreement, dated July 30, 1993, between FIC and
                            Investors Life Insurance Company of North America.(5)
         10.14           -- Data Processing Agreement, dated as of November 30, 1994, between ILCO and FIC Computer Services, Inc.(6)
         10.15           -- Data Processing Agreement, dated as of November 30, 1994, between Investors Life Insurance Company of North America
                            and FIC Computer Services, Inc.(6)
         10.16           -- Data Processing Agreement, dated as of November 30, 1994, between Family Life Insurance Company and FIC Computer
                            Services, Inc.(6)
         10.17           -- Amendment No. 2, dated December 12, 1996, effective June
                            12, 1996 to the note dated June 12, 1991 in the original
                            principal amount of $22.5 million made by Family Life
                            Corporation in favor of Investors Life Insurance Company
                            of North America.(7)
         10.18           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated June 12, 1991 in the original
                            principal amount of $2.5 million made by FIC in favor of
                            Investors Life Insurance Company of California.(7)
         10.19           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated June 12, 1991 in the original
                            principal amount of $2.5 million made by FIC in favor of
                            Investors Life Insurance Company of North America.(7)
         10.20           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated July 30, 1993 in the original
                            principal amount of $30 million made by FIC in favor of
                            Investors Life Insurance Company of North America.(7)
         10.21           -- Amendment No. 1, dated December 12, 1996, effective June
                            12, 1996 to the note dated July 30, 1993 in the original
                            principal amount of $4.5 million made by Family Life
                            Insurance Investment Company in favor of Investors Life
                            Insurance Company of North America.(7)
         10.22           -- Amendment Agreement, dated December 12, 1996 amending the
                            Option Agreement among FIC, Investors Life Insurance
                            Company of North America and Investors Life Insurance
                            Company of California.(7)
         10.23           -- Assignment Agreement, dated December 23, 1998, between
                            Family Life Insurance Investment Company and FIC.(8)
         21.1            -- Subsidiaries of Registrant.(9)
         23.1            -- Consent of PricewaterhouseCoopers LLP.*
         23.2            -- Consent of PricewaterhouseCoopers LLP.*
         23.3            -- Consent of Special Counsel to FIC (included in exhibit
                            5.1).
         23.4            -- Consent of Weil, Gotshal & Manges LLP (included in
                            exhibit 8.1).
         23.5            -- Consent of Fulbright & Jaworski L.L.P. (included in
                            exhibit 8.2).
         23.6            -- Consent of Philo Smith Capital Corporation (included in the opinion of Philo Smith Capital Corporation attached
                            as Annex B to the joint proxy statement/ prospectus).
         23.7            -- Consent of P.W. Mattingly & Co. Inc.+
         23.8            -- Consent of Wise & Associates, Inc.+
         24.1            -- Powers of Attorney (included on the signature pages to
                            this registration statement).
         99.1            -- Form of Proxy Card to be sent to the shareholders of
                            FIC.+
         99.2            -- Form of Proxy Card to be sent to the shareholders of
                            ILCO.+

---------------

  *  Filed herewith.

  + Previously filed.

(1) Incorporated by reference to the Exhibits filed with FIC's Current Report on Form 8-K dated January 23, 2001.

(2) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1985.

(3) Incorporated by reference to the Exhibits filed with FIC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(4) Incorporated by reference to the Exhibits filed with FIC's Current Report on Form 8-K dated June 25, 1991.

(5) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1993.

(6) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1994.

(7) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1996.

(8) Incorporated by reference to the Exhibits filed with FIC's Current Report on Form 10-K for 1998.

(9) Incorporated by reference to the Exhibits filed with FIC's Annual Report on Form 10-K for 1999.